UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

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(Amendment No.    )

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DXC TECHNOLOGY

Tuesday, August 17, 2021
10:30 a.m. Eastern Time via live webcast at
www.virtualshareholdermeeting.com/DXC2021

Delivering
e**X**cellence for our
Customers and Colleagues

Corporate Office

1775 Tysons Boulevard

Tysons, VA 22102

www.dxc.com

July 6, 2021

Dear Fellow Stockholder,

We hope you and your family are doing well.

The Board of Directors and executive leadership team of DXC Technology are pleased to invite you to join our Annual Meeting of Stockholders on August 17, 2021 at 10:30 a.m. Eastern Time. This will be a virtual meeting of stockholders, conducted via live webcast.

Attend our virtual meeting

You can attend the annual meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DXC2021. The Notice of Annual Meeting of Stockholders and the Proxy Statement that accompany this letter provide important information and will serve as a guide to the business that will be conducted.

Our transformation journey

During the meeting, we will share an update on the progress that we are making on our transformation journey. We are on the right trajectory and are committed to delivering excellence for our stockholders, customers and colleagues.

In fiscal year 2021, we continued to attract and retain talent. Our colleagues are more engaged and inspired. For our customers, we are delivering on our commitments, building stronger partnerships and being more proactive. We have also improved our revenue and margin, we are winning in the market and have paid down almost $7 billion in debt, strengthening our balance sheet. We are confident that the momentum we created in fiscal year 2021 will continue in fiscal year 2022. We are excited about our future.

Your vote is important

We encourage you to vote as soon as possible, whether you plan to participate in the meeting or not. You can vote by proxy over the Internet, by telephone or by completing and returning the printed proxy card, or voting instruction card if you are a beneficial owner and requested and received printed proxy materials from your broker, bank or nominee. The printed card includes instructions for returning it by mail.

We value your support and are committed to communicating regularly and openly. Thank you for your continued trust and confidence.

MICHAEL J. SALVINO President and Chief Executive Officer	IAN READ Chairman of the Board

Notice of 2021 Annual Meeting of Stockholders

Date:	Tuesday, August 17, 2021

Time:	10:30 a.m. Eastern Time

Place:	Online at www.virtualshareholdermeeting.com/DXC2021

The 2021 Annual Meeting of Stockholders of DXC Technology will be held on Tuesday, August 17, 2021, at 10:30 a.m. Eastern Time, and will be a virtual meeting conducted via live webcast. You will be able to attend the meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DXC2021. To participate in the Annual Meeting, you will need the 16-digit control number included on your notice of Internet availability of proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.

The purpose of the meeting is:

1.	to elect the 12 director nominees listed in the proxy statement;

2.	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022;

3.	to approve, in a non-binding advisory vote, our named executive officer compensation; and

4.	to transact any other business that may properly come before the meeting and any postponements or adjournments thereof.

Only stockholders of record at the close of business on June 21, 2021 will be entitled to vote electronically at the Annual Meeting and any postponements or adjournments thereof.

Your vote is important. Whether or not you plan to attend the meeting online, we encourage you to read this proxy statement and vote as soon as possible. Information on how to vote is contained in this proxy statement. In addition, voting instructions are provided in the notice of Internet availability of proxy materials, or, if you requested printed materials, the instructions are printed on your proxy card, or voting instruction card if you are a beneficial owner and requested and received printed proxy materials from your broker, bank or nominee. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.

By Order of the Board of Directors,

Zafar A. Hasan

Vice President and Head of Corporate Legal, Corporate Secretary

Tysons, Virginia

July 6, 2021

This notice of annual meeting and proxy statement were first made available to stockholders on or about July 6, 2021.

Proxy Summary

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

Meeting Date: August 17, 2021

Meeting Time: 10:30 a.m. Eastern Time

Meeting Place: Online at www.virtualshareholdermeeting.com/DXC2021

Virtual Meeting Admission: Stockholders as of the record date will be able to participate in the annual meeting by visiting www.virtualshareholdermeeting.com/DXC2021. To participate in the meeting, you will need the 16-digit control number included on your notice of Internet availability of proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.

The annual meeting will begin promptly at 10:30 a.m. Eastern Time. Online check-in will begin at 10:15 a.m. Eastern Time, and you should allow ample time for the online check-in procedures.

Record date: June 21, 2021

Voting: Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Meeting Agenda

•	Election of the 12 director nominees listed in this proxy statement

•	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022

•	Approval, in a non-binding advisory vote, of our named executive officer compensation

•	Such other business that may properly come before the meeting

Voting Matters and Vote Recommendation

Management Proposals		Vote Recommendation

Proposal No. 1:	Election of each of the 12 director nominees listed in this proxy statement	FOR each nominee

Proposal No. 2:	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022	FOR

Proposal No. 3:	Approval, in a non-binding advisory vote, of our named executive officer compensation	FOR

i

Proxy Summary

Proposal 1: Election of Directors

Our Director Nominees

The following table provides summary information about each director nominee. Each director is elected annually by a majority of votes cast; meaning if the number of votes cast for such nominee’s election exceeds the number of votes cast against such nominee’s election.

Name	Age*	Director Since	Independent	Principal Occupation	Other Public Company Boards

Mukesh Aghi	65	2017	●	President and CEO of US-India Strategic Partnership Forum and current member of Hindustan Media Ventures Ltd (HMVL) (India) board	1

Amy E. Alving	58	2017	●	Former Chief Technology Officer of Leidos and current member of Fannie Mae and Howmet Aerospace boards	2

David A. Barnes	65	2020	●	Former SVP and Chief Information and Global Business Services Officer of UPS and current member of Hertz board	1

Raul J. Fernandez	55	2020	●	Vice Chairman and co-owner of Monumental Sports & Entertainment and current member of Broadcom and Capitol Investment Corp. V boards	2

David L. Herzog	61	2017	●	Former CFO of AIG and current member of MetLife, AMBAC Financial Group and PCCW Limited (Hong Kong) boards	3

Mary L. Krakauer	64	2018	●	Former EVP and Chief Information Officer of Dell Corporation and current member of Mercury Systems and Xilinx boards	2

Ian C. Read	68	2020	●	Executive Chairman of Population Health Investment Co., Inc., Chairman of DXC Technology, former Executive Chairman and CEO of Pfizer and current member of Kimberly-Clark Corporation and Viatris Inc. boards	3

Dawn Rogers	57	2021	●	Director of Human Capital at American Securities LLC and former EVP and Chief Human Resources Officer at Pfizer	—

Michael J. Salvino	55	2019		President and Chief Executive Officer of DXC Technology	—

Manoj P. Singh	68	2017	●	Former Chief Operating Officer for Deloitte Global (Deloitte Touche Tohmatsu Ltd.), member of ReNew Energy Global Ltd board, and Trustee of The Putnam Funds	1

ii	2021 Proxy Statement

Proxy Summary

Name	Age*	Director Since	Independent	Principal Occupation	Other Public Company Boards

Akihiko Washington	63	2021	●	Former EVP of Worldwide Human Resources for Warner Bros. Entertainment	—

Robert F. Woods	66	2017	●	Former SVP and CFO at SunGard Data Systems Inc.	—

*	As of July 6, 2021

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022

We are asking stockholders to consider and to vote upon the ratification of the appointment of Deloitte & Touche LLP as DXC’s independent registered public accounting firm for the fiscal year ending March 31, 2022. The members of the Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as DXC’s independent registered public accounting firm is in the best interests of DXC and its stockholders.

Proposal 3: Approval, in a non-binding advisory vote, of our named executive officer compensation

We are asking stockholders to approve, on a non-binding advisory basis, the compensation of the named executive officers as disclosed in this proxy statement for the fiscal year ended March 31, 2021 (fiscal 2021). In evaluating this proposal, we recommend you review the information as disclosed under “Compensation Discussion and Analysis (CD&A)” in this proxy statement. As discussed in the CD&A, we are committed to a pay for performance culture, and our executive compensation program is grounded in a philosophy aimed at achieving strong alignment between the Company’s financial and strategic goals and our stockholders’ interests.

iii

A. PROPOSALS	1

Proposal 1: Election of Directors	1

Proposal 2: Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending March 31, 2022	17

Proposal 3: Non-Binding Advisory Vote to Approve Our Named Executive Officer Compensation	18

B. CORPORATE GOVERNANCE	19

The Board	19

Corporate Governance Guidelines	19

Board Leadership Structure	19

Separation of CEO and Board Chairman Positions	19

Independent Board Chairman Duties and Responsibilities	20

Director Independence	20

Limits of Director Service on other Public Company Boards	21

Director Attendance	21

Stockholder Engagement	21

Risk Oversight	21

Information Security Risk	22

Oversight of COVID-19 Risks	22

Compensation and Risk	23

Prohibition on Hedging or Pledging of Company Stock	23

Equity Ownership Guidelines	23

Talent Management and Succession Planning	23

Director Education	23

Code of Conduct	23

Retirement of Directors	24

Board Evaluations	24

Resignation of Employee Directors	24

Communicating with the Board	24

Committees of the Board	25

Audit Committee	25

Compensation Committee	26

Nominating/Corporate Governance Committee	27

Risk Committee	27

Audit Committee Report	28

Director Compensation	29

C. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	33

Security Ownership	33

Delinquent Section 16(a) Reports	34

D. CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	35

Related Party Transaction Policy	35

Fiscal 2021 Related Party Transactions	35

E. EXECUTIVE COMPENSATION	36

Section I. EXECUTIVE SUMMARY	37

Pay for Performance	37

Compensation Program Governance	38

2020 Say-on-Pay Vote and Stockholder Engagement	39

iv

v	2021 Proxy Statement

Proposals

Proxy Statement

for the 2021 Annual Meeting of Stockholders

A.    Proposals

Proposal 1: Election of Directors

There are 12 nominees for election to our Board of Directors. The directors elected will hold office until the 2022 Annual Meeting of Stockholders or until their successors have been elected and qualified. Under our Bylaws, directors must retire by the close of the first annual meeting of stockholders held after they reach age 72, unless the Board determines that it is in the best interests of DXC and its stockholders for the director to continue to serve until the close of a subsequent annual meeting. Each nominee has informed the Board that he or she is willing to serve as a director.

Vote Required

In uncontested elections, director nominees are elected if the number of votes cast for such nominee’s election exceeds the number of votes cast against such nominee’s election. Abstentions and broker non-votes, if any, will have no effect on the vote for this proposal.

In accordance with DXC’s Corporate Governance Guidelines, if an incumbent director nominee fails to receive the requisite number of votes, such director nominee shall promptly tender his or her resignation for consideration by the Nominating/Corporate Governance Committee.

Director Nomination Process

The Nominating/Corporate Governance Committee is responsible for reviewing and assessing with the Board the appropriate skills, experience, and background sought for Board members in the context of our business and then-current membership on the Board. This assessment of Board skills, experience, and background involves considering numerous diverse factors including independence, experience, professional and personal ethics and values, age, gender and ethnic diversity, as well as skills and attributes. Our Board is committed to actively seeking women and minority director candidates for consideration.

The Board seeks directors whose expertise achieves a balance across the following skills and attributes:

•

Leadership and Management: Includes experience as a senior executive in a global public or private organization with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation, and driving results.

•

Public Company Governance: Experience with corporate and board governance, including oversight of compliance, risk, regulatory requirements, executive compensation practices and policies and processes to effectively manage and monitor these, in support of the stockholders’ interests.

•

Industry: Experience in the professional services industry with a good understanding of DXC’s strategy, offerings, digital transformation, innovation, customers, marketplace dynamics and success drivers.

•

Audit and Financial Expertise: Experience and understanding of areas such as accounting policies and standards, financial reporting, disclosure requirements, financial statements, internal controls, audit (internal and external), complex financial transactions, capital allocation, and mergers and acquisitions.

•

Enterprise Transformation and Culture Building: Experience in workforce transformation, restructuring and building a high-performance culture in a complex global environment as the landscape for technology services embraces marketplace led disruption. Experience aligning HR policies and practices to attract, onboard, develop and retain top talent in support of DXC’s strategic talent plan.

1

Proposals

•

Capital Markets and Treasury: Experience globally in raising funds in the debt and equity markets, managing liquidity and the complex interplay of operational performance, rating agencies and stockholder relationships.

•

Technology and Information Security: Experience in senior leadership roles at companies in the technology landscape and an understanding of DXC’s enabling technologies (e.g., cloud, artificial intelligence, machine learning, Internet of Things and Software-as-a-Service). Experience managing information security risks, including an understanding of the information security threat landscape.

The Nominating/Corporate Governance Committee also considers skills and experience related to Environmental, Sustainability and Corporate Responsibility matters as it believes it strengthens the Board’s oversight and assures that strategic business imperatives and long-term value creation are achieved within a reasonable, sustainable business model.

In addition to the skills and expertise listed above, the Nominating/Corporate Governance Committee and the Board also believe that the following key attributes are important to an effective Board:

•	integrity and demonstrated high ethical standards;

•	sound judgment;

•	analytical skills;

•	the ability to engage management and each other in a constructive and collaborative fashion; and

•	the commitment to devote significant time and energy to service on the Board and its committees.

In evaluating potential director nominees, the Nominating/Corporate Governance Committee considers the applicable qualifications. The committee then considers the contribution they would make to the quality of the Board’s decision making and effectiveness.

The Nominating/Corporate Governance Committee will also consider potential director candidates recommended by stockholders as described under Business for 2022 Annual Meeting at the end of this proxy statement. This committee may retain from time to time third-party search firms to identify qualified director candidates and to assist the Nominating/Corporate Governance Committee in evaluating candidates identified by others.

2021 Director Nominees

Each of the nominees has a strong reputation and experience in areas relevant to the strategy and operations of DXC’s businesses, particularly industries and growth segments that DXC serves, as noted above. Each of the nominees holds or has held senior executive positions in global, complex organizations or has relevant operating experience. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management, thought leadership, executive management and leadership refreshment. Many of our directors also have experience serving on boards of directors and board committees of other public companies.

2	2021 Proxy Statement

Proposals

Board Skills Matrix

The following chart provides summary information about each of our director nominees’ skills and attributes. More detailed information is provided in each director nominee’s biography.

Top Skills	Leadership and Management	Public Company Governance	Industry	Audit and Financial Expertise	Enterprise Transformation and Culture Building	Capital Markets and Treasury	Technology and Information Security

Mukesh Aghi	●	●	●		●

Amy E. Alving	●	●	●	●	●		●

David A. Barnes	●	●	●	●			●

Raul J. Fernandez	●	●	●	●	●		●

David L. Herzog	●	●		●	●	●

Mary L. Krakauer	●	●	●		●		●

Dawn Rogers	●	●		●	●

Ian C. Read	●	●		●	●	●

Michael J. Salvino	●	●	●		●		●

Manoj P. Singh	●	●	●	●	●		●

Akihiko Washington	●	●	●		●

Robert F. Woods	●	●		●		●

Board Diversity and Refreshment

The Board believes that maintaining a diverse membership with varying backgrounds, skills, expertise and other personal characteristics promotes inclusiveness, enhances the Board’s deliberations and enables the Board to better represent all of DXC’s constituents, including its diverse customer base and workforce. Accordingly, the Board is committed to regular renewal and refreshment and seeking out highly qualified candidates with diverse backgrounds, skills and experiences as part of each Board candidate search undertaken, including actively seeking women and minority director candidates for consideration.

The Nominating/Corporate Governance Committee, which oversees succession planning for the Board and makes recommendations regarding key leadership roles on the Board and its committees, regularly reviews the composition of our Board and assesses the skills and characteristics of our directors with a view towards enhancing the composition of our Board to support the Company’s evolving strategy. Likewise, on an annual basis, committee assignments are reviewed to discuss whether rotation of Committee members and committee chairs is appropriate to introduce fresh perspectives and to broaden and diversify the views and experiences represented on the Board’s committees.

Our Board believes that these considerations and goals, together with the Board’s Annual Evaluation and the Board Retirement policy based on age limit of 72, are important factors in the Board’s refreshment efforts. Since March 2020, we have welcomed five new directors to the Board, one of whom is a woman and two others of whom are from a racial / ethnic minority group, and each of whom brings extensive experience and fresh perspectives to enrich Board dialogue and enhance the Board’s ability to continue to effectively oversee our business. Raul J. Fernandez was nominated for election as director at our 2020 annual meeting of stockholders and most recently we added Dawn Rogers and Akihiko Washington to our Board in March 2021.

3

Proposals

The majority of our Board is diverse based on directors’ self-identified gender, race, ethnicity and/or nationality.

Board Diversity—Background of Director Nominees
	Mukesh Aghi	Amy E. Alving	David A. Barnes	Raul J. Fernandez	David L. Herzog	Mary L. Krakauer	Ian C. Read	Dawn Rogers	Michael J. Salvino	Manoj P. Singh	Akihiko Washington	Robert F. Woods

Tenure/Age/Gender

Years on the Board	4	4	1	1	4	3	1	0	2	4	0	4

Age	65	58	65	55	61	64	68	57	55	68	63	66

Gender	M	F	M	M	M	F	M	F	M	M	M	M

Race/Ethnicity/Nationality

African American/Black											●

Asian	●									●	●

White/Caucasian		●	●		●	●	●	●	●			●

Hispanic/Latinx				●

Born Outside the U.S.	●						●			●

4	2021 Proxy Statement

Proposals

2021 Director Nominees Biographies

The biographies of each of the nominees below contains information as of the date of this proxy statement regarding the person’s service as a director, director positions held currently or at any time during the last five years, and skills, experience and qualifications that led to the conclusion that such person should serve as one of our directors.

Mukesh Aghi Age: 65 Director Since: 2017	DXC Committees: • Compensation (Chair)	Other Public Company Boards: • HMVL (India) Former (Past Five Years): • Computer Sciences Corporation

Dr. Aghi serves as a member of our Board since April 1, 2017. Dr. Aghi is the President and CEO of U.S.-India Strategic Partnership Forum (USISPF) since 2017, a strategic policy organization focused on fostering a stronger relation between the two democracies. Dr. Aghi has over 35 years of experience in international business and IT environment. Earlier, Dr. Aghi served as Chief Executive Officer of L&T Infotech from 2012 to 2015, where he expanded the business internationally, and as Chairman and CEO of Steria India Ltd. from 2007 to 2012. Additionally, Dr. Aghi was the founding CEO of Universitas 21 Global, the world’s largest consortium of research-led universities and global leader in providing post-graduate online education. He was also the President of IBM India for IBM Corporation and worked at Ariba and J.D. Edwards. Dr. Aghi is a member of the board of directors of Hindustan Media Ventures Ltd (HMVL) (India) and a Trustee at the Claremont Graduate University.

Qualifications: Dr. Aghi brings to the DXC Board of Directors extensive leadership and management experience, including global and international business experience, a broad understanding of the professional services industry, with a good understanding of DXC’s strategy, offerings, digital transformation, innovation, customers, marketplace dynamics and success drivers, strong experience with corporate and board governance, including oversight of compliance, risk, regulatory requirements, executive compensation practices, and policies and processes to effectively manage and monitor these, and robust enterprise transformation and culture building experience.

5

Proposals

Amy E. Alving Age: 58 Director Since: 2017	DXC Committees: • Risk (Chair) • Nominating/Corporate Governance

Other Public Company Boards:

Current:

•  Federal National Mortgage Association

•  Howmet Aerospace, Inc. (formerly named Arconic Inc.)

Former (Past Five Years):

•  Pall Corporation

Trusteeship:

•  Trustee, Princeton University

Dr. Alving serves as a member of our Board since April 1, 2017. Dr. Alving is the former Senior Vice President and Chief Technology Officer of Leidos Holdings, Inc. (formerly Science Applications International Corporation (SAIC)), one of the nation’s top defense sector providers of hardware, software and services, where she worked from 2005 to 2013. From 2007 to 2013, she was SAIC’s Chief Technology Officer, where she was responsible for the creation, communication and implementation of SAIC’s technical and scientific vision and strategy. Prior to joining SAIC, Dr. Alving was the director of the Special Projects Office (SPO) at the Defense Advanced Research Projects Agency (DARPA) until 2005, where she was a member of the federal Senior Executive Service. Prior to her time at DARPA, Dr. Alving was a White House Fellow serving as a senior technical advisor to the Deputy Secretary of Commerce from 1997 until 1998. Dr. Alving is a member of the board of directors of the Federal National Mortgage Association (Fannie Mae) and Howmet Aerospace, Inc. (formerly named Arconic Inc.). She is also a member of the Defense Science Board and the board of trustees of Princeton University.

Qualifications: Dr. Alving brings to the DXC Board of Directors extensive technology and innovation experience across multiple sectors, an understanding of DXC’s enabling technologies and experience managing information security risks, including an understanding of the information security threat landscape. Dr. Alving has robust leadership and management experience, including experience in a global organization with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation, and driving results. Dr. Alving also has extensive experience in the professional services industry, with a robust understanding of DXC’s strategy, offerings, digital transformation, innovation, customers, marketplace dynamics and success drivers. She brings to the Board strong public company governance experience and leadership and management experience as well as audit and financial expertise, including an understanding of areas such as accounting policies and standards, financial reporting, disclosure requirements, financial statements, internal controls, audit (internal and external), complex financial transactions, capital allocation, and mergers and acquisitions.

6	2021 Proxy Statement

Proposals

David A. Barnes Age: 65 Director Since: 2020	DXC Committees: • Audit • Risk	Other Public Company Boards: Current: • Hertz Former (Past Five Years): • Ingram Micro Inc.

Mr. Barnes has served as a member of our Board since August 13, 2020. He is the former Senior Vice President, Chief Information and Global Business Services Officer of United Parcel Service, Inc. (UPS), a role he served from 2011 to 2016. From 2005 to 2011, Mr. Barnes served as Senior Vice President and Chief Information Officer for UPS. UPS is one of the world’s largest global package delivery companies, a provider of global supply chain management and advanced logistic & health care solutions, and an operator of one of the world’s largest airlines. In his role as Chief Information Officer of UPS and a member of the UPS Management Committee, Mr. Barnes was responsible for all aspects of UPS technology utilized in over 220 countries and territories. He also chaired the UPS Information Technology Governance Committee responsible for global technology strategy, architecture, mobility, hardware design, and research and development. In addition, he was responsible for information security, served as Co-Chair of the Enterprise Risk Committee, and was a member of the UPS Corporate Strategy and the Finance Committees. Prior to serving as a member of the UPS Management Committee, he held a number of key leadership positions throughout his 39-year career at UPS in areas including technology development, operations, UPS airline, international custom house brokerage, mergers and acquisitions, and finance. Mr. Barnes has also served as Senior Advisor for Bridge Growth Partners LLC (Bridge Growth), a private equity fund, since 2016 and in this capacity serves as a member of the board of directors for several privately-held companies in Bridge Growth’s technology investment portfolio. Mr. Barnes is currently a member of the board of directors of Hertz. He was a director at Ingram Micro Inc., a global technology and supply chain service provider, from June 2014 to December 2016, where he was a member of the Audit Committee and chair of the Technology Committee. Mr. Barnes also serves as a director for Solace Corporation, a software company, since 2016 where he serves on the Audit Committee and Syniti, a software and services company, since 2017, where he serves on the Audit and Technology Committees.

Qualifications: Mr. Barnes brings to the DXC Board of Directors robust experience managing information security risks, including an understanding of the information security threat landscape and of DXC’s enabling technologies. He also has strong leadership and management experience, including experience in a global organization with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation, and driving results. Mr. Barnes has extensive experience with corporate and board governance, including oversight of compliance, risk, regulatory requirements, executive compensation practices and policies and processes to effectively manage and monitor these, in support of the stockholders’ interests. Mr. Barnes also brings to the Board broad experience in the professional services industry, with an understanding of DXC’s strategy, offerings, digital transformation, innovation, customers, marketplace dynamics and success drivers, as well as experience and understanding of areas such as accounting policies and standards, financial reporting, disclosure requirements, financial statements, internal controls, audit (internal and external), complex financial transactions, capital allocation, and mergers and acquisitions.

7

Proposals

Raul J. Fernandez Age: 55 Director Since: 2020	DXC Committees: • Compensation • Nominating/Corporate Governance	Other Public Company Boards: Current: • Broadcom, Inc. • Capitol Investment Corp. V. Former (Past Five Years): • Kate Spade & Co. • GameStop Corp

Mr. Fernandez serves as a member of our Board since August 13, 2020. He currently is Vice Chairman and co-owner of Monumental Sports & Entertainment, a private partnership that owns some of Washington, D.C.’s major sports franchises, including the WNBA’s 2019 Champion Washington Mystics, the NHL’s 2018 Stanley Cup Champion Washington Capitals, the Washington Wizards, and the NBA 2K League’s 2020 Champion Wizards District Gaming. The partnership also owns and operates Washington, D.C.’s premier sports and entertainment complex, Capital One Arena. He is also a Senior Advisor and Limited Partner to General Atlantic Partners, a growth equity firm with more than $53 billion of assets under management. Well-known in the tech industry as the founder of Proxicom (NASDAQ: PXCM), which under his leadership evolved into a prominent global provider of e-commerce solutions for Fortune 500 companies, Mr. Fernandez guided the growth of Proxicom from its launch in 1991 to public listing in 1999. Proxicom was acquired by Dimension Data (LSE: DDT) in an all-cash transaction valued at $450 million. From 2000 to 2002, he served as Chief Executive Officer for Dimension Data North America, an information systems integration company, and as a Director of its parent company, Dimension Data Holdings Plc, in 2001. He also served from 2004 to 2017 as Chairman and CEO for ObjectVideo, a leading developer of intelligent video surveillance software, which was sold to Alarm.com. He has also previously served as a member of the President’s Council of Advisors on Science and Technology.

Mr. Fernandez currently serves on the Board of Directors at Broadcom, Inc. (NASDAQ: AVGO), a global technology leader in semiconductor and infrastructure software solutions, and Capitol Investment Corp. V (NYSE: CAP). He also served as a director of Kate Spade & Co. from 2001 through 2017 and of GameStop Corp. from 2019 through June 9, 2021. Mr. Fernandez also sits on the Board of Directors of URBANEER, an urban innovation company designing and engineering next generation living spaces, InSite, a privately held technology company that provides innovative building performance management solutions, Brightspot, a full-service product company that capitalizes on its expanded product portfolio to drive innovations in web and mobile development for corporations worldwide, and is on the Strategic Advisory Board of Volition Capital, a Boston-based growth equity firm. Mr. Fernandez is an active technology investor in disruptive companies, including Cloud9 eSports, SyncThink, Radius Networks, SUGARFISH, Professional Fighters League (MMA), and RemoteRetail.

Qualifications: Mr. Fernandez brings to the DXC Board of Directors extensive leadership and management experience, including experience in a global organization with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation and driving results. Mr. Fernandez has strong experience with corporate and board governance, including oversight of compliance, risk, regulatory requirements, executive compensation practices, and policies and processes to effectively manage and monitor these, in support of the stockholders’ interests. Mr. Fernandez also has experience in workforce transformation, restructuring and building a high-performance culture in a complex global environment, and aligning HR policies and practices to attract, onboard, develop and retain top talent, as well as experience in the professional services industry, with a good understanding of DXC’s strategy, offerings, digital transformation, innovation, customers, marketplace dynamics and success drivers.

8	2021 Proxy Statement

Proposals

David L. Herzog Age: 61 Director Since: 2017	DXC Committees: • Audit (Chair)	Other Public Company Boards: Current: • MetLife, Inc. • Ambac Financial Group • PCCW Limited (Hong Kong)

Mr. Herzog serves as a member of our Board since April 1, 2017. Mr. Herzog served as the Chief Financial Officer and Executive Vice President of American International Group (AIG) from 2008 to 2016. Mr. Herzog served as Senior Vice President and Comptroller of AIG from June 2005 to October 2008, Chief Financial Officer for worldwide life insurance operations from April 2004 to June 2005 and Vice President, Life Insurance from 2003 to 2004. In addition, Mr. Herzog has served in other senior officer positions for AIG and its subsidiaries, including as the Chief Financial Officer and Chief Operating Officer of American General Life following its acquisition by AIG. Previously, Mr. Herzog served in various executive positions at GenAmerica Corporation and Family Guardian Life, a Citicorp company, and at a large accounting firm that is now part of PricewaterhouseCoopers LLP. In addition, Mr. Herzog holds the designations of Certified Public Accountant and Fellow, Life Management Institute. Mr. Herzog is also a member of the Board of Directors and chair of the Audit Committees of MetLife Inc. and of Ambac Financial Group, Inc. He is also a member of the Board of Directors of PCCW Limited (Hong Kong).

Qualifications: Mr. Herzog has extensive experience and understanding of accounting policies and standards, financial reporting, disclosure requirements, financial statements, internal controls, audit (internal and external), complex financial transactions, capital allocation, and mergers and acquisitions. Mr. Herzog brings more than three decades of life insurance and financial service expertise to DXC, and his financial and international business experience in the oversight of AIG and its subsidiaries uniquely positions him to enhance stockholder value by leveraging his financial and risk management expertise and deep understanding of the insurance business. Mr. Herzog also has broad capital markets and treasury experience as well as enterprise transformation and culture building experience.

9

Proposals

Mary L. Krakauer Age: 64 Director Since: 2018	DXC Committees: • Compensation • Risk	Other Public Company Boards: Current: • Mercury Systems • Xilinx

Mrs. Krakauer serves as a member of our Board since March 15, 2018. Mrs. Krakauer retired as the Executive Vice President, Chief Information Officer of Dell Corporation in 2017, where she was responsible for global IT, including all operations and integration activity. She served as the Chief Information Officer and EVP, Global Business Services of EMC Corporation in 2016. Prior to that she served as EVP, Business Development, Global Enterprise Services for EMC Corporation during 2015 and as Executive Vice President, Global Human Resources for EMC Corporation from 2012 to 2015, where she was responsible for executive, leadership and employee development, compensation and benefits, staffing, and all of the people-related aspects of acquisition integration. Previously, she held executive leadership roles in the services businesses at EMC Corporation, Hewlett-Packard Corporation, Compaq Computer Corporation, and Digital Equipment Corporation. Mrs. Krakauer currently serves as a director of Mercury Systems and Xilinx.

Qualifications: Mrs. Krakauer brings to the Board extensive experience in workforce transformation, restructuring and building a high-performance culture in a complex global environment, and aligning HR policies and practices to attract, onboard, develop and retain top talent. Mrs. Krakauer has extensive experience in the professional services industry, with a good understanding of DXC’s strategy, offerings, digital transformation, innovation, customers, marketplace dynamics and success drivers. Mrs. Krakauer brings to the Board leadership and management expertise from her extensive experience gained from serving as an executive at multi-national technology companies, an understanding of DXC’s enabling technologies and public company governance experience.

10	2021 Proxy Statement

Proposals

Ian C. Read Age: 68 Director Since: 2020	Other Public Company Boards: Current: • Kimberly-Clark Corporation • Population Health Investment Co., Inc. • Viatris Inc. Former (Past Five Years): • Pfizer, Inc.

Mr. Read serves as Chairman of our Board since March 16, 2020. Mr. Read serves as Executive Chairman of Population Health Investment Co., Inc., a publicly traded blank check company formed to effect a business combination, since November 2020. Mr. Read previously served as Pfizer Inc.’s Executive Chairman from January 2019 until his retirement on December 31, 2019, completing a 41-year career with the global pharmaceutical company. Prior to that, he had served as Chairman of the Board and Chief Executive Officer since December 2011 and as President and CEO since December 2010. Mr. Read joined Pfizer in 1978 in its financial organization. He worked in Latin America through 1995, holding positions of increasing responsibility, and was appointed President of the Pfizer International Pharmaceuticals Group, Latin America/Canada, in 1996. In 2000, Mr. Read became Executive Vice President of Europe/Canada and was named a Corporate Vice President in 2001. In 2006, he was named Senior Vice President of Pfizer, as well as Group President of its worldwide biopharmaceutical businesses. Mr. Read is also a member of the board of directors of Kimberly-Clark Corporation since June 2008 and a director of Viatris Inc. since November 2020. He is also a member of the supervisory board of Avateramedical N.V. (Amsterdam) since September 2020.

Qualifications: Mr. Read brings to the DXC Board of Directors robust leadership and management experience, including experience in a global organization with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation, and driving results. Mr. Read has broad experience in workforce transformation, restructuring and building a high-performance culture in a complex global environment, and aligning HR policies and practices to attract, onboard, develop and retain top talent. Mr. Read also brings to the Board strong experience and understanding of areas such as accounting policies and standards, financial reporting, disclosure requirements, financial statements, internal controls, audit (internal and external), complex financial transactions, capital allocation, and mergers and acquisitions, as well as public company governance experience. In addition, the DXC Board of Directors believes that his extensive experience at Pfizer Inc., including his position as executive chairman, qualifies Mr. Read to serve as Chairman of the Board and to help communicate the Board’s priorities to management and management’s perspective to the Board.

11

Proposals

Dawn Rogers Age: 57 Director Since: 2021	DXC Committees: • Compensation

Ms. Rogers serves as a member of our Board since March 4, 2021. She is a global human resources executive with 35 years of experience in large companies and small, with deep expertise in the United States, Europe and emerging markets. She has built innovative HR organizations and high-impact teams focused on business outcomes and employee experience and engagement. Ms. Rogers has successfully led executive transitions, culture transformations, and large-scale M&A and business change programs. Ms. Rogers is currently Director of Human Capital at American Securities LLC, where she provides leadership and support to the firm’s portfolio of companies in all areas of human capital management. Prior to joining American Securities, she was the Executive Vice President and Chief Human Resources Officer at Pfizer Inc. Ms. Rogers’ career with Pfizer spanned more than 20 years across their global businesses working as a key member of the executive team supporting growth and innovation. Previously to Pfizer, she was Senior Director of Human Resources at Kos Pharmaceuticals, where she established the human resources function and built their commercial organization in preparation for their first product launch and IPO. Ms. Rogers also held human resources positions at Earth Tech and The Ares Serono Group/Serono Diagnostics.

Qualifications: Ms. Rogers brings to the DXC Board of Directors extensive experience in workforce transformation, restructuring and building a high-performance culture in a complex global environment, and aligning HR policies and practices to attract, onboard, develop and retain top talent in support of the Company’s strategic talent plan. Ms. Rogers has robust leadership and management experience, including experience in a global organization with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation, and driving results. She also has strong experience with corporate and board governance, including oversight of executive compensation practices, and policies and processes to effectively manage and monitor these, in support of the stockholders’ interests, as well as experience and understanding of areas such as accounting policies and standards, financial reporting, disclosure requirements, financial statements, internal controls, audit (internal and external), complex financial transactions, capital allocation, and mergers and acquisitions.

12	2021 Proxy Statement

Proposals

Michael J. Salvino Age: 55 Director Since: 2019

Mr. Salvino became the President and Chief Executive Officer of DXC in September 2019 and has been a member of the Board of Directors of DXC since May 2019. Prior to joining DXC, Mr. Salvino served as Managing Director of Carrick Capital Partners from 2016 to 2019. Prior to his tenure at Carrick, from 2009 to 2016, Mr. Salvino served as group chief executive of Accenture Operations, one of Accenture’s five businesses, where he led a team of more than 100,000 consulting and outsourcing professionals focused on providing business process outsourcing, infrastructure, security and cloud services to deliver business value and drive productivity and digital improvements for clients. Prior to that, he held leadership roles in the HR outsourcing business at Hewitt Associates Inc. and as President of the Americas Region at Exult Inc. Mr. Salvino is a board member of the Atrium Health Foundation, the largest Healthcare system in the Carolinas, where he serves on the Investment Oversight Committee for both the hospital and the foundation. Mr. Salvino graduated from Marietta College with a Bachelor of Science degree in industrial engineering. He serves on the Marietta College Board of Trustees and is also a member of the Board of Visitors of the Duke University Pratt School of Engineering.

Qualifications: Mr. Salvino brings to the DXC Board of Directors extensive experience in the professional services industry, with a robust understanding of DXC’s strategy, offerings, enabling technologies, digital transformation, innovation, customers, marketplace dynamics and success drivers. Mr. Salvino has broad experience in workforce transformation, restructuring and building a high-performance culture in a complex global environment, and aligning HR policies and practices to attract, onboard, develop and retain top talent in support of DXC’s transformation journey. Mr. Salvino also brings to the Board strong leadership and management experience and public company governance experience. In addition, the Board believes that his expertise and perspective in operations, digital, artificial intelligence and security, and strong international business experience qualifies Mr. Salvino to serve as our President and Chief Executive Officer.

13

Proposals

Manoj P. Singh Age: 68 Director Since: 2017	DXC Committees: • Nominating/Corporate Governance (Chair) • Audit	Other Public Company Boards: Current: • ReNew Energy Global Ltd Trusteeship: • Trustee, The Putnam Funds • Trustee, Carnegie Mellon University

Mr. Singh serves as a member of our Board since April 1, 2017. Mr. Singh is the former Chief Operating Officer and Global Managing Director of Deloitte Touche Tohmatsu, Ltd (Deloitte Global). Prior to his mandatory retirement from that position in June 2015, Mr. Singh’s responsibilities included leading various Deloitte initiatives, including setting global strategy, directing investments globally, leading areas such as finance, global technology, knowledge management and branding, and guiding country leadership in high-growth markets such as China, India, Africa, Southeast Asia, Mexico and Germany. As leader of Deloitte Consulting in the Americas, Mr. Singh played a key role in building a multi-billion dollar global technology and consulting services business. He has been a Director at Abt Associates Inc. since December 2015 and a Trustee of The Putnam Funds since March 2017. He also holds an advisory role at Altimetrik Inc. since April 2016. Mr. Singh recently got elected to the board of directors of ReNew Energy Global Ltd. He served on the board of directors of Deloitte U.S. and the boards of Deloitte member firms in China, Mexico and Southeast Asia. Over his 36-year career with Deloitte, Mr. Singh held numerous other positions at Deloitte, including leading the company’s Asia-Pacific region and leader of Deloitte Consulting in the Americas.

Qualifications: Mr. Singh brings to the DXC Board of Directors robust leadership and management experience, including experience in a global organization with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation, and driving results. Mr. Singh has strong experience in workforce transformation, restructuring and building a high-performance culture in a complex global environment, and aligning HR policies and practices to attract, onboard, develop and retain top talent. Mr. Singh also brings to the Board broad experience in the professional services industry, with an understanding of DXC’s strategy, offerings, enabling technologies, digital transformation, innovation, customers, marketplace dynamics and success drivers, as well as audit and financial expertise.

14	2021 Proxy Statement

Proposals

Akihiko Washington Age: 63 Director Since: 2021	DXC Committees: • Nominating/Corporate Governance

Mr. Washington serves as a member of our Board since March 4, 2021. He retired from Warner Bros. Entertainment as Executive Vice President of Worldwide Human Resources, where he served in that role since 2009 until December 2020 and was responsible for managing the company’s global HR department, including organizational planning and development, recruitment, compensation and benefits, employee training and development, employee relations, employee communications, inclusion and belonging, shared services and work-life initiatives. He joined Warner Bros. in 2000 as Senior Vice President of Worldwide Human Resources. Mr. Washington is a proven leader in shaping cultures and human resources initiatives globally. His professional experience spans serving as Vice President of Human Resources at Time Warner and 15 years as Vice President of Human Resources at HBO.

Qualifications: Mr. Washington brings to the DXC Board of Directors extensive experience in workforce transformation, restructuring and building a high-performance culture in a complex global environment, and aligning HR policies and practices to attract, onboard, develop and retain top talent in support of the Company’s strategic talent plan. Mr. Washington has robust leadership and management experience, including experience in a global organization with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation, and driving results. He also has strong experience in the professional services industry, with a good understanding of DXC’s strategy, offerings, enabling technologies, digital transformation, innovation, customers, marketplace dynamics and success drivers as well as experience with corporate and board governance, including oversight of compliance, risk, regulatory requirements, executive compensation practices, and policies and processes to effectively manage and monitor these, in support of the stockholders’ interests.

15

Proposals

Robert F. Woods Age: 66 Director Since: 2017	DXC Committees: • Audit	Other Public Company Boards: Former (Past Five Years): • Computer Sciences Corporation

Mr. Woods serves as a member of our Board since April 1, 2017. Mr. Woods served as Senior Vice President of Finance and Chief Financial Officer of SunGard Data Systems, Inc. from 2010 to 2012. Prior to that, from 2004 to 2009, Mr. Woods served as Senior Vice President and Chief Financial Officer of IKON Office Solutions, Inc., a document management systems and services public company. Mr. Woods also served as Vice President and Controller of IBM Corporation from 2002 to 2004 and Vice President and Treasurer of IBM Corporation from 2000 to 2002. He served on the Board of Directors and the Audit Committee of Computer Sciences Corporation from 2015 to 2017. Mr. Woods also served as a director of Insight Enterprises, Inc., from 2009 to 2011 and as a member of its Audit and Compensation Committees.

Qualifications: As the former Chief Financial Officer of two publicly traded companies and having served as an audit committee member of two other publicly traded companies, Mr. Woods brings to the DXC Board of Directors extensive financial experience globally including raising funds in the debt and equity markets, managing liquidity, and the complex interplay of operational performance, rating agencies and stockholder relationships. He has strong leadership and management experience, including experience in a global organization with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation, and driving results. Mr. Woods also brings to the Board public company governance experience and robust experience and understanding of areas such as accounting policies and standards, financial reporting, disclosure requirements, financial statements, internal controls, audit (internal and external), complex financial transactions, capital allocation, and mergers and acquisitions.

The Board of Directors recommends a vote FOR the election of each of these 12 nominees for director.

16	2021 Proxy Statement

Proposals

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022

The Audit Committee has appointed Deloitte & Touche LLP as DXC’s independent registered public accounting firm for the fiscal year ending March 31, 2022, and the Board asks stockholders to ratify that appointment. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and oversee DXC’s independent registered public accounting firm, the Board considers the appointment of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the appointment of Deloitte & Touche LLP for ratification by stockholders as a matter of good corporate practice. The Board considers the appointment of Deloitte & Touche LLP as DXC’s independent registered public accounting firm for the fiscal year ending March 31, 2022 to be in the best interests of DXC and its stockholders. A representative from Deloitte & Touche LLP will attend the meeting and will have the opportunity to make a statement and respond to appropriate questions.

If stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will consider whether it is appropriate to appoint a different independent registered public accounting firm.

Vote Required

The affirmative vote of holders of a majority of the shares of common stock present in person (virtually) or represented by proxy and voting at the meeting is required to approve the ratification of the appointment of Deloitte & Touche LLP as DXC’s independent auditor for the current fiscal year. Abstentions and broker non-votes, if any, will have no effect on the vote for this proposal.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022.

Fees

The following table summarizes the aggregate fees billed by DXC’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates, which include Deloitte Tax LLP and Deloitte Consulting LLP (Deloitte), for services provided to DXC during fiscal years 2021 and 2020.

(in millions)	Fiscal 2021	Fiscal 2020
Audit Fees [1]	$23	$27
Audit-Related Fees [2]	14	17
Tax Fees [3]	1	2
All Other Fees [4]	1	1
Total Fees	$39	$47

1.

Includes fees associated with the audit of our consolidated annual financial statements, review of our consolidated interim financial statements, and the audit of our internal control over financial reporting. This would also include services that an independent auditor would customarily provide in connection with subsidiary audits, non-US statutory requirements, regulatory filings, and similar engagements for the fiscal year such as comfort letters.

2.

Consists primarily of fees for third-party assurance audits for outsourced services, carve-out audits required for divestiture transactions, employee benefit plan audits, and accounting consultations related to proposed transactions.

3.	Consists of fees for tax compliance, tax planning, and tax advice related to mergers and acquisitions.

4.	Consists primarily of advisory services to analyze and provide recommendations with respect to the rationalization of legal entities.

17

Proposals

Pre-Approval Policy

Pursuant to its charter, and in accordance with Section 10A of the Securities Exchange Act of 1934, as amended (the Exchange Act), the Audit Committee pre-approves all audit, audit-related, tax and other services to be provided by the independent auditors. The Audit Committee may delegate to one or more members of the Audit Committee the authority to pre-approve services to be provided by the independent auditors. Such pre-approval decisions of any Audit Committee member to whom such authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

Proposal 3: Non-Binding Advisory Vote to Approve Our Named Executive Officer Compensation

In accordance with Section 14(a) of the Exchange Act, we are providing our stockholders the opportunity to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. We urge the stockholders to read the CD&A appearing elsewhere in this proxy statement, as well as the 2021 Summary Compensation Table and related compensation tables and narrative, which provide detailed information on the compensation policies and practices and the compensation paid to our named executive officers in fiscal 2021, as well as compensation design considerations for fiscal year 2022.

We are therefore asking our stockholders to approve the following advisory resolution at the 2021 Annual Meeting:

RESOLVED, that the stockholders of DXC Technology Company approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the DXC Technology Company 2021 definitive proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the accompanying footnotes and narratives.

The vote on the compensation of our named executive officers as disclosed in this proxy statement is advisory, and therefore not binding on DXC, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders. To the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. We have determined that our stockholders should cast an advisory vote on the compensation of our named executive officers on an annual basis. Unless this determination changes, the next advisory vote on the compensation of our named executive officers will be at the 2022 Annual Meeting of Stockholders.

Vote Required

The affirmative vote of holders of a majority of the shares of common stock present in person (virtually) or represented by proxy and voting at the meeting is required to approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and the accompanying footnotes and narratives. Abstentions and broker non-votes, if any, will have no effect on the vote for this proposal.

The Board of Directors recommends a vote FOR the advisory resolution to approve our named executive officer compensation.

18	2021 Proxy Statement

Corporate Governance

B. Corporate Governance

The Board

DXC is committed to maintaining the highest standards of corporate governance. The Board’s responsibilities include, but are not limited to:

•	overseeing the management of our business and the assessment of our business risks;

•	overseeing the processes for maintaining integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics;

•	reviewing and approving our major financial objectives and strategic and operating plans, and other significant actions; and

•	overseeing our talent management and succession planning.

The Board discharges its responsibilities through regularly scheduled meetings as well as telephonic meetings, action by written consent and other communications with management, as appropriate. DXC expects directors to attend all meetings of the Board and the Board committees upon which they serve, and all annual meetings of DXC’s stockholders at which they are standing for election or re-election as directors.

In this section, we describe some of our key governance policies and practices.

Corporate Governance Guidelines

The Board adheres to governance principles designed to ensure excellence in the execution of its duties and regularly reviews the company’s governance policies and practices. These principles are outlined in DXC’s Corporate Governance Guidelines (Guidelines), which, in conjunction with our Articles of Incorporation (Articles of Incorporation), Bylaws (Bylaws), Code of Conduct (Code of Conduct), Board committee charters and related policies, form the framework for the effective governance of DXC.

The full text of the Guidelines, the charters for each of the Board committees, the Code of Conduct and DXC’s Equity Grant Policy, Related Party Transactions Policy and Executive Compensation Clawback Policy are available on DXC’s website, www.dxc.com, under About Us/Leadership and Governance. These materials are also available in print to any person, without charge, upon request, by calling 1-703-245-9700 or writing to Investor Relations, DXC Technology Company, 1775 Tysons Boulevard, Tysons, VA 22102.

Board Leadership Structure

•	Chairman of the Board: Ian C. Read

•	President and Chief Executive Officer: Michael J. Salvino

Separation of CEO and Board Chairman Positions

Our Board leadership structure consists of an independent Chairman of the Board, a Chief Executive Officer and independent chairs for our Audit Committee, Compensation Committee, Nominating/Corporate Governance Committee and Risk Committee. The Board of Directors has determined that this leadership structure, which separates the Chairman and Chief Executive Officer roles, provides independent Board leadership and engagement and is appropriate at this time considering DXC’s transformation journey and operating environment. In particular, the Board of Directors believes that this structure clarifies the individual roles and responsibilities of Chief Executive Officer and Chairman, enhances accountability and aids in the Board’s oversight of management. The Board also believes that the separation of roles allows our Chairman to focus on establishing priorities and procedures and to set Board and committee agendas while our CEO focuses on execution of our strategy and management of the Company’s day-to-day operations. The Board regularly reviews its leadership structure to determine the most beneficial arrangement, based on the Company’s unique individual circumstances.

19

Corporate Governance

Independent Board Chairman Duties and Responsibilities

In accordance with the Guidelines, as Chairman of the Board, Mr. Read has the following duties and responsibilities:

•	presiding at annual and special meetings of the stockholders;

•	presiding at Board of Director meetings, including executive sessions of independent directors;

•	organizing and presenting the agenda for regular and special Board meetings in consultation with the Chief Executive Officer and other directors;

•

serving as a focal point for management to inform the Board, ensuring the proper flow of information to the Board by maintaining close contact with the Chief Executive Officer and other members of senior management;

•	leading Board reviews of the performance of the Chief Executive Officer and other key senior managers;

•	working with the Nominating/Corporate Governance Committee to develop guidelines for the conduct of directors and to advise in making recommendations to the Board regarding director candidates;

•	working with the Nominating/Corporate Governance Committee to determine standing and ad hoc committees, committee structure and charters, committee assignments and committee chairpersons;

•	serving as an ex-officio, non-voting member of each standing committee of the Board and attending committee meetings as deemed appropriate;

•	assisting in representing the Company to external groups; and

•	recommending outside advisors and consultants that report to the Board on board-wide issues.

DXC’s governance processes include executive sessions of the independent directors after the conclusion of each regularly scheduled Board meeting, annual evaluations by the independent directors of the CEO’s performance, succession planning, annual Board and committee self-assessments, and the various governance processes contained in the Guidelines and the Board committee charters.

Director Independence

Independent Directors. The Board assesses the independence of our directors and examines the nature and extent of any relations between the Company and our directors, their families and their affiliates. The Guidelines provide that a director is “independent” if he or she satisfies the New York Stock Exchange (NYSE) requirements for director independence (as set forth in Appendix A to this proxy statement) and the Board of Directors affirmatively determines that the director has no material relationship with DXC (either directly, or as a partner, stockholder or officer of an organization that has a relationship with DXC).

The Board has determined that, except for Michael J. Salvino, the Company’s President and CEO, all of the Company’s director nominees, namely Mukesh Aghi, Amy E. Alving, David A. Barnes, Raul J. Fernandez, David L. Herzog, Mary L. Krakauer, Ian C. Read, Dawn Rogers, Manoj P. Singh, Akihiko Washington and Robert F. Woods, are independent for purposes of DXC’s Corporate Governance Guidelines. The Board also determined that, except for Michael J. Salvino, the Company’s President and CEO, all of the Company’s directors during fiscal 2021 were independent.

Independent Director Meetings. The non-management directors regularly meet in executive session after the conclusion of each regularly scheduled Board meeting, and meet at such additional times as they may determine.

Committee Independence Requirements. All members serving on the Audit Committee, Compensation Committee, Nominating/Corporate Governance Committee and Risk Committee must either be independent as defined by the Guidelines or otherwise be eligible to be a committee member under Section 303A of the NYSE Listed Company Manual. In addition, Audit Committee members must meet heightened independence criteria under the rules and regulations of the NYSE and the SEC relating to audit committees, and each Compensation Committee member must meet heightened independence criteria under the rules and regulations of the NYSE and the SEC relating to compensation committees and be a “non-employee director” pursuant to the Exchange Act and an “outside director” for purposes of Section 162(m) of the

20	2021 Proxy Statement

Corporate Governance

Internal Revenue Code of 1986, as amended (Internal Revenue Code). The company’s Audit Committee, Compensation Committee, Nominating/Corporate Governance Committee and Risk Committee are comprised entirely of independent members.

Limits on Director Service on other Public Company Boards

We have a highly effective and engaged Board, and we believe that our directors’ outside directorships enable them to contribute valuable knowledge and experience to our Board. Nonetheless, the Board is sensitive to the external obligations of its directors and the potential for overboarding. Our Guidelines provide that directors should not serve as a director of another company if doing so would create actual or potential conflicts or interfere with their ability to devote sufficient time and effort to their duties as a director of DXC. Directors who have a full-time job should not serve on the boards of more than three other public companies and directors who do not have a full- time job should not serve on the board of more than four other public companies.

Director Attendance

During the fiscal year ended March 31, 2021, DXC held 13 meetings of the full DXC Board of Directors, DXC’s Audit Committee held 12 meetings, DXC’s Compensation Committee held 10 meetings, DXC’s Nominating/Corporate Governance Committee held five meetings and the Risk Committee, which was formed and became effective on June 15, 2020, held five meetings. During the fiscal year ended March 31, 2021, each director attended all of (1) the Board meetings that occurred while he or she was a member of the Board and (2) the meetings held by each Board committee on which he or she served.

Stockholder Engagement

Governance is a continuing focus at DXC, starting with the Board and extending to all employees.

Management and the Board believe that stockholder engagement is an important component of our governance practices. DXC has an ongoing stockholder outreach program to build relationships with our stockholders and develop a dialogue about DXC’s corporate governance program. We value the input we receive from stockholders, engage on a variety of matters, including corporate governance, executive compensation, ESG issues and human capital management, and strive to be responsive to that feedback.

For details regarding our stockholder engagement efforts relating to our executive compensation program as a result of the 2020 advisory vote on executive compensation, please refer to “2020 Say-on-Pay Vote and Stockholder Engagement” in the Compensation Discussion and Analysis.

Risk Oversight

We believe our Board leadership structure supports a risk-management process in which senior management is responsible for our day-to-day risk-management processes and the Board provides oversight of our risk management. As part of its oversight responsibility, the Board oversees and maintains our governance and compliance processes and procedures to promote high standards of responsibility, ethics and integrity.

Management Role. In fiscal 2021, our Chief Risk Officer (CRO) focused on leading the Company’s risk and security efforts and on risk management, including the ethics and compliance function, cybersecurity preparedness, resiliency and security, brand protection initiatives, asset protection and environmental, social and governance (ESG) risks. Our CRO also worked to advance DXC’s enterprise-level resilience strategy to enable leaders to respond to security and business disruptions in an efficient and consistent manner, keeping the safety and security of employees at the forefront while protecting company assets.

In order for us to identify and mitigate our risk exposures, we have also established an Enterprise Risk Management (ERM) function to (i) identify risks in the strategic, operational, financial reporting and compliance domains, for DXC as a whole, as well as for each operating unit, and (ii) evaluate the effectiveness of existing mitigation strategies. The ERM function

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coordinates and reviews assessments of internal processes and controls for ongoing compliance with internal policies and legal regulatory requirements. The ERM function periodically reports potential areas of risk to the Board and its committees.

In fiscal 2021, our enterprise risk, issue and opportunity management framework was centralized under a single executive owner to facilitate consistent processes, definitions and tools to proactively address operational, financial, compliance and strategic risks, issues and opportunities.

We will continue to evaluate our risk management program and structure in fiscal 2022 to ensure alignment with the Company’s strategic and operational risks.

Board Role. The Board has overall responsibility for oversight of risk and assessment of our strategic and operational risks throughout the year on an ongoing basis. Members of senior management regularly report on the opportunities and risks faced by us in the markets in which we conduct business.

Committee Role. In fulfilling its oversight role, the Board delegates certain risk management oversight responsibility to the Board’s committees. The committees meet regularly and report any significant issues and recommendations discussed during the committee meetings to the Board. Specifically, each committee fulfills the following oversight roles:

•

The Audit Committee oversees the accounting, financial reporting processes and related internal control framework of DXC and audits of the Company’s financial statements and internal control over financial reporting, and discusses our policies with respect to risk assessment and risk management.

•

The Compensation Committee oversees succession planning and leadership development as well as compensation plans. The Compensation Committee retains an independent compensation consultant to assist with its oversight responsibilities and to ensure that the compensation and benefit programs are designed in a manner that aligns DXC’s executive compensation program with the interests of DXC and its stockholders.

•

The Nominating/Corporate Governance Committee monitors the risks related to DXC’s governance structure and process. The Nominating/Corporate Governance Committee is responsible for overseeing the Board’s annual self-evaluation of its performance and overall Board effectiveness, and periodic review and recommendation to the Board of any proposed changes to DXC’s significant corporate governance documents.

•

The Risk Committee oversees the Company’s Enterprise Risk Management program and Ethics and Compliance program. The Risk Committee is responsible for addressing the Company’s exposure across the range of operational risk (including cybersecurity, asset protection and business continuity), brand/reputational risk, strategic risk, compliance risk, environmental and social risk and other risk categories as appropriate and for overseeing the development and implementation of the Company’s risk management program.

The risks referenced above do not represent an exhaustive list of all enterprise risks that we face or that are considered and addressed from time to time by the Board and its committees. For more information on risks that affect our business, please see our most recent Annual Report on Form 10-K and other filings we make with the SEC.

Information Security Risk

Our Board devotes significant time and attention to oversight of information security risk. The Risk Committee oversees the Company’s information security risk program, as well as management’s actions to identify, assess, mitigate and remediate material information security risk incidents. In fiscal 2021, the Risk Committee received regular quarterly reports from the Chief Risk Officer and Chief Information Technology Officer on the Company’s information security program, and periodic updates throughout the year.

The Company maintains an information security risk insurance policy.

Oversight of COVID-19 Risks

The risk landscape associated with the coronavirus disease 2019 (COVID-19) pandemic has been, and continues to be, discussed with the Board as well as the Board committees, as appropriate. Over the course of fiscal 2021, management

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regularly updated the Board on the pandemic’s impacts to our business and the strategic, operational and financial risks associated with the COVID-19 pandemic. Management continues to report to the Board on its response to the COVID-19 pandemic.

Compensation and Risk

Management reviewed DXC’s executive and non-executive compensation programs for fiscal 2021 and determined that its policies and compensation programs were not reasonably likely to have a material adverse effect on DXC. DXC also considered its robust executive stock ownership guidelines, clawback policy and anti-hedging policy as risk mitigating features of its executive compensation program. See more below under Risk Assessment in the Compensation Discussion and Analysis.

Prohibition on Hedging or Pledging of Company Stock

Our policy against insider trading prohibits employees, officers and directors from engaging in any speculative or hedging transactions in our securities. We prohibit hedging transactions such as puts, calls, collars, swaps, forward sale contracts, exchange funds, and similar arrangements or instruments designed to hedge or offset decreases in the market value of DXC’s securities. No employee, officer or director may engage in short sales of DXC securities, hold DXC securities in a margin account, or pledge DXC securities as collateral for a loan.

Equity Ownership Guidelines

Under stock ownership guidelines adopted by the Board, Board members, other than the CEO, have an equity ownership requirement of five times their annual retainer to be achieved over a five-year period. Restricted stock units, as well as directly held shares, are taken into account for purposes of determining whether requirements have been met. Stock ownership guidelines for the executive officers, including the CEO, are described under Stock Ownership Guidelines in the Compensation Discussion  and Analysis.

Talent Management and Succession Planning

Our Compensation Committee and Board are responsible for reviewing succession plans. The Compensation Committee oversees succession planning and leadership development for DXC’s senior management. The Compensation Committee has responsibility to review and make recommendations with respect to (i) the Board’s succession plan for the CEO, and (ii) the company’s succession plans for other members of senior management.

Director Education

The Board recognizes the importance of its members keeping current on DXC and industry issues and their responsibilities as directors. All new directors attend orientation training soon after being elected to the Board. Also, the Board encourages attendance at continuing education programs for Board members, which may include internal strategy or topical meetings, third-party presentations and externally-offered programs.

Code of Conduct

DXC is committed to high standards of ethical conduct and professionalism, and our Code of Conduct confirms our commitment to ethical behavior in the conduct of all DXC activities and reflects our values. The Code of Conduct applies to all directors, all officers (including our chief executive officer (CEO), chief financial officer (CFO) and principal accounting officer (PAO)) and employees of DXC and it sets forth our policies and expectations on a number of topics including avoiding conflicts of interest, confidentiality, insider trading, protection of DXC and customer property and providing a proper and professional work environment. We maintain a worldwide toll-free and Internet-based helpline – the DXC OpenLine – which employees can use to communicate any ethics-related concerns, and we provide training on ethics and compliance topics for all employees. The DXC OpenLine is administered by a third-party provider. The ethics and compliance function resides in the Ethics and Compliance Office and is managed by DXC’s Chief Ethics and Compliance Officer.

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For the year ended March 31, 2021, there were no waivers of any provisions of DXC’s Code of Conduct for our CEO, CFO or PAO. In the event DXC amends the Code of Conduct or waives any provision of the Code of Conduct applicable to our CEO, CFO and PAO that relates to any element of the definition of “code of ethics” enumerated in Item 406(b) of Regulation S-K, we intend to disclose these actions on our website.

Retirement of Directors

Under our Bylaws, directors must retire by the close of the first annual meeting of stockholders held after they reach age 72, unless the Board determines that it is in the best interests of DXC and its stockholders for the director to continue to serve until the close of a subsequent annual meeting.

Board Evaluations

We are committed to providing transparency about our Board and committee evaluation process. Our Board utilizes a multi-part process for its ongoing self-evaluation to ensure that the Board is operating effectively and that its processes reflect best practices.

•

Annual self-evaluations: The Nominating/Corporate Governance Committee oversees the annual evaluation of the Board and each committee. Each director completes a comprehensive questionnaire evaluating the performance of the Board as a whole and the committees on which the director serves. The directors’ responses are aggregated and anonymized to encourage the directors to respond candidly and to maintain the confidentiality of their responses. The Chairman, together with the chair of the Nominating/Corporate Governance Committee, summarizes the directors’ responses about the performance of the Board as a whole and the committees and shares his findings with the Board. The annual evaluation process provides the Board with valuable insight regarding areas where the Board believes it functions effectively and, more importantly, areas where the Board believes it can improve.

•

External evaluator: From time to time, our Board evaluation process includes an external evaluator. In fiscal year 2020, the evaluation was facilitated by an outside consultant with significant corporate governance experience. In this process, the outside consultant administered a survey and interviewed directors who provided input regarding the leadership, performance and effectiveness of the Board and each committee on which they served. The outside consultant reviewed the results of its evaluation with the Nominating/Corporate Governance Committee and the full Board and made recommendations for improvements as appropriate.

•

Individual director assessments: Beginning in fiscal year 2022, the Board will be conducting individual assessments on a rotating basis, whereby up to four directors will be evaluated each year for purposes of providing individual developmental feedback.

In addition, the Nominating/Corporate Governance Committee periodically assesses the collective skills and experiences of our Board, comparing them to the Company’s long-term strategy.

Resignation of Employee Directors

Under the Guidelines, the CEO must offer to resign from the Board when he or she ceases to be a DXC employee.

Communicating with the Board

Stockholders and other interested parties may communicate with the Board, individual directors, the non-management directors as a group, or with the independent Chairman of the Board, by writing in care of the Corporate Secretary, DXC Technology Company, 1775 Tysons Boulevard, Tysons, VA 22102. The Corporate Secretary reviews all submissions and forwards to members of the Board all appropriate communications that in his judgment are not offensive or otherwise objectionable and do not constitute commercial solicitations.

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Committees of the Board

As of the date of this proxy statement, the Board has 12 directors and four standing committees: the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee and the Risk Committee.

Each director serving on the Audit Committee, Compensation Committee, Nominating/Corporate Governance Committee or the Risk Committee (per its charter) must be and are independent.

In addition:

•

Each Audit Committee member must meet heightened independence criteria under the rules and regulations of the NYSE and the SEC relating to audit committees, and must be financially literate or must become financially literate within a reasonable period of time after the director’s appointment to the Audit Committee. No member of the Audit Committee may simultaneously serve on the audit committees of more than three other public companies unless the Board determines that such simultaneous service would not impair the member’s ability to effectively serve on the Audit Committee.

•	Messrs. Barnes, Herzog, Singh and Woods each qualifies as an “audit committee financial expert” for purposes of the rules of the SEC and are financially literate.

•

Each Compensation Committee member must meet heightened independence criteria under the rules and regulations of the NYSE and SEC relating to compensation committees, be a “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

•	The Board has determined that each committee member satisfies all applicable requirements for membership on that committee.

The current committee membership, the number of meetings during the last fiscal year and the function of each of the standing committees are described below.

Audit Committee

Committee	Current Members	Primary Responsibilities	Number of Fiscal 2021 Meetings
Audit	David L. Herzog (Chair) David A. Barnes Manoj P. Singh Robert F. Woods	• Oversee DXC’s accounting and financial reporting processes and related internal control framework and audits of the company’s financial statements and internal control over financial reporting. • Assist the Board in its oversight of: • the integrity of the company’s financial statements; • the company’s compliance with legal and regulatory requirements; • the independent auditor’s qualifications and independence; and • the performance of the company’s internal audit function and independent auditors. • Prepare the Audit Committee report for inclusion in our annual proxy statement.	12

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As previously disclosed in our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, management identified multiple deficiencies that constitute a material weakness, in the aggregate, related to the establishment and timely reassessment of policies and procedures for complex transactions and processes and the related impacts to control activities. The material weakness did not result in a restatement of prior financial statements and the Company received an unqualified opinion on its financial statements. The Audit Committee has been fully engaged and supportive of management’s efforts to remediate the material weakness and has reviewed and discussed remediation at each standing Committee meeting it held in fiscal 2021, and held separate sessions of the Committee specifically to review progress on the remediation. The Committee also participated in the recruiting of a new finance leadership team with deep expertise in control environment remediation. Our new finance leadership completed a detailed review of the root cause analysis and remediation plan during the fourth quarter of fiscal 2021 and decided to make further control enhancements to deliver a sustainable control environment and remediate the material weakness. Remediation and controls are the highest priority for the new team and Audit Committee, and several activities have been designed as part of our remediation plan to address the material weakness and to enhance and improve our control activities and processes. For more detail regarding the measures we have taken to remediate the material weakness and improve our control activities and processes, see Item 9A. of our Annual Report on Form 10-K for the fiscal year ended March 31, 2021.

Anyone with questions or complaints regarding accounting, internal accounting controls or auditing matters may communicate them to the DXC Ethics and Compliance Office and our Audit Committee by contacting DXC’s OpenLine on the Company’s website, www.dxc.com, under “About Us/Leadership and Governance/Ethics and Compliance/Integrity Matters at DXC/SpeakUp!/OpenLine.” Calls may be confidential or anonymous. Questions and complaints marked for the Audit Committee are forwarded to the committee’s chairman for its review, and reviewed and addressed, as appropriate, by DXC’s General Counsel, the Vice President of Ethics and Compliance, the Head of Internal Audit, and the Principal Accounting Officer. The Audit Committee may direct special treatment, including the retention of outside advisors, for any concern communicated to it. The Code of Conduct makes clear DXC’s zero tolerance position on matters of retaliation by management or anyone against DXC employees for any report or communication made in good faith through the DXC OpenLine.

Compensation Committee

Committee	Current Members	Primary Responsibilities	Number of Fiscal 2021 Meetings
Compensation	Mukesh Aghi (Chair) Raul J. Fernandez Mary L. Krakauer Dawn Rogers	• Assist the Board in determining the performance and compensation of the CEO and the compensation of the non-management directors. • Discharge the responsibilities of the Board with respect to the compensation of other executives. • Administer our incentive stock plans. • Oversee succession planning and leadership development for our senior management. • Report on executive compensation for inclusion in our annual proxy statement.	10

Compensation Committee Interlocks and Insider Participation. Current Compensation Committee members, Mukesh Aghi, Raul J. Fernandez, Mary L. Krakauer and Dawn Rogers, as well as former Compensation Committee members, Sachin Lawande and Julio Portalatin, were not at any time during fiscal 2021, or at any other time, one of DXC’s officers or employees. No executive officer of DXC served on the compensation committee or board of any company that employed any member of the DXC Compensation Committee or Board.

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Nominating/Corporate Governance Committee

Committee	Current Members	Primary Responsibilities	Number of Fiscal 2021 Meetings
Nominating/ Corporate Governance	Manoj P. Singh (Chair) Amy E. Alving Raul J. Fernandez Akihiko Washington

•  Identify and recommend to the Board the slate of individuals to be nominated for election as directors.

•  Develop and recommend to the Board qualifications for director nominees.

•  Develop process for identifying and evaluating director nominees and identify and recommend individuals to fill Board vacancies.

•  Recommend to Board directors to serve as members and chair of each committee of the Board.

•  Review and recommend to Board appropriateness of director’s continued service in circumstances such as material change in director’s job responsibility.

•  Oversee orientation of new directors and education of all directors.

•  Oversee Board’s annual self-evaluation of its performance.

•  Periodically review and recommend to the Board proposed changes to size, structure and operations of the Board and its committees.

•  Periodically review and recommend to the Board proposed changes to our significant corporate governance documents.

•  Review any “Interested Transactions” in accordance with the terms of DXC’s policy on related party transactions.

5

Risk Committee

Committee	Current Members	Primary Responsibilities	Number of Fiscal 2021 Meetings
Risk	Amy E. Alving (Chair) David A. Barnes Mary L. Krakauer	• Oversee and review with management DXC’s enterprise risk management framework, addressing DXC’s exposure across the range of operational risk, brand/reputational risk, strategic risk, compliance risk, ESG risk, and other risk categories as appropriate. • Oversee the development and implementation of DXC’s risk management program. • Oversee DXC’s ethics and compliance program.	5

During fiscal 2020 the Board initiated informal meetings on a regular basis to support DXC’s new management team as it instituted the Company’s transformation plan and to help the Company navigate the COVID-19 pandemic. Through these meetings, the Board determined that separate meetings dedicated to risk oversight would be valuable for the Company and its stockholders and decided to establish a Risk Committee to continue the work that began with the Board in fiscal 2020. The Risk Committee was formed in May of 2020 and became effective on June 15, 2020 to provide for more focused

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oversight of the Company’s activities in areas that were critical to the Company’s strategic priorities during its transformation journey. In order to further enhance the Board’s efficiency and productivity the Board periodically reviews its committee structure, and it will re-evaluate in August 2021 whether it is in the best interest of the Company and its stockholders to maintain a Risk Committee. The Board is committed to ensuring that oversight of risk and assessment of our strategic and operational risks are managed at the Board and committee level.

Audit Committee Report

The Audit Committee reviewed and discussed with management and Deloitte & Touche LLP, DXC’s independent auditors, DXC’s audited financial statements for the fiscal year ended March 31, 2021, management’s assessment of the effectiveness of DXC’s internal control over financial reporting and Deloitte & Touche LLP’s evaluation of DXC’s internal control over financial reporting. The Audit Committee also discussed with the independent auditors the materials required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission. In addition, the Audit Committee received from Deloitte & Touche LLP the written disclosures and the letter required by the applicable requirements of the PCAOB and discussed with them their independence.

Based on such review and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements of DXC in DXC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021 for filing with the SEC.

The Audit Committee also appointed Deloitte & Touche LLP as DXC’s independent auditors for the fiscal year ending March 31, 2022 and recommended to the Board of Directors that such appointment be submitted to our stockholders for ratification.

David L. Herzog, Chair

David A. Barnes

Manoj P. Singh

Robert F. Woods

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Director Compensation

Director compensation is reviewed annually and approved by the Board of Directors at the recommendation of the Compensation Committee. The annual review includes an analysis by the Compensation Committee’s independent consultant of the program’s framework and pay levels relative to DXC’s peer group.

The director compensation program reflects several best practices to ensure sound governance and alignment with our stockholders:

Director Compensation Best Practices

Annual Benchmarking	Director compensation is reviewed annually relative to DXC’s peer group to ensure it is market-competitive.

Mix of Cash and Equity	The program includes an appropriate mix of annual cash compensation and equity awards.

Vesting Requirements of Annual Equity Awards	Restricted stock units granted under the Director Plan are scheduled to vest in full at the earlier of the first anniversary of the grant date, or the date of the next annual stockholders meeting

Ownership Guidelines	Directors have an equity ownership guideline of five times their annual retainer to be achieved over a five-year period.

Anti-Hedging or Anti-Pledging of Company Stock	Our insider trading policy prohibits employees and directors from engaging in any speculative or hedging transactions in our securities. Additionally, the policy prohibits employees and directors from pledging DXC securities as collateral for a loan.

In the tables and narrative below, we describe our non-employee director compensation program and the compensation paid to our non-employee directors for fiscal 2021. Mr. Salvino, our President and CEO, does not receive any separate compensation for his activities on our Board.

Fiscal 2021 Director Retainers and Fees
Annual Cash Retainer for Directors other than Independent Chairman [1]	$90,000
Annual Equity Award for Directors other than Independent Chairman [2]	$200,000
Independent Chairman of the Board Annual Equity Award [2]	$450,000
Audit Committee Chairman Retainer [1]	$30,000
Compensation Committee Chairman Retainer [1]	$25,000
Nominating/Corporate Governance Committee Chairman Retainer [1]	$20,000
Risk Committee Chairman Retainer[1]	$20,000
Committee Member Retainer [1]	$10,000
Additional Meeting Attendance Fee [1,3]	$2,500 per meeting

1.	Amounts payable in cash could be deferred pursuant to the Deferred Compensation Plan, which is described further below in this proxy statement.

2.

The Annual Equity Award is designed to be payable in the form of restricted stock units (RSUs) scheduled to vest in full at the earlier of (i) the first anniversary of the grant date, or (ii) the date of the next annual meeting of DXC’s stockholders. The RSUs are redeemed for DXC stock and dividend equivalents either at that time or, if an RSU deferral election form is submitted, upon the date or event elected by the director. Directors may elect to receive deferred RSUs at either a fixed in-service distribution date, which may be in August of any year after the year in which the RSUs vest within 15 years after the grant date, or upon their separation from the Board. Distributions made upon a director’s separation from the Board may occur in either a lump sum or in annual installments over periods of five, 10 or 15 years, per the director’s election.

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3.

Directors may earn additional meeting attendance fees in situations where there is a large number of meetings that require travel. Specifically, a director is eligible to receive the additional meeting attendance fee for meetings, special projects and assignments involving travel, once the director has exceeded (i) an aggregate of eight Board meetings, projects and assignments or (ii) an aggregate of committee meetings, projects and assignments equal to six times the number of committees on which the director serves.

The following table sets forth for each individual who served as a non-employee director of DXC during fiscal 2021 certain information with respect to compensation paid to them by DXC in fiscal 2021.

Name (a)	Fees Earned[1] or Paid in Cash (b)	Stock Awards[2] (c)	Total (d)
Mukesh Aghi	$125,000	$199,511	$324,511
Amy E. Alving	123,819	199,511	323,330
David A. Barnes	69,647	199,511	269,158
Raul J. Fernandez	69,647	199,511	269,158
David L. Herzog	130,000	199,511	329,511
Mary L. Krakauer	107,940	199,511	307,451
Sachin Lawande	36,957	—	36,957
Julio A. Portalatin	36,957	—	36,957
Ian C. Read[3]	—	449,384	449,384
Michael J. Salvino[4]	—	—	—
Dawn Rogers	7,778	—	7,778
Peter Rutland	53,587	—	53,587
Manoj P. Singh	130,000	199,511	329,511
Kiko Washington	7,778	—	7,778
Robert F. Woods	100,000	199,511	299,511

1.	Column (b) reflects all cash compensation earned during fiscal 2021, whether or not payment was deferred pursuant to the Deferred Compensation Plan.

2.

Each director, other than the Chairman of the Board, serving as a non-employee director of DXC as of the close of DXC’s 2020 Annual Meeting of Stockholders on August 13, 2020 received 10,300 RSUs determined by (i) dividing $200,000 by the closing price of our common stock on the New York Stock Exchange Composite Tape on the grant date of August 18, 2020 ($19.37), and (ii) rounding the result to the nearest multiple of 100. Mr. Read, Chairman of the Board, received 23,200 RSUs determined by (i) dividing $450,000 by the closing price of our common stock on the New York Stock Exchange Composite Tape on the grant date of August 18, 2020 ($19.37), and (ii) rounding the result to the nearest multiple of 100. The RSUs are scheduled to vest in full on the date of DXC’s 2021 annual meeting (August 17, 2021).

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Column (c) reflects the grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Compensation – Stock Compensation (FASB ASC Topic 718) in connection with the RSUs granted during fiscal 2021. For a discussion of the assumptions made in the valuation of restricted stock and RSUs, reference is made to the section of Note 1 to the Consolidated Financial Statements in DXC’s Annual Report filed on Form 10-K for the fiscal year ended March 31, 2021 providing details of DXC’s accounting under FASB ASC Topic 718. The aggregate number of unvested DXC stock awards outstanding for each DXC non-employee director at March 31, 2021 were as follows:

Name	Aggregate Unvested Stock Awards Outstanding as of March 31, 2021

Mukesh Aghi	10,300
Amy E. Alving	10,300
David A. Barnes	10,300
Raul J. Fernandez	10,300
David L. Herzog	10,300
Mary L. Krakauer	10,300
Ian C. Read	23,200
Michael J. Salvino[4]	—
Dawn Rogers	—
Manoj P. Singh	10,300
Akihiko Washington	—
Robert F. Woods	10,300

3.	Mr. Read does not receive cashed-based compensation for his service on the Board.

4.	Mr. Salvino’s compensation as President and CEO is reflected in the Summary Compensation Table. Mr. Salvino did not and does not receive separate compensation for his activities on our Board.

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Environmental, Social and Corporate Governance

At DXC, we inspire and take care of our people, our customers and the communities in which we operate. We maintain a page on our corporate website at www.dxc.com where information regarding our Environmental, Social and Governance (ESG) program, including our Corporate Responsibility Reports and our accomplishments on ESG related matters, among others, may be found.

We remain focused on improving our ESG program as part of our transformation journey, with full support from our Board, who provides oversight for our ESG efforts. Key highlights from our program include the following:

Reporting frameworks

Global Reporting Initiative (GRI) reporter	Reporting through the lens of the Sustainable Accounting Standards Board (SASB) in 2021

CDP respondent since 2018	Integrating Task Force on Climate Related Financial Disclosures (TCFD) standards into strategic climate reporting in 2021

Accolades

Achieved a top score of 100 in the 2020 Disability Equality Index	Awarded a gold medal by EcoVadis in 2021 for our outstanding sustainability performance

Named on Newsweek’s America’s Most Responsible Companies 2021 for ESG performance	Named on 3BL Media’s 2021 list of 100 Best Corporate Citizens for outstanding environmental and social performance

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Security Ownership of Certain Beneficial Owners and Management

C. Security Ownership of Certain Beneficial Owners and Management

Security Ownership

The following table provides information on the beneficial ownership of our common stock as of June 21, 2021, by:

•	each person or group believed by the Company to be the beneficial owner of more than 5% of our outstanding common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all executive officers and directors, as a group.

Unless otherwise indicated, each person or group has sole voting and investment power with respect to all shares beneficially owned.

Name and Address of Beneficial Owner [1]	Number of Shares Beneficially Owned		Percentage of Class [2]
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	27,548,425	[3]	10.78%
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	15,589,798	[4]	6.10%
Michael J. Salvino	161,923		*
Kenneth P. Sharp	—		*
Mary E. Finch	39,907		*
Vinod Bagal	29,503		*
William L. Deckelman, Jr.	254,310	[5,7]	*
Paul N. Saleh	249,245	[5,7,8]	*
Neil A. Manna	27,497		*
Mukesh Aghi	31,217	[6]	*
Amy E. Alving	22,059	[6]	*
David A. Barnes	10,300	[6]	*
Raul J. Fernandez	31,305	[6]	*
David L. Herzog	22,106	[6]	*
Mary L. Krakauer	19,424	[6]	*
Ian C. Read	36,100	[6]	*
Dawn Rogers	2,800	[6]	*
Manoj P. Singh	22,059	[6]	*
Akihiko Washington	2,800	[6]	*
Robert F. Woods	32,531	[6]	*
All executive officers and directors of the Company, as a group (19 persons)	995,086		* %

1	Unless otherwise indicated, the address of each person or group is c/o DXC Technology Company, 1775 Tysons Boulevard, Tysons, Virginia 22102.

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Security Ownership of Certain Beneficial Owners and Management

2	Based on 255,639,898 shares of common stock issued and outstanding on June 21, 2021.

3

Based solely on the most recently available Schedule 13G/A filed by The Vanguard Group (Vanguard) with the SEC on February 10, 2021. The Schedule 13G/A provides that Vanguard had shared voting power over 351,419 shares of DXC, sole dispositive power over 26,634,094 shares of DXC, and shared dispositive power over 914,331 shares of DXC.

4

Based solely on the most recently available Schedule 13G/A filed with the SEC on January 29, 2021 by BlackRock, Inc. (BlackRock). The Schedule 13G/a provides that (i) BlackRock is a parent holding company or control person and (ii) BlackRock, through its subsidiaries identified therein, had sole voting power over 14,293,066 shares of DXC and sole dispositive power over 15,589,798 shares of DXC.

5

With respect to Messrs. Deckelman and Saleh and all executive officers and directors of the Company as a group, includes 175,092; 49,787 and 224,879 shares of common stock, respectively, subject to employee options which were outstanding on June 21, 2021, and currently are exercisable or which are anticipated to become exercisable within 60 days thereafter. These shares have been deemed to be outstanding in computing the Percentage of Class.

6

With respect to Messrs. Aghi, Barnes, Fernandez, Herzog, Read, Singh, Washington and Woods, and Mses. Alving, Krakauer and Rogers, and all executive officers and directors of the Company, as a group, includes 10,300; 10,300; 10,300; 10,300; 23,200; 10,300; 2,800; 10,300; 10,300; 10,300; 2,800 and 111,200 Restricted Stock Units (RSUs), respectively, outstanding as of June 21, 2021 that would vest or could settle on or within 60 days after June 21, 2021. Each RSU entitles the reporting person to receive one share of common stock upon the vesting date. These shares have been deemed to be outstanding in computing the Percentage of Class.

7

With respect to Messrs. Deckelman and Saleh, and all executive officers and directors of the Company, as a group, includes 5, 527 and 532 shares of common stock, respectively, which are held for the accounts of such persons under the Company’s Matched Asset Plan and with respect to which such persons had the right, as of June 21, 2021, to give voting instructions to the Trustee administering the Plan.

8	Includes 198,931 shares of common stock beneficially owned by Mr. Saleh on October 1, 2020, the date of his departure from the Company.

*	Less than 1%.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires DXC directors and executive officers, and persons who own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of DXC common stock and other equity securities of DXC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of information furnished to DXC, reports filed with the assistance of DXC and representations that no other reports were required, all of DXC’s executive officers, directors and greater than 10% beneficial owners, filed the reports required under Section 16(a) on a timely basis for the fiscal year ended March 31, 2021, except that, due to administrative errors, a late Form 4 was filed on behalf of Mr. Salvino on September 18, 2020.

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Certain Relationships and Related Party Transactions

D. Certain Relationships and Related Party Transactions

Related Party Transaction Policy

DXC has adopted a written policy requiring the approval of the Nominating/Corporate Governance Committee of all transactions in excess of $120,000 between the company and any related person (Interested Transactions). For the purposes of this policy, a related person is any person who was in any of the following categories at any time during the most recently completed fiscal year:

•	A director or executive officer of the company;

•	Any nominee for director;

•

Any immediate family member of a director or executive officer, or of any nominee for director. Immediate family members are any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such director, executive officer or nominee for director, and any person (other than a tenant or employee) sharing the household of such director, executive officer or nominee for director; and

•	Any person who was in any of the following categories when a transaction in which such person had a direct or indirect material interest occurred or existed:

•	Any beneficial owner of more than 5% of DXC common stock, or

•	Any immediate family member, as defined above, of any such beneficial owner.

A transaction includes any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

In determining whether to approve an Interested Transaction, the Nominating/Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director will participate in any discussion or approval of an Interested Transaction for which he or she (or an immediate family member) is a related party, except that the director will provide all material information concerning the Interested Transaction to the Nominating/Corporate Governance Committee.

Fiscal 2021 Related Party Transactions

There have been no transactions since April 1, 2020, nor are there any currently proposed transactions, in which the company was or is to be a participant and the amount involved exceeds $120,000, which required the approval of the Nominating/Corporate Governance Committee under our Interested Transaction policy, and in which any related person had, has or will have a direct or indirect material interest and which is required to be disclosed under applicable SEC rules.

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Executive Compensation

E. Executive Compensation

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed this Compensation Discussion & Analysis (“CD&A”) with management. Based on this review and discussion, it has recommended to the Board that the CD&A be included in this proxy statement and in the Annual Report on Form 10-K filed for the fiscal year ended March 31, 2021.

Compensation Committee of the Board of Directors

Mukesh Aghi, Chairman of the Committee

Raul J. Fernandez

Mary Louise (ML) Krakauer

Dawn Rogers

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the philosophy, objectives, process, components and additional aspects of our fiscal 2021 executive compensation program. It is intended to be read in conjunction with the tables that immediately follow this section, which provide further information on the compensation of our Named Executive Officers (“NEOs”) for fiscal 2021 identified below:

Michael J. Salvino	President and Chief Executive Officer
Kenneth P. Sharp	Executive Vice President and Chief Financial Officer(1)
Mary E. Finch	Executive Vice President and Chief Human Resources Officer
Vinod Bagal	Executive Vice President, Global Delivery
William L. Deckelman Jr.	Executive Vice President and General Counsel
Paul N. Saleh	Former Executive Vice President and Chief Financial Officer(2)
Neil Manna	Former Senior Vice President, Controller and Acting Chief Financial Officer(3)

(1)	Mr. Sharp joined the Company effective November 30, 2020.

(2)	Mr. Saleh left the Company effective October 1, 2020.

(3)	Mr. Manna left the Company in July 2021 (fiscal 2022).

Quick CD&A Reference Guide

Executive Summary	Section I
2020 Say-on-Pay Vote and Stockholder Engagement	Section II
Compensation Philosophy and Objectives	Section III
Compensation Determination Process	Section IV
Components of Our Compensation Program	Section V
Additional Compensation Policies and Practices	Section VI

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Executive Compensation

Section I. EXECUTIVE SUMMARY

Pay for Performance

At DXC, we are strongly committed to tying executive compensation to the business performance of the Company. Our executive compensation program is closely aligned with our strategic priorities, which includes the goal of attracting and retaining a strong, experienced senior leadership team focused on continuing to make progress on our Transformation Journey. In alignment with our strategy, our senior leaders are accountable for leading our people, strengthening our customer relationships, and profitably growing our business.

Fiscal 2021 Compensation Decisions: Strong Performance Orientation

Target Total Direct Compensation: Majority Performance -Based

•  Consistent with our compensation philosophy, which emphasizes “at-risk” pay, the proportion of at-risk compensation encourages a focus on the Company’s short and long-term success to align with the long-term interests of our stockholders.

•  Approximately 91% of CEO target total compensation was variable and at-risk, with the substantial majority being performance-based and subject to achievement of meaningful pre-set, objective goals in order to be earned.

•  For the other NEOs, an average of approximately 79% of target total compensation was variable, with the majority being performance-based.

Long-Term Incentive Equity: Majority Performance-Based

•  In direct response to stockholder feedback, the Compensation Committee eliminated the interim earning and vesting features of the performance-based restricted stock units (PSUs) in fiscal 2021, so that PSUs will only be earned and vest at the end of the 3-year performance period.

•  80% of our CEO’s annual long-term incentive equity grants were PSUs, requiring achievement of rigorous absolute stock price hurdles; the other 20% were time-based restricted stock units (RSUs).

•  For the other NEOs, 50% of the annual long-term incentive equity grants were PSUs and the other 50% were RSUs.

Short-Term Annual Cash Incentive: Rigorous Financial Goals and New Human Capital Management Measure

•  We established goals for Revenue and Adjusted EBIT metrics that were rigorous, aggressive and challenging, attainable only with strong performance, and took into account the relevant opportunities and risks.

•  As part of our ESG efforts and to reinforce our broader human capital management strategy of motivating and retaining our people and inculcating our culture in a measurable and objective way, we added a quantitative employee engagement metric.

Performance Achievement and Incentive Compensation Payout Levels Underscore Pay for Performance Alignment

•  For the fiscal 2019-2021 performance period for long-term incentive equity that concluded at the end of fiscal 2021, actual performance resulted in only a 25% achievement level and a corresponding level of performance equity earned, showing the alignment of pay and performance.

•  In fiscal 2020, we did not reach the threshold Adjusted EBIT target and, therefore, there was 0% funding of the annual incentive plan payouts for fiscal 2020, demonstrating the robust pay for performance orientation of our annual incentive plan.

•  In fiscal 2021, Revenue, Adjusted EBIT and Employee Engagement scores achieved above-target performance and thus the annual incentive pool was funded at 113.4% of target.

Other Compensation Decisions Reinforced Pay for Performance and Good Governance

•  Base salaries remained flat year-over-year.

•  In response to stockholder feedback, there were no guaranteed bonus offers for new leaders that joined the Company; awards were tied to actual performance.

•  All unvested equity or other awards were forfeited if leaders left the organization.

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Executive Compensation

Compensation Program Governance

Every year, the Compensation Committee assesses the effectiveness of our executive compensation program and reviews risk mitigation and governance matters, including the following best practices that we employ:

What We Do	What We Don’t Do

✓ Proactively reach out to stockholders to understand and address their perceptions and concerns regarding our executive compensation program

✓ Majority of total executive compensation is at-risk and performance-based

✓ Balanced short- and long-term compensation

✓ Combination of balanced performance metrics

✓ Multi-year PSUs and RSUs to motivate long-term performance and align the interests of our executive officers with stockholder interests

✓ Independent consultant engaged by Compensation Committee

✓ Benchmark compensation decisions against rigorous peer group data

✓ Apply stock ownership guidelines (CEO guideline is 7x base salary)

✓ Include clawback provisions in our key incentive programs

✓ Perform an annual risk assessment of our compensation program

✓ Regularly review dilution and share utilization levels

✓ Annual incentives and PSU payouts are capped

✓ Double trigger change-in-control provisions

×  No dividend equivalents on unearned awards

×  No hedging or pledging of Company securities

×  No repricing of underwater stock options

×  No excessive perks

×  No excise tax gross-ups related to Change-in-Control

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Executive Compensation

2020 Say-on-Pay Vote and Stockholder Engagement

Feedback from stockholders has informed our executive compensation program, and, in alignment with our business strategy, we continue to believe in stockholder dialogue as a pillar of the program.

Low Say on Pay support in fiscal 2020

Substantially increased stockholder feedback via two outreach efforts in fiscal 2021:

➢ Contacted 29 of DXC’s largest stockholders, representing 61% of outstanding shares

➢ Engaged with 16 stockholders, representing 37% of outstanding shares

Extensive stockholder feedback showed clearly that the failed 2020 Say on Pay vote was primarily driven by the waiver of a performance condition in long-term incentive equity in the separation agreement for our former CEO.

Direct Response to Specific Stockholder Feedback:

✓  We are making a commitment to not waive performance conditions in incentive awards again

✓  No waivers of performance conditions on incentive awards have been granted since the departure of former CEO

Response to Other Stockholder Feedback:

✓  Eliminated any type of interim earning and vesting features in performance-based equity awards, which now may only be earned based on performance following the full three-year period

✓  Expanded disclosure on performance metrics used in pay for performance model

✓  Enhanced disclosure of compensation related to NEO departures and arrivals

Compensation Committee Enhancements

In addition to the actions taken in response to stockholder feedback described above, several steps have been taken to enhance our Compensation Committee and compensation program, including:

•	Appointment of three new Committee members (out of four), including a former public company Chief Human Resources Officer (CHRO)

•	Retention of a new independent Compensation Committee consultant in October 2020

•	Retention of a new compensation consultant for management in June 2020

To further enhance our Board of Directors and our Compensation Committee, we are also considering appointing another former CHRO to the Compensation Committee sometime later in fiscal 2022. If this happens, it will give us two former CHROs on the Compensation Committee. We anticipate one of these two members will serve as Committee Chair beginning in August 2021.

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Executive Compensation

Fiscal 2021 DXC Strategy and Achievements

In fiscal 2020, Mr. Salvino, our President and CEO, together with his leadership team, began to lay out DXC’s “Transformation Journey” strategy. Our fiscal 2021 key strategic priorities of the “new DXC” were:

Fiscal 2021 was an extraordinary and challenging year for DXC as we grappled with the COVID-19 crisis and, at the same time, embarked on our Transformation Journey. Nevertheless, Mr. Salvino and our new leadership team remained focused on stabilizing the business and have made significant progress in our Transformation Journey. Following are some key accomplishments:

1-Year Total Stockholder Return

140%

1-Y TSR for the period of 3/31/2020 to 3/31/2021 topped all 12 peer group companies; Significant stock price improvement resulted in an incremental increase in market cap of $4.6 billion

Employee Engagement Score 72 With our focus on human capital, our employee engagement score improved from 56 to 72 (16 points improvement)

Revenues $17.7B Achieved three quarters of sequential revenue stabilization; new business resulted from improved services delivery and support to customers	Adjusted EBIT Margin* 2.2% to 7.5% Adjusted EBIT margins expanded sequentially in each quarter of fiscal 2021 from 2.2% to 7.5%

Book-to-Bill > 1.0x DXC consistently achieved a book-to-bill ratio of over 1.0x, with a healthy mix of bookings for new work and renewals	Debt Reduced from $12B to $5.5B Proceeds from strategic alternatives transactions used to pay down debt among other sources of liquidity

*

For a reconciliation of Adjusted Earnings Before Interest and Taxes as set forth in this Proxy Statement to the nearest GAAP measure, see “Appendix B: Non-GAAP Financial Measure.” The 2.2% adjusted EBIT margin in Q1 of fiscal 2021 excluded the impact of the sale of the U.S. State and Local Health and Human Services business.

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Executive Compensation

Section II. 2020 SAY-ON-PAY VOTE AND STOCKHOLDER ENGAGEMENT

General. Stockholder feedback has informed the evolution of our executive compensation program. We value the input we receive from stockholders and engage with them on a regular and ongoing basis on a variety of matters, including corporate governance, executive compensation, ESG and human capital management. We strive to be responsive to their feedback.

2020 Advisory Vote on Executive Compensation. At the 2020 annual meeting of stockholders, our advisory Say-on-Pay proposal regarding the compensation of our NEOs received the support of approximately 33% of the votes cast. The Compensation Committee and the Board reviewed the result of the Say-on-Pay vote and decided to undertake a stockholder engagement plan to better understand such concerns and the perspectives of our stockholders.

Robust Engagement. Over the course of fiscal 2021, we contacted our top 29 stockholders in July and August of 2020, then again a few months later, in November and December. This represented approximately 61% of the Company’s outstanding shares of common stock. We ultimately spoke with 16 stockholders representing approximately 37% of the Company’s outstanding shares of common stock, including at least 10 institutions that voted “against” our Say-on-Pay proposal last year. In our November and December 2020 outreach, we engaged with 13 stockholders, representing approximately 26% of the Company’s outstanding shares of common stock, including 8 stockholders that did not support our Say-on-Pay proposal in 2020. We invited them to share their concerns regarding our executive compensation programs and to discuss human capital management, and other ESG topics. During these discussions, we also highlighted that we were looking for directional guidance on changes being considered to our annual and long-term incentive program designs.

We also engaged with the research teams at proxy advisory firms Institutional Shareholder Services Inc. and Glass Lewis & Co. to hear their feedback regarding our programs.

Participating in this effort on behalf of the Company were the EVP, Chief Human Resources Officer, the Head of Global Total Rewards and Performance, the VP, Corporate Secretary, and the Vice President of Investor Relations. The Compensation Committee Chair was also made available and participated in a number of the conversations. The feedback received was then shared and discussed with the Compensation Committee and the Board.

Incorporating Feedback. We received valuable commentary and insights regarding our compensation practices and disclosure as a result of our engagement with stockholders. As shown below, and in accordance with our practice of considering stockholder input, we made significant changes in response to the feedback we received. Because our executive compensation program is continuously refined based on collaboration with our investors, we believe the program balances between the structures and practices sought by our stockholders and those effectively motivating our executive officers to achieve our goals.

Primary Item Cited in Connection with 2020 Say-on-Pay Vote

Stockholder Feedback	Our Actions in Response to Feedback
Performance conditions in long-term incentive equity were waived for the former CEO, upon his separation from the Company resulting in a disconnect of pay and performance.

The Compensation Committee has committed to only pay for actual performance and will not waive performance conditions on incentive awards going forward. Some of our stockholders requested that we specifically make this commitment and we believe this commitment is fully responsive to the 2020 Say-on-Pay vote concerns expressed by our stockholders.

In addition, we understand that our actions must align with our commitment. Therefore, as Mr. Salvino rebuilt our new leadership team and former executives departed the Company, performance conditions were not waived for the departing executives.

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Executive Compensation

Other Feedback Regarding Our Compensation Programs and Practices

Stockholder Feedback	Our Actions in Response to Feedback
In connection with past PSU grants, performance achievement was examined on an interim basis and a portion could be earned based on such in-progress testing.	Beginning with fiscal 2021 awards, we eliminated interim earning or vesting, and PSUs may only be earned or vest based on performance for the full three-year performance period.
Enhanced disclosure regarding performance metrics selection and connection to strategy would be helpful.	This CD&A contains expanded disclosure regarding the rationale for using our selected performance metrics, how they link to our business strategy, and the formula used to calculate the pool using the metrics.
Stockholders generally accepted the use of a stock appreciation metric during our Transformation Journey, but some stockholders want us to consider the inclusion of a relative TSR or operating metric in the PSU program further down the road of our Transformation Journey.	The Company appreciates the support of the stock appreciation metric during this phase of our Transformation Journey. We are committed to ongoing dialogue on the compensation program and will consider a relative TSR metric further down the road of our Transformation Journey.
Disclosure of compensation in connection with NEO departures and arrivals was incomplete or unclear.	The Compensation Committee is disclosing that there was no departure compensation paid to our former CFO in connection with his resignation of his position. Also, this CD&A includes full and transparent disclosure on the new hire compensation of our new CFO. We are committed to continued and comprehensive disclosure regarding transition compensation and the associated rationale in the future.
Other Actions
To further enhance our ESG efforts, the Compensation Committee sought to align performance metrics in incentive programs with DXC’s high strategic priority of Inspiring and Taking Care of Our People. To that end, the Committee incorporated the Human Capital Management metric of employee engagement into the fiscal 2021 Annual Cash Incentive, allocating 33% of the total opportunity to improvement in this metric. As DXC continuously strives to develop the best structure for incentives, the Compensation Committee plans to include employee engagement goals or other human capital metrics in the NEO individual performance component of the Annual Cash Incentive in fiscal 2022.
The Compensation Committee sought directional guidance with respect to the Strategic Alternative Grants. Stockholders expressed that they wanted to see the Compensation Committee’s rationale for the awards clearly disclosed in the CD&A. This CD&A contains expanded and detailed disclosure regarding the rationale for such grants, the rigor of the applicable performance goals and the decision-making process.

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Executive Compensation

Section III. COMPENSATION PHILOSOPHY and OBJECTIVES

As stated previously, at DXC, we are strongly committed to tying executive compensation to business performance. Throughout our evolution, our compensation program has been grounded in a philosophy aimed at achieving strong alignment between the Company’s financial and strategic goals and our stockholders’ interests:

•

We are committed to a pay for performance culture. Our compensation program aims to motivate our people to perform at a consistently high level and rewards contributions that enhance our ability to deliver outstanding results for our customers and create value for our stockholders.

•	We believe that compensation should be aligned to stockholder interests and the long-term value realized by our stockholders through a balance of cash and equity.

•

We believe that the majority of an executive’s total compensation should be variable and tied to achievement of measurable financial and strategic objectives that support the Company’s business strategy. Performance measures are reviewed annually to ensure that we continue to align our pay programs with our business strategy, create sustainable value and motivate the right behaviors.

•

We understand that our people are critical to our success. We aim to attract and retain the best talent with a range of backgrounds, skills, capabilities and experiences to unlock value for our customers and enable our business to thrive.

•	We believe that compensation should be competitive to attract the best talent. Actual pay varies based on individual and Company performance.

•	We believe that compensation should reflect an appropriate mix of short-term and long-term pay elements that make executives accountable for both short-term and long-term performance.

•

We engage with stockholders on a regular basis to obtain their input on our compensation program design and operation, so that we can incorporate stockholder feedback into our planning process and revisions to our program.

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Executive Compensation

Section IV. COMPENSATION DETERMINATION PROCESS

Role of the Compensation Committee

The Compensation Committee is responsible for overseeing DXC’s executive compensation policies and programs. In fulfilling its responsibilities, the Committee reviews general trends in executive compensation, compensation plan design, and the total value and mix of compensation for our executive officers, including the CEO. On an annual basis, the Compensation Committee evaluates DXC’s executive compensation program to ensure it remains competitive in attracting, retaining, and motivating qualified executives, and supports our short-term and long-term business objectives.

The Compensation Committee considers various factors in determining compensation, including the performance and contributions of each executive, as well as the Company’s financial performance and overall business context. This flexibility is particularly important in designing compensation arrangements to attract and retain executives in a highly competitive, rapidly changing market. In addition, the Compensation Committee considers feedback the Company receives from stockholders when making decisions on the Company’s executive compensation practices.

Role of Management

The Compensation Committee coordinates with the Chief Human Resources Officer (CHRO) and the Head of Global Total Rewards & Performance, in collaboration with management and the finance and legal groups as appropriate, to design and develop the compensation program. This group supports the preparation of analyses of financial data, peer group comparisons and other materials to assist the Committee in making its decisions and implementing the decisions of the Compensation Committee.

The CEO, with the assistance of the CHRO and the Head of Global Total Rewards & Performance, also conducts an annual review of the total compensation of each executive officer, including the NEOs. The review includes an assessment of each executive officer’s performance, the performance of the executive officer’s respective business or function, and market pay levels within our peer group. After this review, the CEO recommends base salaries, target annual cash and long-term incentive opportunities, any payouts related to the annual cash incentive plan, and annual equity grants for the executive officers to the Compensation Committee for approval.

While the CEO provides recommendations to the Compensation Committee about executive officer compensation and Company-wide performance targets, the ultimate decisions regarding executive compensation are made by the Compensation Committee. When the Compensation Committee discusses and formulates the compensation recommendations of our CEO, our CEO does not play any role with respect to any matter affecting his own compensation and is not present. The independent members of the board approve the CEO’s compensation and the CEO does not participate in the discussion.

Role of the Independent Compensation Consultant

In October 2020, after the low Say-on-Pay support, the newly-reconstituted Compensation Committee sought to obtain a fresh perspective and new potential ideas, and engaged a new independent compensation consultant, Pay Governance. Pay Governance reported directly to the Committee, and the Committee had the sole authority to retain, terminate and obtain the advice of Pay Governance at the Company’s expense. The Committee assessed the independence of Pay Governance pursuant to SEC and NYSE rules and concluded that there were no conflicts of interest.

In connection with decisions made before October 2020, the Compensation Committee had retained Pearl Meyer and Partners (Pearl Meyer), an independent compensation consulting firm, to advise on executive compensation matters and provide additional information regarding whether DXC’s executive compensation program is reasonable and consistent with its objectives. Pearl Meyer reported directly to the Compensation Committee, and regularly participated in Compensation Committee meetings at the request of the Compensation Committee Chairman. During fiscal 2021, Pearl Meyer advised the Compensation Committee on trends in pay practices; proxy trends; CEO and Section 16 officer compensation; non-employee director compensation; pay for performance; selection of peer group companies; and peer group pay comparisons.

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Executive Compensation

Pearl Meyer did not perform any other services for the Company, other than its work for the Compensation Committee. The Compensation Committee has assessed the independence of Pearl Meyer according to SEC and NYSE rules and concluded that Pearl Meyer’s work did not raise any conflict of interest that prevented them from providing independent advisory services to the Compensation Committee.

While the Compensation Committee took into consideration the review and recommendations of Pay Governance and Pearl Meyer when making decisions about our executive compensation program, ultimately, the Compensation Committee made its own independent decisions in determining our executives’ compensation.

Compensation Peer Group and Peer Selection Process

The Compensation Committee believes that obtaining relevant market and benchmark data is very important to making determinations about executive compensation. Such information provides a solid reference point for making decisions and very helpful context even though, relative to other companies, there are differences and unique aspects of the Company.

The Compensation Committee takes into consideration the structure and components of, and the amounts paid under, the executive compensation programs of other, comparable peer companies, as derived from public filings and other sources, when making decisions about the structure and component mix of our executive compensation program. The Compensation Committee also considers broader industry practices and our competitors for talent.

The Compensation Committee, with the assistance of its independent consultant, developed and maintained a peer group in connection with decisions made in fiscal 2021 using the following criteria:

•	Revenue in the range of 1/3x to 3x the revenue of DXC;

•	Industry, organizational scope/complexity and key financial, operating and market metrics (such as market capitalization, number of employees, and profitability); and

•	Competitors for talent.

DXC operates in an industry where the market for top talent is very competitive. Accordingly, the Compensation Committee recognizes that an accurate representation of DXC’s competition for talent includes a broad number of companies across the IT services landscape. In addition, we compete for talent and hire from industry leading organizations with large market capitalizations, not only IT businesses. While DXC’s unique position as a leading end-to-end IT services company means there are relatively few pure-play IT companies of our size that are considered direct comparators, we believe that the peer group provides DXC and the Committee with a valid set of comparators and benchmarks for the Company’s executive compensation program and governance practices.

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Executive Compensation

The peer group used in connection with decisions relating to fiscal 2021 components of compensation consisted of the following companies:

Company	Revenues(1) ($ in millions)		Employees

Accenture plc	45,895		492,000

Automatic Data Processing	15,067		58,000

Cisco Systems, Inc.	52,890		75,900

Cognizant Technology Solutions Corp	16,692		281,600

Fidelity National Information Systems Inc.	10,293		47,000

Hewlett Packard Enterprise Company	29,336		60,000

Intel Corporation	70,972		107,400

International Business Machines	77,141		350,600

Texas Instruments Inc.	14,248		29,888

VMware Inc.	10,029		22,990

Western Digital Corp	16,348		61,800

Xerox Corporation	9,136		32,400

Peer Group 25th Percentile	13,259		43,350

Peer Group Median	16,520		60,900

Peer Group 75th Percentile	47,644		150,950

DXC Technology Company	20,240		138,000

Percentile Rank	55	th	75	th

(1)

The Committee considered the revenue information that was available at the time of review, including the trailing four quarters revenue as of October 2019 for the peer group and projected fiscal 2020 revenue as of March 31, 2020 for DXC.

We do not formally set total compensation, or any specific element of compensation, at a specific percentile of the peer group for our executives. Instead, the market data is used as a reference point and to provide information on the range of competitive pay levels and current compensation practices in our industry. In addition to the selected peer group, the Compensation Committee also references general and specific industry surveys from other sources.

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Executive Compensation

Section V. COMPONENTS OF OUR COMPENSATION PROGRAMS

Fiscal 2021 Executive Compensation Program Overview

DXC’s executive compensation program reflects our business strategy and is in close alignment with our “pay-for-performance” philosophy. The program for our NEOs for fiscal 2021 is outlined in the table below. Our program was structured with a mix of variable and fixed compensation that incentivizes short- and long-term stockholder value creation and gives appropriate consideration to the objectives and measures of success entailed in our strategic priorities.

Fiscal 2021 Pay Components

The Committee utilizes the components of compensation set forth in the chart below in order to achieve its executive compensation program objectives. The Committee has developed a balanced program, but also focuses on metrics that can be measured in the near-term that drive value for our stockholders. To verify that each executive officer’s total compensation is consistent with its compensation philosophy and objectives and that the component is serving a purpose in supporting the execution of our strategy, the Committee regularly reviews all components of the program.

Type of Pay	Purpose	Key Characteristics

Base salary
Fixed	• Fixed cash compensation based on the individual’s experience, skills, and competencies, relative to competitive market value of the role

•  Reflects competitive market conditions and individual performance

•  Commensurate with scope of responsibility, internal value of the position and impact to the Company, reflecting internal pay equity

Annual Cash Incentive
Performance-Based

•  Variable cash compensation motivates achievement of annual strategic goals, as measured by objective, pre-established financial and employee engagement metrics

•  Metrics are intended to drive consistent growth and stockholder value creation by measuring successful execution of our current strategy, including employee engagement goal

•  Target opportunities are based on market data and reflect impact to the Company

•  Actual awards are based on achievement of measurable performance targets and individual performance

•  Heavier weighting on financial goals promotes continued focus on sustainable growth of revenue and profit

•  Inclusion of employee engagement metric underscores the importance of our people and our culture in a measurable and objective way

Long-Term Incentive
Performance-Based Restricted Stock Units (PSUs)

•  Encourages focus on long-term stockholder value creation through profitable growth and increase in stock price over time

•  Aligns compensation with key indicators of success of our strategy

•  Promotes retention through long-term performance achievement and vesting requirements

•  80% long-term incentive (“LTI”) weighting of regular annual grant in PSUs for the CEO (50% for other NEOs) ensures a substantial proportion of equity and overall compensation is performance-based

•  Payouts based on achieving absolute stock price hurdles, reflecting creation of stockholder value

•  Cliff vesting feature requires continued employment through the end of the three-year performance period

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Executive Compensation

Type of Pay	Purpose	Key Characteristics

Long-Term Incentive
Time-Based Restricted Stock Units (RSUs)	• Aligns to stockholder interests by providing a retention incentive and rewarding increase in stock price over time	• 20% LTI weighting of regular annual grant in RSUs for the CEO (50% for other NEOs) incentivizes long-term retention • Vest increments over a three-year period

The graphics below illustrate the mix of fixed, target annual incentive and target long-term incentive compensation we provided to our CEO and other NEOs for fiscal 2021. These percentages for annual target total compensation do not include the 100% performance-based Strategic Alternatives grants discussed later.

●	Purple reflects the variable pay component of annual target total compensation for fiscal 2021

Base Salary

Base salary is designed to compensate executives for normal day-to-day responsibilities and represents the fixed component of annual total pay.

Base salaries are individually determined based on a variety of considerations, including individual and Company performance, responsibilities associated with the role, skills, experience, achievements and the competitive market for the position.

In the Spring of 2020, at the time that the Committee typically determines target compensation for the year (including base salaries), there was significant economic and business uncertainty, and the Committee determined not to increase base salaries for fiscal 2021.

NEO	Fiscal 2020 Base Salary ($)	Fiscal 2021 Base Salary ($)	% Change

Michael J. Salvino	1,250,000	1,250,000	0%

Kenneth P. Sharp	NA	700,000	NA

Mary E. Finch	700,000	700,000	0%

Vinod Bagal	625,000	625,000	0%

William L. Deckelman Jr.	600,000	600,000	0%

Paul N. Saleh(1)	800,000	800,000	0%

Neil Manna(2)	500,000	500,000	0%

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(1)	Mr. Saleh left DXC in fiscal 2021.

(2)	Mr. Manna left DXC in July 2021 (fiscal 2022).

For newly hired executive officers, the Committee establishes initial base salaries through arm’s-length negotiations at the time the executive officer is hired, considering the position, the executive’s experience and qualifications.

Annual Cash Incentive Plan

The annual cash incentive plan for executive officers rewards NEOs for the achievement of key short-term financial objectives and employee engagement goals that the Compensation Committee views as important steps in the execution of our overall business strategy, with the intent ultimately of increasing stockholder value.

In the Compensation Committee’s view, the most senior executive officers have the greatest responsibility for the performance of the Company, and consequently, the annual cash incentive plan for such executive officers utilizes Company performance measures.

Overview

DXC’s annual cash incentive plan is a formula-driven plan. The plan’s funding pool, subject to additional caps on payouts, is calculated based on the following formula:

Performance Measures

The amount of the payout, if any, under the annual cash incentive plan is based on our achievement against three performance metrics, two financial metrics and one ESG-related human capital metric. Overall, the three performance metrics are approximately equally weighted in the Committee’s formula, signifying the Compensation Committee’s view of their equal importance in the annual program.

Financial

The Compensation Committee incorporated two financial measures, Revenue and Adjusted EBIT, collectively representing 67% of the opportunity, into the annual cash incentive to focus executive officers on the critical strategic priorities of top line revenue growth and operating profitability. The Compensation Committee considers revenue and operating profit as critical building blocks to achieve our key strategic goals and drivers of stockholder value creation.

•	Revenue. The Compensation Committee determined to make Revenue a performance metric under the annual cash incentive, representing 34% of the opportunity.

•

Adjusted Earnings Before Interest and Taxes. The Compensation Committee selected Adjusted Earnings Before Interest and Taxes (Adjusted EBIT) as the other financial performance metric under the annual cash incentive, representing 33% of the opportunity. Adjusted EBIT is a non-GAAP financial measure that excludes certain items from GAAP results which DXC management believes are not indicative of operating performance such as the amortization of acquired intangible assets, transaction, separation and integration-related costs, and gains and losses on dispositions of businesses, strategic assets and interests in less than wholly-owned entities, debt extinguishment costs, and impairment losses on goodwill and other long-lived assets.

For a reconciliation of Adjusted Earnings Before Interest and Taxes as set forth in this Proxy Statement to the nearest GAAP measure, see “Appendix B: Non-GAAP Financial Measure.”

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Employee Engagement

Because of the critical importance of our people, our culture to our performance with customers, our overall success, to underscore our ESG commitments and pledge to improve employee commitment and connection with the “new DXC” strategy, the Compensation Committee added a quantitative, objective measure of employee engagement to hold the CEO, NEOs and all leaders accountable.

In the Compensation Committee’s view, when employees are engaged, they increase their discretionary effort, which leads to better business outcomes, such as higher productivity, higher customer satisfaction and higher stockholder value creation. There is intense competition for talent in the information technology industry, and the importance of motivating employees toward common goals that are aligned with the Company’s strategy and retaining them is critical to our efforts to succeed. This measure represents the other 33% of the annual cash incentive opportunity.

•

Employee Engagement. The Committee viewed the engagement survey as sufficiently objective and not subject to positive bias because less than 3% of DXC’s total employee population had Employee Engagement as a metric in their annual incentive plan. It was excluded from our broad-based incentive plans to ensure objectivity. A third-party company was engaged to conduct the survey on behalf of DXC Management.

The baseline survey was conducted in November 2019, with a response rate of 62% and a score of 56. The Committee set the engagement target score at 71 for fiscal 2021.

Pool Funding Limitations

Given the uncertainties in the environment during fiscal 2021, the Compensation Committee applied limitations to the fiscal 2021 annual incentive compensation program to ensure strict and rigorous pay for performance compliance, in alignment with stockholder interests. The annual incentive compensation pool funding was limited as follows:

•	If the Company did not achieve threshold level on either of the Financial metrics, the funding for the achieved metric would be reduced by 50%.

•	If the Company did not achieve target performance for Adjusted EBIT margin %, overall pool funding would be capped at 100%.

Target, Threshold and Maximum Performance Levels

The Compensation Committee set the performance targets at levels that it considered rigorous and challenging, that required substantial effort to achieve, and that considered the relevant risks and degree of difficulty during our Transformation Journey and unprecedented environment. In determining specific financial goals for the year, the Compensation Committee reviewed the annual operating plan, various factors related to the achievability of budgeted goals, including the risks associated with various macroeconomic factors, and performance relative to prior years.

The Compensation Committee set the threshold level such that performance as a percent of target would need to be attained (80%-90%) and set the maximum level at 110%-120%, to underscore the importance of achieving the target and presenting a significant challenge requiring exceptionally strong performance effort to achieve.

The target, threshold and maximum performance levels were established taking into account assumptions about foreign currency exchange rates. Also, the sale of U.S. State and Local Health and Human Services business, which was expected later in the year, informed the final target.

Payout Levels

The Compensation Committee defined payout levels representing the amount to be paid to NEOs based on the level of actual performance relative to the targets as set forth in the formula described above.

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If performance for a metric is below the threshold level, then the payout will be 0% of the target payout. If we achieve 100% of target performance for a metric, the payout is 100% of target. If performance is between the threshold level and the maximum level, then the payout will be determined based on the payout graph below providing between 50% and 200% of the target payout. If performance is above the maximum level, the maximum payout of 200% of target will be earned for that metric.

Employee Engagement Funding Scale

Score Achieved	Funding Percentage

71 or more	100%

70	75%

69	50%

68	25%

<68	0%

After the end of fiscal 2021, the Compensation Committee determined achievement with respect to each of the Financial and Employee Engagement metrics, and corresponding pool funding, independently.

Individual Performance Modifier

Once the Compensation Committee determines the pool funding, the pool funding percentage is applied to the product of (i) the executive’s base salary and (ii) the target opportunity percentage. The Compensation Committee then evaluates the individual performance of the senior executive officers in such areas as leadership behaviors, functional area objectives and overall business performance, incorporating input from the CEO (except with respect to his own achievement). Such achievement is then applied as a modifier to the amount initially determined to result in the ultimate individual payout for the NEOs. For fiscal 2021, the modifier ranged from 0% to 200%. The formula for calculating the individual payout is shown below.

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Target Opportunities

The Compensation Committee determines the target cash incentive opportunity available to each NEO by taking the individual’s base salary and multiplying it by the individual’s target incentive percentage. Among other factors, the target incentive percentages are determined with reference to the peer group company percentages of salary and the proportion of total direct compensation represented by the annual incentive. For fiscal 2021, for the continuing NEOs, the Compensation Committee determined not to change the target incentive percentages, because of the significant economic and business uncertainty due to the COVID-19 pandemic.

NEO	Fiscal 2021 Target Annual Cash Incentive Plan Opportunity as a % of Base Salary

Michael J. Salvino	200%

Kenneth P. Sharp	110%

Mary E. Finch	110%

Vinod Bagal	110%

William L. Deckelman Jr.	110%

Paul N. Saleh(1)	125%

Neil Manna(2)	80%

1.	Mr. Saleh left DXC in October 2020.

2.	Mr. Manna left DXC in July 2021 (fiscal 2022).

Payout Determination

The Committee verifies achievement relative to three metrics: 1) Revenues, 2) Adjusted EBIT and 3) Employee Engagement. The initial employee engagement survey conducted in November 2019 with 62% participation resulted in a score of 56. A pulse survey was conducted in June 2020 with a 61% response rate and a score of 68. We conducted a final Employee Engagement survey in February 2021, with a 77% response rate. We achieved a final score of 72, which was above the target.

The increase in participation is a key indicator of engagement, as we believe that people are seeing action and want to be heard, and that the significant improvement in the engagement score demonstrates that Mr. Salvino and his new leadership team are having a positive impact on the employees who are serving our customers.

Ultimately, the Committee verifies achievement relative to the targets for Revenues, Adjusted EBIT and Employee Engagement to determine the respective performance levels, and then translates those performance levels to pool funding and payout levels based on the payout curve. For fiscal 2021, the business performance modifier was 113.4% as shown below, based on the formula.

Performance Metric	Target	Actual Result	% Attainment	Funding (% of Target)	Relative Weighting (%)	Weighted Funding %

Revenues ($M)(1)	$17,348	$17,861	103.0%	130%	34%	44%

Adjusted EBIT ($M)(2)	$1,081	1,102	101.9%	109%	33%	36%

Employee Engagement	71	72	Target Exceeded	100%	33%	33%

Pool Funding Percentage						113.4%

(1)	Target and actual revenue achievements are calculated in budget exchange rates (constant currency set at beginning of the fiscal).

(2)	For a reconciliation of Adjusted Earnings Before Interest and Taxes as set forth in this Proxy Statement to the nearest GAAP measure, see “Appendix B: Non-GAAP Financial Measure.”

Under Mr. Salvino’s leadership and the strategy for our Transformation Journey, which focuses on customers and colleagues, DXC delivered three quarters of sequential revenue stabilization and EBIT margin expansion. Further,

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Mr. Salvino and Ms. Finch developed an action plan that was executed by the leaders of the Company, resulting in a 16 points increase in the employee engagement score.

In evaluating the individual modifier portion of the annual cash incentive, the Compensation Committee took into consideration the significant progress that Mr. Salvino delivered in his first full year as CEO to inspire our colleagues, invest in customers, take out costs without disruption, improve overall business impact, and win in the market. These efforts successfully achieved a solid level of stability and momentum for DXC which concurrently drove significant improvement in the Company’s stock price and value for our stockholders.

The individual modifier for the NEOs was determined based on the assessment of each individual’s performance achieved in the fiscal year as presented in the table below:

NEO	Michael J. Salvino	Mary E. Finch	Vinod Bagal	William L. Deckelman Jr.

Leadership team restructure	▲	▲

Debt Reduced from $12B to $5.5B	▲	✓	✓	▲

Established a COVID-19 Command Center to navigate employee health and well-being through the pandemic	▲	▲

Substantial improvement of customer delivery metrics	▲	✓	▲

Four quarters of >1.0 book-to-bill	▲		✓

Successful outcome in significant arbitration	▲			▲

Grew Platinum Accounts in revenue and in total number	▲		▲	✓

Shift from significant challenged accounts to improved customer net promoter score and new business	▲	✓	▲	✓

Delivered over $550 million of cost savings in fiscal 2021	▲	▲	✓	✓

Initiated efforts to manage the portfolio efficiently	▲		▲	✓

▲	Leading role

✓	Supporting role

•	Since Mr. Sharp joined the Company during the second half of fiscal 2021, his individual modifier was kept at 100% without being adjusted.

•	Mr. Manna left DXC in July 2021 (fiscal 2022) and received a total annual incentive payout of $453,600.

•	Mr. Saleh left DXC in October 2020, therefore his annual incentive payout was forfeited.

Incorporating the individual performance modifier as described above, the Committee, and the CEO for the NEOs, determined fiscal 2021 payouts for our CEO and NEOs, respectively, based on financial, strategic and individual performance as follows:

NEO	Pool Funding	X	Target Bonus	X	Individual Performance Modifier	=	Individual Payout

Michael J. Salvino	113.40%	X	$2,500,000	X	176%	=	$5,000,000

Kenneth P. Sharp	113.40%	X	$ 770,000	X	N/A(1)	=	$ 291,000	(2)

Mary E. Finch	113.40%	X	$ 770,000	X	110%	=	$ 960,500

Vinod Bagal	113.40%	X	$ 687,500	X	110%	=	$ 857,500

William L. Deckelman Jr.	113.40%	X	$ 660,000	X	110%	=	$ 823,500

Neil Manna(3)	113.40%	X	$ 400,000	X	100%	=	$ 453,600

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(1)	Since Mr. Sharp joined the Company during the second half of fiscal 2021, his individual modifier was kept at 100% without being adjusted.

(2)	The actual payout amount was prorated based on the number of months worked in the fiscal year.

(3)	Mr. Manna left DXC in July 2021 (fiscal 2022).

Long-Term Incentives

The third main component of our executive compensation program is long-term incentives delivered in the form of equity. Consistent with our “pay-for-performance” executive compensation philosophy, this component is also the largest component of executive total pay. A significant weighting of performance-based incentives motivates executives to achieve superior financial results.

Long-term incentive equity awards are prospective in nature and intended to tie a substantial portion of an executive’s pay to creating long-term stockholder value. The Compensation Committee has structured the long-term incentive opportunity for the NEOs to motivate executive officers to achieve multi-year strategic goals and deliver sustained long-term value to stockholders, and to reward them for doing so.

The use of equity as the vehicle for long-term incentives creates a strong link between performance and payouts, and a strong alignment between the interests of executive officers and our stockholders. Multi-year vesting improves retention because it gives executives an incentive to stay with the Company throughout the vesting period and be actively engaged in driving strong financial results.

We believe that stock-based grants create an ownership culture by giving executives an equity stake in the business, which gives them a strong incentive to manage the Company with the long-term perspective of an owner.

Equity Vehicles and Mix for Regular Annual Grants

In fiscal 2021, the Committee made long-term incentive grants to the NEOs in the form of two different vehicles:

Equity Vehicle	Fiscal 2021 Allocation	Vesting Period	How Payouts Are Determined	Rationale for Use

PSUs	80% for CEO (50% for other NEOs)	3-year cliff	Fiscal 2021-2023 Stock Price Hurdles	• Stock price hurdles tie executive officer compensation directly to stockholder value creation • Promotes long-term focus

RSUs	20% for CEO (50% for other NEOs)	3 years: 1/3 per year	Value of stock at vesting	• Aligns with stockholders • Promotes retention • Provides alignment to stockholders’ interests, even during periods of market volatility

The Compensation Committee has structured the mix of equity vehicles and the relative weight assigned to each type to motivate stock price growth over the long term, which equates to stockholder value creation.

For the fiscal 2021 PSUs, performance is measured in terms of absolute stock price improvement, which ties executive compensation directly to the creation of stockholder value.

Incorporating stock price hurdles ties executive officer compensation directly to the creation of stockholder value and aligns the interests of executive officers with DXC and our stockholders. The Committee utilized stock price hurdles because they are the most direct alignment with the value received by, and experience of, our stockholders, particularly in light of DXC’s multi-year Transformation Journey.

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The time-based RSUs are complementary to performance-based PSU awards because they provide strong retentive value and help balance periods of stock price volatility and reinforce an ownership culture and commitment to creating stockholder value.

Fiscal 2021 Regular Annual PSU Grants

The PSUs granted to the NEOs represent the opportunity to earn shares at the end of the three-year performance cycle based on the stock price growth for the performance period of fiscal 2021-2023. The NEOs will earn PSUs based on the average closing price per share of the Company’s common stock during the three-month period ending on the last day of the three-year fiscal 2021-2023 performance period.

The Compensation Committee set the performance levels with the timeline for the Transformation Journey in mind. It utilized compound annual growth rates (CAGRs) and corresponding stock price growth hurdles requiring successful execution of steps on the Transformation Journey, as evidenced by significant financial and operating performance achievement and corresponding translation to stock price performance.

More specifically, the threshold performance level required a rigorous 33% total stock price appreciation (or 10% CAGR in share price over the performance period), without which there is no payout and the target performance level requires total stock price appreciation of approximately 56% (16% CAGR in share price over the period).

The stock price growth rates are relative to the average closing price during the three-month period leading up to and including the grant date of June 2, 2020. Vesting ranges from 0% to 200% of the target number of shares of the grant. There is no vesting unless there is at least 10% CAGR or 33% absolute stock price appreciation, and the vesting is capped at 200% at 26% CAGR or 100% stock price appreciation as provided in the award agreement.

Target Opportunities

The Committee established target long-term incentive opportunities for each of the NEOs, considering the following:

•	the values of, allocations to, and proportion of total compensation represented by, the long-term incentive opportunities at the peer group companies;

•	individual performance and criticality of, and expected future, contributions of the NEO;

•	time in role, skills, and level of experience; and

•	retention considerations.

The specific long-term incentive opportunity for each NEO for fiscal 2021 was as follows:

NEO	Fiscal 2021 Target Long-Term Incentive Opportunity as a % of Base Salary

Michael J. Salvino	800%

Kenneth P. Sharp	400%

Mary E. Finch	300%

Vinod Bagal	250%

William L. Deckelman Jr.	250%

Paul N. Saleh(1)	500%

Neil Manna(2)	100%

(1)	Mr. Saleh left DXC in fiscal 2021.

(2)	Mr. Manna left DXC in July 2021 (fiscal 2022).

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Fiscal 2021 Grants of PSUs and RSUs

Based on the target long-term incentive opportunity, the Compensation Committee determined the aggregate target value of the long-term incentive equity grants, and then allocated the target value 80%/50% PSUs and 20%/50% RSUs for the CEO and NEOs, respectively. The 80% allocation to PSUs for the CEO underscored the significant emphasis on performance-based equity.

In line with DXC’s Equity Grant Policy, the number of PSUs and RSUs granted was calculated by dividing the dollar amount of each award by the average closing price of DXC stock for the three-month period ending on the grant date. This approach reduces the impact positive or negative swings in our stock price can have on the executive’s award. The grant value that appears in the Summary Compensation Table will be different because it is calculated by multiplying the number of PSUs and RSUs granted by the grant date fair value, which is determined using a Monte Carlo valuation for the PSUs and is determined using the closing price on the date of grant for the RSUs.

NEO	Base Salary ($)	Target LTI %	Target Value ($)	PSUs ($)	PSUs (#)	RSUs ($)	RSUs (#)

Michael J. Salvino	1,250,000	800%	10,000,000	8,000,000	519,818	2,000,000	129,955

Kenneth P. Sharp(1)	700,000	400%	NA	500,000	24,618	NA	NA

Mary E. Finch	700,000	300%	2,100,000	1,050,000	68,226	1,050,000	68,226

Vinod Bagal	625,000	250%	1,562,500	781,250	50,764	781,250	50,764

William L. Deckelman Jr.	600,000	250%	1,500,000	750,000	48,733	750,000	48,733

Paul N. Saleh(2)	800,000	500%	4,000,000	2,000,000	129,955	2,000,000	129,955

Neil Manna(3)	500,000	100%	500,000	250,000	16,245	250,000	16,245

(1)	Mr. Sharp joined DXC effective November 30, 2020 and received 100% of his annual grant in PSUs in respect of the portion of fiscal 2021 during which he served.

(2)	Mr. Saleh left DXC in fiscal 2021 and forfeited his unvested equity on departure.

(3)	Mr. Manna left DXC in July 2021 (fiscal 2022) and forfeited his unvested equity on departure.

The Compensation Committee intends to make grants of long-term incentive awards annually and would grant long-term incentive awards when an individual is promoted to a senior executive position to recognize the increase in the scope of his or her role and responsibilities.

Fiscal 2019 PSUs

In fiscal 2019, the Compensation Committee granted PSUs with performance-based vesting requirements for the three-year performance period of fiscal 2019-2021. There were two fiscal 2019-2021 Company financial performance measures, Earnings Per Share (EPS), which was weighted 75%, and Free Cash Flow, which was weighted 25%.

After the end of the three-year period, when EPS and Free Cash Flow final performance were measured, the Compensation Committee determined that only 25% of the PSU awards had been earned, while the remaining 75% were forfeited. As a result of the low level of achievement compared to goals, a total of approximately 3,900 out of 15,500 PSU shares were settled as part of the fiscal 2019 PSU grants for the executives.

Based on these performance results, the NEOs earned PSUs in respect of their fiscal 2019 PSU grants as follows:

NEO(1)	Target EPS PSUs (#)	EPS PSU Award Achievement %	Earned EPS PSUs (#)	Target Free Cash Flow PSUs	Free Cash Flow PSU Award Achievement %	Earned Free Cash Flow PSUs

William L. Deckelman Jr.	8,915	25%	2,229	2,971	25%	743

Paul N. Saleh(2)	23,773	—	—	7,924	—	—

Neil Manna(3)	2,704	25%	676	901	25%	225

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(1)	Mr. Salvino, Mr. Sharp, Mr. Bagal, and Ms. Finch were not employees of the Company in fiscal 2019 and did not receive fiscal 2019 grants.

(2)	Mr. Saleh left DXC in fiscal 2021. All his outstanding fiscal 2019 PSUs were forfeited.

(3)	Mr. Manna left DXC in July 2021 (fiscal 2022). These fiscal 2019 PSUs vested prior to his departure.

Performance-Based Strategic Alternatives Grants

As previously described, a key component of our Transformation Journey is to unlock value to strengthen our balance sheet by optimizing and rationalizing our portfolio of businesses, which will better position DXC for future growth. Executing complex transactions that involve the sale of significant Company assets requires the collective efforts of a fully motivated executive team with deep industry experience and extensive leadership skills.

To motivate our leaders to deliver on the full potential of our strategic Transformation Journey, in April 2020 (June 2020 for the CEO), the Committee made performance-based Strategic Alternatives grants as described below.

Background and Committee Rationale. With the Board’s recruitment in 2019 of Mr. Salvino as CEO and subsequent adoption of the Transformation Journey strategy, the Compensation Committee recognized that the Company was at a pivotal moment. We are committed to running a long-term sustainable business focused on the Enterprise Technology Stack and unlocking value by pursuing strategic alternatives for businesses that do not fit our long-term strategy. In fiscal 2021, we continued to look for ways to rationalize our portfolio and strengthen our balance sheet and cash position while positioning DXC for growth.

Because of the vital importance of successfully executing the transactions necessary to rationalize the portfolio, unlock value and repay debt, and because this key goal was in addition to stabilizing the business generally, the Compensation Committee sought to directly tie a targeted element of incentive compensation to these dispositions. As such, the Compensation Committee made performance-based Strategic Alternatives grants intended to motivate and align DXC leaders to execute this key aspect of the Transformation Journey strategy. The Committee and the Board believe these performance-based awards will significantly contribute to driving the Company’s transformation and improve the health of our balance sheet to position the Company for future value creation.

The grants have stockholder-friendly features:

•	Performance-based – shares are only earned if the transaction(s) occur

•	Reasonable in Size – approximately 25% of Mr. Salvino’s total annual compensation and 16% for other NEOs on average

•	Retention Feature – provides for additional years of vesting after the performance condition is met to strengthen retention and alignment with the long-term interests of our stockholders

Performance Alignment of Grant Structure. The Committee made Strategic Alternatives grants to selected individual executives who were accountable for identifying, negotiating and closing the transactions and implementing the associated operational separation of the businesses. The opportunity to earn these Strategic Alternatives PSUs is entirely performance-based, challenging and requiring significant effort, and none would be earned unless the performance goals were achieved. Two transactions were identified, and the Strategic Alternatives PSUs were divided into two tranches as follows:

1)

85% of the Strategic Alternatives PSUs would be earned only following the closing of the U.S. State and Local Health and Human Services disposition. Because of the projected $5 billion size of such a transaction, and its importance to the execution of our Transformation Journey, in part through the use of net proceeds to pay down a meaningful amount of debt, the substantial majority of the Strategic Alternatives grants were allocated to this transaction.

To reinforce alignment with DXC and its stockholders, this first tranche of Strategic Alternatives PSUs vest over a multi-year period, subject to additional retention periods, as follows:

•	1/3 following the closing of the first “strategic alternatives” business disposition;

•	1/3 in the 1st half of the fiscal 2022 for retention following close of the deal;

•	1/3 in the 1st half of the fiscal 2023 for retention following close of the deal; and

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2)	15% of the Strategic Alternatives PSUs would be earned only following the closing of a second “strategic alternatives” business disposition.

This second tranche of Strategic Alternatives PSUs vest following a formal written announcement that the disposition has been completed.

NEO(1)	Strategic Alternatives PSUs Tranche 1	Strategic Alternatives PSUs Tranche 2

Michael J. Salvino	207,756	34,626

Mary E. Finch	29,432	5,194

Vinod Bagal	29,432	5,194

William L. Deckelman Jr.	29,432	5,194

Paul N. Saleh(2)	44,148	7,791

(1)	Mr. Sharp and Mr. Manna did not receive Strategic Alternatives PSUs.

(2)	Mr. Saleh left DXC in fiscal 2021, therefore the unvested portion of the award was forfeited.

Further, due to the critical role that the Company expected Mr. Saleh to play in the execution and closing of the U.S. State and Local Health and Human Services disposition, Mr. Saleh was granted a cash award of $4 million that would be payable upon the closing of the transaction.

As described above, in October 2020, we sold our U.S. State and Local Health and Human Services business, generating net proceeds of $5 billion, which we used to pay down $3.5 billion of debt. The first tranche of the performance-based Strategic Alternatives PSUs was earned, with 1/3 vesting upon the announcement of closing, 1/3 vesting during the first half of fiscal 2022, and 1/3 vesting during the first half of fiscal 2023. Upon the closing of the transaction, Mr. Saleh received the $4 million payout in cash for his performance and efforts in leading the successful spin-off of the U.S. State and Local Health and Human Services.

On April 1, 2021, the first day of fiscal 2022 (and thus not included in the compensation tables), we sold our healthcare provider software business for $543 million, the proceeds of which were used to reduce debt. The second tranche of the Strategic Alternatives PSUs were earned and vested upon closing.

As we committed to our stockholders, we did not waive the performance conditions following the departure of our executives. During fiscal 2021, Mr. Saleh (former CFO) resigned; therefore, the remaining 2/3 of his first Strategic Alternative PSUs grant and the entire second Strategic Alternative PSUs grant were forfeited at the time of his departure.

Retention Awards

A public, unsolicited buyout offer to purchase DXC created significant uncertainty for our executives, particularly those with shorter tenure whose equity ownership level is low and whose contributions are critical to the execution of our Transformation Journey. The Compensation Committee viewed it as paramount to secure and retain the senior leadership team, who is highly sought after, throughout the period of transition and to incentivize them to continue managing the Transformation Journey in order to generate the intended corresponding creation of stockholder value.

As such, the Compensation Committee awarded Retention grants to select employees and extended retention to these executives, including Ms. Mary Finch and Mr. Vinod Bagal. The CEO did not receive a Retention grant. The Retention grants were granted on March 25, 2021 and will vest in two equal installments on the first and second anniversaries of the grant date.

The value of the RSUs ultimately earned depends on the price of DXC shares and is subject to the Company’s stock ownership guidelines, which, as discussed below, require executive officers to hold a multiple of their base salary (3x for

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Ms. Finch and Mr. Bagal) in DXC equity, to further strengthen the alignment of interests between the executive officers and our stockholders. A recipient is also subject to a clawback and is required to return any compensation paid if such recipient’s fraud or intentional illegal conduct materially contributed to a financial restatement and may be required to forfeit awards or gains if the recipient breaches the non-competition, non-solicitation of employees, or non-disclosure provisions of the applicable equity grant agreement.

Leadership Transition

DXC’s approach to leadership transition reflects our renewed emphasis on the “pay-for-performance” philosophy, as well as incorporating feedback provided by our stockholders. As previously stated, we are making a commitment that we will not waive performance conditions following the departure of the Company’s CEO or an NEO. We are also making a commitment to provide enhanced disclosure of compensation in connection with NEO departures and arrivals. To that end, detailed leadership transition information for fiscal 2021 follows:

Separation of Former Executive Vice President and Chief Financial Officer Paul N. Saleh

DXC entered into a retention agreement with Mr. Saleh on September 23, 2019 to ensure a successful CEO transition when Mr. Salvino was appointed as the CEO. The agreement provided two cash retention awards, with $2 million payable on May 1, 2020 and $1 million payable in November 2020, subject to Mr. Saleh’s continued employment with DXC.

In September 2020, Mr. Saleh resigned from his position as Executive Vice President and Chief Financial Officer of DXC. He assumed the position of Chief Executive Officer of Gainwell Technologies, the company formed as a result of the spin-off our State and Local Health and Human Services business and sale to Veritas Capital. Upon his separation, the balance of his unpaid retention award and unvested equity were forfeited.

Service of Neil A. Manna as Acting Chief Financial Officer

Following Mr. Saleh’s departure on October 1, 2020, and prior to the appointment of Kenneth P. Sharp on November 30, 2020, the Company appointed Mr. Manna as Acting Chief Financial Officer of the Company while the Company searched for a permanent Chief Financial Officer. Mr. Manna was DXC’s Senior Vice President, Corporate Controller and Principal Accounting Officer. In connection with his service as Acting Chief Financial Officer, Mr. Manna received a one-time cash award of $750,000.

Appointment of Kenneth P. Sharp as Executive Vice President and Chief Financial Officer

Effective November 30, 2020, we recruited Kenneth P. Sharp to serve as Executive Vice President and Chief Financial Officer of the Company.

Mr. Sharp received an annual base salary of $700,000, and annual bonus eligibility with a target amount of 110% of base salary (both pro rata for fiscal 2021). Mr. Sharp received prorated fiscal 2021 annual LTI award after he joined the Company. In replacement of compensation amounts foregone from Mr. Sharp’s prior employer, he also received an inducement grant of RSUs with a grant date fair value of $750,000 with three-year ratable vesting, and a sign-on cash bonus of $750,000. The sign-on cash bonus includes a clawback provision, obligating Mr. Sharp to repay 100% of the sign-on bonus if he voluntarily terminates employment with DXC or is terminated for Cause by the Company within 24 months of his start date.

Other Elements of Compensation

In addition to base salary, annual cash and long-term incentives, DXC provides a mix of other benefits as part of each NEO’s total rewards package.

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Retirement Benefits

The Committee views retirement benefits as an important component of DXC’s executive compensation program. DXC offers its employees, including the NEOs, a retirement program that provides the opportunity to accumulate funds for retirement.

Matched Asset Plan (MAP)	Broad-based, qualified, defined contribution 401(k) plan with Company match on a portion of employee contributions and directed investment alternatives.

Deferred Compensation Plan	Unfunded plan offered to a select group of management or highly compensated employees. Allows participants to defer receipt of incentive compensation and salary.

Health Care Benefits

DXC provides health and welfare benefits to eligible employees, including medical, dental, life, disability and accident insurance. These benefits are available to all U.S. employees generally, including the NEOs. These programs are designed to provide certain basic quality of life benefits and protections.

Perquisites

DXC provides certain limited perquisites to senior executives, including the NEOs, to enhance their security and productivity. Perquisites include optional financial planning services, optional executive health screening benefits, and relocation benefits for new hires, as applicable.

We believe the benefits and limited perquisites described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

We reimburse Mr. Salvino for up to $25,000 annually for assistance with tax preparation and financial planning. In addition, Mr. Salvino may use DXC-owned or leased aircraft for business purposes and reasonable personal use for domestic flights only and subject to such limits as may be reasonably imposed by the Board. Mr. Salvino takes an active approach to overseeing and managing our global operations, which necessitates both U.S. domestic and international travel due to our diverse set of business and operations centers and many customer locations around the world. Additionally, access to corporate aircraft is provided to Mr. Salvino to ensure business efficiency and security/privacy of business information and communications, especially given the global nature of DXC’s business. Additionally, in fiscal 2021 and because of the COVID-19 pandemic, the Company provided access to corporate aircraft to two other NEOs, Ms. Mary Finch and Mr. Vinod Bagal, to ensure their health and safety.

Mr. Salvino is taxed on the value of this usage according to IRS rules and no tax gross-up is provided for personal usage of corporate aircraft or any other perquisite he receives. See the notes to the Summary Compensation Table for more information about the perquisites provided to the NEOs.

Career Shares

DXC grants Career Shares in the form of RSUs to a select, limited number of long-tenured key executives. The Career Share program replaced CSC’s Supplemental Executive Retirement Plan, which was frozen in 2009 and is no longer maintained by DXC. The Career Share program is closed to new executives. At the beginning of fiscal 2021, Mr. Saleh and Mr. Deckelman received a grant of Career Shares equal to 25% of their fiscal 2020 base salary and annual cash incentive award for fiscal 2020 (for which there was no cash incentive payout). Career Shares have all fully vested as each of them has satisfied the requisite age and service for retirement.

Severance and Change in Control Compensation

To offer competitive total compensation packages to our executive officers, align the interests of our executives with the interests of our stockholders, as well as to ensure the ongoing retention of these individuals, DXC offers certain post-employment benefits to a select group of executives, including its NEOs.

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Various plans and arrangements provide for the payment of certain severance and other benefits to participants for terminations not in connection with a change in control. These plans and arrangements generally provide for the payment of severance amounts if the CEO’s or other NEO’s employment is terminated by us without cause, or if the CEO terminates his employment for good reason. For such terminations, generally cash severance amounts may be one times base salary plus pro rata bonus, or one times the sum of base salary and target bonus, or two times the sum of base salary plus target bonus plus pro rata bonus for the CEO and 12 months of Company-subsidized COBRA continuation ($1 million for the CEO). The vesting of the CEO’s inducement RSUs will be accelerated and other RSUs would vest on a pro-rata basis; the CEO’s PSUs would remain outstanding and eligible to vest on a pro-rata basis based on the achievement of the performance goals at the end of the applicable performance period, provided at least one year in the performance period has elapsed as of the date of termination.

Under our Change in Control Severance Plan for Senior Management and Key Employees, for “double trigger” terminations without cause by the Company within three years after a change in control, or by the NEO for good reason within two years after a change in control, lump sum cash severance is payable to the NEOs other than the CEO in the amount of two times the sum of the participant’s then-current annual base salary plus the average of the three most recent annual cash incentive awards paid or determined, plus health and welfare benefits for two years. Under the CEO’s employment agreement, for a “double trigger” termination without cause by the Company or a termination by the CEO for good reason within two years after a change in control, lump sum cash severance is payable in the amount of two times the sum of the CEO’s then-current annual base salary plus his target annual cash incentive. The CEO is also entitled to a pro rata annual bonus. Unvested time-vesting and performance-vesting restricted stock are “double trigger” and vest only if there is a termination of employment following a change in control. There are no tax gross-ups on any amounts payable in connection with a change in control.

After the end of fiscal 2021, in order to more closely align the change in control arrangements between the CEO and the other NEOs, we amended our Change in Control Severance Plan for Senior Management and Key Employees (“CIC Severance Plan”) to provide for payment of a pro-rata annual bonus upon a qualifying termination in connection with a change in control, in addition to the other severance benefits payable to the NEOs other than the CEO as described above. We also revised the severance formula under the CIC Severance Plan so that it is based on a multiple of annual base salary plus the greater of (i) the average of the three most recent annual cash incentive awards paid or determined, (ii) the target annual bonus for the year of termination and (iii) the most recent annual bonus paid or determined prior to termination. In addition, we amended the CEO’s employment agreement to align the bonus amount payable under the CEO’s severance formula upon a qualifying termination in connection with a change in control with the revised bonus amount in the CIC Severance Plan as described in the preceding sentence. We also amended the CEO’s employment agreement to provide for a 3x multiple instead of 2x for qualifying terminations in connection with a change in control and, in alignment with the CIC Severance Plan, to treat a termination without cause by the Company within three years (instead of two) after the date of a change in control as a qualifying termination in connection with a change in control. Finally, we amended the fiscal 2021 PSU award agreement to include payout amount equal to the greater of actual performance achieved or target upon a qualifying termination in connection with a change in control.

Additional details about these severance arrangements are provided under the Potential Payments Upon Change in Control and Termination of Employment section.

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Section VI. Additional Compensation Policies and Practices

Stock Ownership Guidelines

DXC’s stock ownership guidelines reflect the Company’s strategy of placing a stronger emphasis on “pay-for-performance” and achieving strong alignment between our financial goals and our stockholders’ interests. The Compensation Committee believes that stock ownership by executive officers further aligns their interests with those of long-term stockholders. We have equity ownership guidelines for senior level executives to encourage them to build their ownership positions in DXC’s common stock over time. The ownership guidelines for the CEO and other NEOs, expressed as a multiple of base salary, are as follows:

Position	Multiple of Base Salary
CEO	7x
Other Executive Officers	3x

Shares owned outright by the executive officer or jointly with, or separately by, his or her immediate family members residing in the same household, shares held in any DXC retirement plan, and unvested time-based RSUs may be counted toward the guideline. Covered executive officers are expected to attain the applicable ownership within five years of being appointed to their positions. The Compensation Committee reviews compliance with the guidelines on an annual basis.

Compensation Recoupment (Clawback) Policy

DXC’s compensation recoupment or clawback policy allows us to recover cash or equity performance-based compensation from participants whose fraud or intentional illegal conduct materially contributed to a financial restatement. The policy allows for the recovery of the difference between compensation awarded or paid and the amount which would have been paid had it been calculated based on the restated financial statements, excluding any tax payments. In addition, under our equity grant agreements, employees may be required to forfeit awards or gains if the recipient breaches the non-competition, non-solicitation of employees, or non-disclosure provisions of such agreements.

Policies on Hedging and Pledging

Our policies prohibit employees, officers and directors from engaging in any speculative or hedging transactions in our securities designed to hedge or offset decreases in the market value of DXC’s securities. No employee, officer or director may engage in short sales of DXC securities, hold DXC securities in a margin account, or pledge DXC securities as collateral for a loan.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a deduction for annual compensation in excess of $1 million that we pay to our CEO, CFO, our next three most highly compensated officers and any other individual who has served as one of our covered executive officers after 2016, other than pursuant to certain legacy compensation arrangements in effect on November 2, 2017. Compensation decisions for our NEOs are driven by market competitiveness and the other factors described above in this CD&A, and the Compensation Committee approves non-deductible compensation whenever it believes that corporate objectives justify the cost of being unable to deduct such compensation.

Risk Assessment

To assess the risks arising from our compensation policies and practices, management reviewed our various compensation programs for fiscal 2021, and presented this risk assessment to the Committee. The risk assessment included a review of our compensation plans from various perspectives, as well as other aspects of our programs that mitigate risk, ultimately assessing whether the policies and practices could directly or indirectly encourage or mitigate risk-taking by executives or increase risk to DXC. The assessment concluded that our policies and programs were not reasonably likely to have a material adverse effect on the Company. We also considered the Company’s robust executive stock ownership guidelines, clawback policy and anti-hedging policy as risk mitigating features of our executive compensation program.

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Accounting for Stock-Based Compensation

We follow the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of PSUs and RSUs under our equity incentive award plans are accounted for under ASC Topic 718. The Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, the Committee may revise certain programs to appropriately align accounting expenses of equity awards with the overall executive compensation philosophy and objectives.

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Section VII: Executive Compensation Tables

Summary Compensation Table

The following table provides information on the compensation of the NEOs paid or awarded by DXC for fiscal 2021, fiscal 2020 and fiscal 2019.

Name and Principal Position (a)	Fiscal Year (b)	Salary[1] (c)	Bonus[2] (d)	Stock Awards[3] (e)	Option Awards[4] (f)	Non-Equity Incentive Plan Comp.[5] (g)	Change in Pension Value and Nonqualified Deferred Comp. Earnings[6] (h)	All Other Comp.[7] (i)	Total (j)
Michael J. Salvino President and Chief Executive Officer	2021	$1,250,000	—	$15,311,312	—	$5,000,000	—	$171,808	$21,733,120
	2020	$658,654	$3,250,000	$9,350,018	—	—	—	$61,833	$13,320,505

Kenneth P. Sharp Executive Vice President and Chief Financial Officer	2021	$215,385	$750,000	$1,673,186	—	$291,000	—	$2,029	$2,931,600

Mary E. Finch Executive Vice President and Chief Human Resources Officer	2021	$700,000	—	$3,899,241	—	$960,500	—	$15,824	$5,575,565
	2020	$333,846	$1,133,945	$2,727,693	—	—	—	$541	$4,196,025

Vinod Bagal Executive Vice President, Global Delivery	2021	$625,000	—	$3,027,212	—	$857,500	—	$18,148	$4,527,860
	2020	$247,596	$1,038,185	$1,698,507	—	—	—	$401	$2,984,689

William L. Deckelman Jr. Executive Vice President and General Counsel	2021	$600,000	—	$2,313,613	—	$823,500	—	$24,536	$3,761,649
	2020	$600,000	—	$1,426,738	—	—	—	$17,628	$2,044,366
	2019	$600,000	—	$1,737,841	—	$595,000	—	$12,252	$2,945,093
Paul N. Saleh Former Executive Vice President and Chief Financial Officer	2021	$427,692	$6,000,000	$5,379,511	—	—	—	$8,078	$11,815,281
	2020	$800,000	—	$3,575,368	—	—	—	$9,565	$4,384,933
	2019	$800,000	$1,500,000	$4,151,523	—	$1,244,421	—	$9,517	$7,705,461
Neil Manna Former Senior Vice President, Controller and Acting Chief Financial Officer	2021	$500,000	$750,000	$552,980	—	$453,600	—	$9,406	$2,265,986

1.	The amounts shown in Column (c) reflect all salary earned during the fiscal year. All NEOs are paid in U.S. dollars.

2.

The fiscal 2021 amount shown in Column (d) for Mr. Sharp reflects the one-time cash sign-on bonus paid as part of his employment offer. The fiscal 2021 amount shown for Mr. Saleh reflects a retention bonus per his fiscal 2020 agreement to remain in a leadership role during the CEO transition, and a strategic alternatives cash bonus earned based on the achievement of the execution and closing of the U.S. State and Local Health and Human Services disposition, for which Mr. Saleh played a critical role. The fiscal 2021 amount shown for Mr. Manna reflects a one-time cash award for his service as Acting Chief Financial Officer. The fiscal 2020 amounts shown for Messrs. Salvino and Bagal and Ms. Finch reflect the one-time cash sign-on bonuses and prorated bonuses paid them as part of their employment offers. The fiscal 2019 amount shown for Mr. Saleh reflects a Performance Alignment Award that was provided to the former CFO to recognize his significant contributions.

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3.

The amounts shown in Column (e) reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718 for performance-vesting and service-vesting RSUs granted during the fiscal year. Pursuant to SEC rules, we present the amounts excluding the impact of estimated forfeitures. For a discussion of the assumptions made in the valuation of RSUs, reference is made to the section of Note 1 to the Company’s consolidated financial statements set forth in the Company’s 2021 Annual Report filed on Form 10-K providing details of the Company’s accounting under FASB ASC Topic 718. A substantial portion of the stock awards granted consisted of PSUs. For all PSUs, the amounts included in Column (e) reflect the value at the grant date based upon the estimated performance during the performance period at 100% of target. The maximum grant date values of the fiscal 2021 stock awards (including service-vesting RSUs and Career Shares, and assuming that PSUs were to have a payout at the maximum of 200% of target) are as follows:

Fiscal 2021 Stock Awards at Maximum Value

Michael J. Salvino	$24,605,658
Kenneth P. Sharp	$2,481,149
Mary E. Finch	$5,119,122
Vinod Bagal	$3,934,873
William L. Deckelman Jr.	$3,184,959
Paul N. Saleh	$7,703,107
Neil Manna	$843,440

4.	No stock option awards were granted to the NEOs.

5.

The amounts shown in Column (g) reflect amounts earned during the fiscal year under the annual cash incentive plan, based on the achievement of corporate and individual performance objectives. See “Compensation Discussion and Analysis—Compensation Program Components—Annual Cash Incentive Plan” for additional detail regarding the annual performance bonus program.

6.	No NEO received above market or preferential earnings from the Deferred Compensation Plan for any year presented in the table.

7.

Column (i) includes the total dollar amount of all other compensation, perquisites and other property paid to the NEOs. During fiscal 2021, DXC provided the following perquisites and other personal benefits, or property to NEOs, except as otherwise indicated: personal use of DXC aircraft, medical screening and financial counseling. In addition, DXC made matching contributions to DXC’s broad-based 401(k) defined contribution plan on behalf of the NEOs. DXC also paid premiums for life insurance policies for the benefit of the NEOs, none of whom has or will receive, or has been allocated, an interest in any cash surrender value under these policies. The incremental cost of each perquisite representing more than 10% of the value of all of an executive’s perquisites or, if greater, more than $25,000, and the amount of matching contributions to the defined contribution plan and life insurance premiums paid for each NEO in fiscal 2021 are set forth below:

	Personal Use of Corp Aircraft (a)	401(k) Plan Matching Contribution (b)	Basic Life Insurance Premiums	Financial Planning (c)	Total All Other Compensation

Michael J. Salvino	$136,547	$8,548	$1,713	$25,000	$171,808
Kenneth P. Sharp	—	$1,615	$414	—	$2,029
Mary E. Finch	$6,075	$8,550	$1,199	—	$15,824
Vinod Bagal	$13,163	$3,914	$1,070	—	$18,148
William L. Deckelman Jr.	—	$4,154	$1,028	$19,355	$24,536
Paul N. Saleh	—	$7,385	$693	—	$8,078
Neil Manna	—	$8,550	$856	—	$9,406

(a)

The CEO takes an active approach to overseeing and managing our global operations, which necessitates a significant amount of U.S domestic and international travel due to our diverse set of business and operations centers and many client locations around the world. Additionally, in fiscal 2021 and because of the global pandemic, the Company provided access to corporate aircraft to two other NEOs, Ms. Finch and Mr. Bagal, for efficiency around their health and safety. The table reflects the incremental cost of Messrs. Salvino and Bagal and Ms. Finch’s use of DXC aircraft and is based on the variable costs to DXC, including fuel costs, on-board catering, landing/ramp fees and other miscellaneous variable costs. This calculation does not include fixed costs which do not change based on usage, such as depreciation, leasing costs, and flight crew salaries. For Mr. Salvino, this amount also includes personal use chartered flight expenses.

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(b)	All employees (including the NEOs) with at least one year of service are vested in the matching contributions credited to their 401(k) accounts.

(c)	The table reflects the amounts covered by the Company for financial planning services provided to Messrs. Salvino and Deckelman by a third-party provider.

Grants of Plan-Based Awards

The following table provides information about annual cash incentive awards, RSUs, PSUs and Career Shares granted to the NEOs in fiscal 2021, which ended March 31, 2021.

	Grant Date (b)	Approval Date (c)	Estimated Future Payments Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock Units (j)	All Other Option Awards: Number of Securities Underlying Options (k)	Exercise of Base Price of Option Awards (l)	Grant Date Fair Value of Stock and Options Awards (m)
Name (a)			Threshold (d)	Target (e)	Maximum (f)	Threshold (g)	Target (h)	Maximum (i)

Michael J. Salvino

Annual Cash Incentive Plan	—	—	$1,250,000	$2,500,000	$5,000,000	—	—	—	—	—	—	—

RSUs – Performance(2)	2-Jun-20	18-May-20	—	—	—	207,927	519,818	1,039,636	—	—	—	$9,294,346

RSUs – Time-Based(3)	2-Jun-20	18-May-20	—	—	—	—	—	—	129,955	—	—	$2,100,073

RSUs – Strategic #1(3)	2-Jun-20	18-May-20	—	—	—	—	207,756	—	—	—	—	$3,357,337

RSUs – Strategic #2(3)	2-Jun-20	18-May-20	—	—	—	—	34,626	—	—	—	—	$559,556

Kenneth P. Sharp

Annual Cash Incentive Plan	—	—	$385,000	$770,000	$1,540,000	—	—	—	—	—	—	—

RSUs – Performance(2)	15-Dec-20	29-Nov-20	—	—	—	9,847	24,618	49,236	—	—	—	$807,963

RSUs – Inducement(3)	15-Dec-20	29-Nov-20	—	—	—	—	—	—	36,928	—	—	$865,223

Mary E. Finch

Annual Cash Incentive Plan	—	—	$385,000	$770,000	$1,540,000	—	—	—	—	—	—	—

RSUs – Performance(2)	2-Jun-20	18-May-20	—	—	—	27,290	68,226	136,452	—	—	—	$1,219,881

RSUs – Time-Based(3)	2-Jun-20	18-May-20	—	—	—	—	—	—	68,226	—	—	$1,102,532

RSUs – Retention(3)	25-Mar-21	17-Mar-21	—	—	—	—	—	—	39,459	—	—	$1,079,598

RSUs – Strategic #1(3)	15-Apr-20	30-Mar-20	—	—	—	—	29,432	—	—	—	—	$422,644

RSUs – Strategic #2(3)	15-Apr-20	30-Mar-20	—	—	—	—	5,194	—	—	—	—	$74,586

Vinod Bagal

Annual Cash Incentive Plan	—	—	$343,750	$687,500	$1,375,000	—	—	—	—	—	—	—

RSUs – Performance(2)	2-Jun-20	18-May-20	—	—	—	20,306	50,764	101,528	—	—	—	$907,660

RSUs – Time-Based(3)	2-Jun-20	18-May-20	—	—	—	—	—	—	50,764	—	—	$820,346

RSUs – Retention(3)	25-Mar-21	17-Mar-21	—	—	—	—	—	—	29,312	—	—	$801,976

RSUs – Strategic #1(3)	15-Apr-20	30-Mar-20	—	—	—	—	29,432	—	—	—	—	$422,644

RSUs – Strategic #2(3)	15-Apr-20	30-Mar-20	—	—	—	—	5,194	—	—	—	—	$74,586

William L. Deckelman Jr.

Annual Cash Incentive Plan	—	—	$330,000	$660,000	$1,320,000	—	—	—	—	—	—	—

RSUs – Performance(2)	2-Jun-20	18-May-20	—	—	—	19,493	48,733	97,466	—	—	—	$871,346

RSUs – Time-Based(3)	2-Jun-20	18-May-20	—	—	—	—	—	—	48,733	—	—	$787,525

RSUs – Career Shares(4)	2-Jun-20	18-May-20	—	—	—	—	—	—	9,747	—	—	$157,512

RSUs – Strategic #1(3)	15-Apr-20	30-Mar-20	—	—	—	—	29,432	—	—	—	—	$422,644

RSUs – Strategic #2(3)	15-Apr-20	30-Mar-20	—	—	—	—	5,194	—	—	—	—	$74,586

Paul N. Saleh

Annual Cash Incentive Plan	—	—	$500,000	$1,000,000	$2,000,000	—	—	—	—	—	—	—

RSUs – Performance(2)	2-Jun-20	18-May-20	—	—	—	51,982	129,955	259,910	—	—	—	$2,323,595

RSUs – Time-Based(3)	2-Jun-20	18-May-20	—	—	—	—	—	—	129,955	—	—	$2,100,073

RSUs – Career Shares(4)	2-Jun-20	18-May-20	—	—	—	—	—	—	12,995	—	—	$209,999

RSUs – Strategic #1(3)	15-Apr-20	30-Mar-20	—	—	—	—	44,148	—	—	—	—	$633,965

RSUs – Strategic #2(3)	15-Apr-20	30-Mar-20	—	—	—	—	7,791	—	—	—	—	$111,879

Neil Manna

Annual Cash Incentive Plan	—	—	$200,000	$400,000	$800,000	—	—	—	—	—	—	—

RSUs – Performance(2)	2-Jun-20	18-May-20	—	—	—	6,498	16,245	32,490	—	—	—	$290,461

RSUs – Time-Based(3)	2-Jun-20	18-May-20	—	—	—	—	—	—	16,245	—	—	$262,519

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1.

The amounts shown in columns (d), (e) and (f) reflect the threshold, target and maximum amounts which could be earned under the annual cash incentive plan for fiscal 2021. Actual amounts earned for fiscal 2021 under the annual cash incentive plan are set forth in column (g) of the Summary Compensation Table.

2.

Fiscal 2021 PSU vesting is based on stock price appreciation over a three-year period. The number of PSUs that may vest ranges from 40% (threshold) to 200% (maximum). If performance thresholds are not met, no PSUs vest. If performance thresholds are met, settlement of any vested shares is made at the end of the third fiscal year. The Committee will make a conclusive determination as to the number of PSUs earned and vested only at the end of fiscal 2023. Any vesting based on performance is subject to the NEO’s continued employment through the end of the third fiscal year. Mr. Sharp’s fiscal 2021 PSU grant is pro-rated for date of hire.

3.

Time-based RSUs and strategic alternative grants do not have a threshold or maximum. The time-based RSUs vest one-third per year on the first three anniversaries of the grant date except for the fiscal 2021 retention grants for Mr. Bagal and Ms. Finch, which vest one-half per year on the first two anniversaries of the grant date. For the fiscal 2021 strategic alternative grants, one-third of the first tranche (#1) of the strategic alternative grant vests upon the closing date of the first strategic alternative business disposition. The remaining two-thirds of the first tranche (#1) of the strategic alternative grant vest one-half per year on the first and second anniversaries of the grant date for Mr. Salvino, and on August 30, 2021 and August 30, 2022 respectively for Messrs. Bagal, Deckelman, and Saleh and Ms. Finch. The second tranche (#2) of the strategic alternative grant vests in full upon the closing date of the second strategic alternative business disposition.

4.	All Career Shares have vested, with settlement to be made in ten equal installments beginning one year following the executive’s retirement.

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Outstanding Equity Awards at Fiscal Year-End March 31, 2021

The following table provides information on unexercised stock options and unvested RSUs, PSUs and Career Shares previously granted and held by the NEOs on March 31, 2021.

		Option Awards					Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (b)	Number of Securities Underlying Unexercised Options Unexercisable (c)	Option Exercise Price (d)	Option Expiration Date (e)		Number of Shares or Units of Stock That Have Not Vested (f)		Market Value of Shares or Units of Stock That Have Not Vested(1) (g)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (h)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1, 2) (i)

Michael J. Salvino	9/12/2019	—	—	—	—		30,787	[2]	$962,402	26,940	[3]	$842,144

	9/12/2019	—	—	—	—		89,285	[4]	$2,791,049	—		—

	6/2/2020	—	—	—	—		129,955	[2]	$4,062,393	1,039,636	[5]	$32,499,021

	6/2/2020	—	—	—	—		138,504	[6]	$4,329,635	34,626	[7]	$1,082,409

Kenneth P. Sharp	12/15/2020	—	—	—	—		—		—	49,236	[5]	$1,539,117

	12/15/2020	—	—	—	—		36,928	[4]	$1,154,369	—		—

Mary E. Finch	11/15/2019	—	—	—	—		48,843	[4]	$1,526,832	—		—

	4/15/2020	—	—	—	—		19,621	[6]	$613,352	5,194	[7]	$162,364

	6/2/2020	—	—	—	—		68,226	[2]	$2,132,745	136,452	[5]	$4,265,490

	3/25/2021	—	—	—	—		39,459	[8]	$1,233,488	—		—

Vinod Bagal	11/15/2019	—	—	—	—		4,239	[2]	$132,511	3,710	[3]	$115,975

	11/15/2019	—	—	—	—		16,281	[4]	$162,364	—		—

	4/15/2020	—	—	—	—		19,621	[6]	$613,352	5,194	[7]	$162,364

	6/2/2020	—	—	—	—		50,764	[2]	$1,586,883	101,528	[5]	$3,173,765

	3/25/2021	—	—	—	—		29,312	[8]	$916,293	—		—

William L. Deckelman Jr.	5/20/2013	50,195	—	$17.33	5/20/2023	[9]	—		—	—		—

	5/16/2014	33,331	—	$23.63	5/16/2024	[9]	—		—	—		—

	5/22/2015	67,575	—	$26.58	5/22/2025	[9]	—		—	—		—

	5/27/2016	23,991	—	$42.59	5/27/2026	[9]	2,329	[10]	$72,805	—		—

	5/31/2017	—	—	—	—		2,032	[10]	$63,520	—		—

	5/30/2018	—	—	—	—		2,972	[11]	$92,905	—		—

	5/30/2018	—	—	—	—		4,701	[10]	$146,953	—		—

	5/30/2018	—	—	—	—		1,698	[2]	$53,079	—		—

	5/29/2019	—	—	—	—		4,768	[10]	$149,048	—		—

	5/29/2019	—	—	—	—		4,787	[2]	$149,642	4,189	[3]	$130,948

	4/15/2020	—	—	—	—		19,621	[6]	$613,352	5,194	[7]	$162,364

	6/2/2020	—	—	—	—		48,733	[2]	$1,523,394	97,466	[5]	$3,046,787

	6/2/2020	—	—	—	—		9,747	[10]	$304,691	—		—

Paul N. Saleh	5/27/2016	49,787	—	$42.59	5/27/2026	[9]	—		—	—		—

	5/27/2016	—	—	—	—		3,020	[10]	$94,405	—		—

	5/31/2017	—	—	—	—		2,636	[10]	$82,401	—		—

	5/30/2018	—	—	—	—		6,512	[10]	$203,565	—		—

	5/29/2019	—	—	—	—		8,102	[10]	$253,269	—		—

	6/2/2020	—	—	—	—		12,995	[10]	$406,224	—		—

Neil Manna	5/30/2018	—	—	—	—		515	[2]	$16,099	—		—

	5/30/2018	—	—	—	—		901	[11]	$28,165	—		—

	5/29/2019	—	—	—	—		1,595	[2]	$49,860	1,397	[3]	$43,670

	6/2/2020	—	—	—	—		16,245	[2]	$507,819	32,490	[5]	$1,015,637

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Executive Compensation

1.	The market value of service-vesting RSUs shown in column (g) and PSUs shown in Column (i) are based on the $31.26 closing market price of DXC common stock on March 31, 2021.

2.	Represents the remaining unvested portions of the regular-cycle fiscal 2019, 2020, and 2021 RSUs. Regular-cycle RSUs vest in three equal tranches on the first three anniversaries of the grant date.

3.

Represents the threshold number of regular-cycle fiscal 2020 PSUs (25% of target) that are subject to performance-based vesting until the end of fiscal 2022. Regular-cycle 2020 PSUs are earned based on achievement of EPS and FCF performance levels in the three-year performance period and any earned PSUs only vest at the end of the performance period. The Committee will make a conclusive determination as to the number of PSUs earned and vested only at the end of fiscal 2022. Any vesting based on performance is subject to the NEO’s continued employment through the end of the third fiscal year.

4.

Represents the remaining unvested portions of the fiscal 2020 new hire inducement grants for Messrs. Salvino and Bagal and Ms. Finch and the fiscal 2021 new hire inducement grant for Mr. Sharp. New hire inducement grants vest in three equal tranches on the first three anniversaries of the grant date.

5.

Represents the maximum number of regular-cycle fiscal 2021 PSUs (200% of target) that are subject to performance-based vesting until the end of fiscal 2023. Regular-cycle 2021 PSUs are earned and vest based on achievement of stock price appreciation results, as measured at the end of the three-year performance period. The Committee will make a conclusive determination as to the number of PSUs earned and vested only at the end of fiscal 2023. Any vesting based on performance is subject to the NEO’s continued employment through the end of the third fiscal year.

6.

Represents the remaining unvested portions of the first tranche of the fiscal 2021 strategic alternative grants for Messrs. Salvino, Bagal, and Deckelman and Ms. Finch. The remaining unvested portions of the first tranche of the fiscal 2021 strategic alternative grant for Mr. Salvino vests one-half per year on the first two anniversaries of the grant date. The remaining unvested portions of the first tranche of the fiscal 2021 strategic alternative grants for Messrs. Bagal and Deckelman and Ms. Finch vest one-half per year on August 30, 2021 and August 30, 2022 respectively.

7.

Represents the remaining unvested portions of the second tranche of the fiscal 2021 strategic alternative grants for Messrs. Salvino, Bagal, and Deckelman and Ms. Finch. The second tranche of the fiscal 2021 strategic alternative grant vests in full upon the closing of the second strategic business disposition. The business disposition officially closed on April 1, 2021, the first day of fiscal 2022.

8.

Represents the remaining unvested portions of the fiscal 2021 retention grants for Ms. Finch and Mr. Bagal. Retention grants vest in two equal installments on the first two anniversaries of the grant date.

9.

As a result of the merger of CSC and HP Enterprise, any stock options originally granted by CSC prior to the merger and that were outstanding on the merger date are exercisable until the end of their original ten-year term (or until the fifth anniversary of the executive’s death, if earlier).

10.	Represents Career Shares for Messrs. Deckelman and Saleh. All Career Shares have vested, with settlement to be made in ten equal installments beginning one year following the executive’s retirement.

11.

Represents the number of regular-cycle fiscal 2019 PSUs actually earned based on performance through the end of fiscal 2021. Regular-cycle fiscal 2019 PSUs were earned based on achievement of threshold EPS and Free Cash Flow performance levels during the 3-year performance period and vested on June 10, 2021 (fiscal 2022), upon final review and determination by the Committee.

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Option Exercises and Stock Vested

The following table provides information on stock options and RSUs, PSUs and Career Shares previously granted that were exercised by the NEOs or that vested during fiscal 2021, which ended March 31, 2021.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting

Michael J. Salvino	—	—	135,191	$2,561,105

Kenneth P. Sharp	—	—	—	—

Mary E. Finch	—	—	34,234	$680,801

Vinod Bagal	—	—	20,073	$390,501

William L. Deckelman Jr.	—	—	30,146	$517,890

Paul N. Saleh	—	—	52,442	$895,309

Neil Manna	—	—	24,789	$418,108

Pension Benefits

Our NEOs did not participate in any qualified or nonqualified defined-benefit pension plan during fiscal 2021.

Fiscal 2021 Nonqualified Deferred Compensation

DXC’s Deferred Compensation Plan is an unfunded, nonqualified plan that permits participants to defer U.S. federal and most state income tax on up to 100% of their annual cash incentive award, up to 80% of their annual base salary, and up to 100% of amounts payable in cash to non-employee directors for Board services.

Our NEOs did not participate in the Deferred Compensation Plan during fiscal 2021. There were no company contributions to the Deferred Compensation Plan on behalf of any NEOs for fiscal 2021.

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Executive Compensation

Section VIII: Potential Payments Upon Change in Control and Termination of Employment

DXC offers certain post-employment benefits to a select group of executive officers, including the NEOs. With the exception of Mr. Salvino, these post-employment benefits are limited to the payments and benefits provided under the Severance Plan and the Severance Policy, (or individual offer letters in lieu of the Severance Policy), and the terms of our equity award agreements. Mr. Salvino did not participate in the Severance Plan or the Severance Policy; however, he was entitled to certain post-employment benefits under his employment agreement.

The post-employment arrangements offered to our NEOs during fiscal 2021 are described below. This description and the amounts in the tables that follow reflect the terms of arrangements in effect on March 31, 2021. See CD&A, “Severance and Change in Control Compensation,” for a description of certain changes made to these arrangements after the end of fiscal 2021.

Severance Plan for Senior Management and Key Employees (Severance Plan)

Each of the NEOs other than Mr. Salvino participated in the Severance Plan, which provides certain benefits to participants in the event of a Change of Control (as defined below) of DXC. If there were a Change of Control and any of the participating NEOs either:

•	had a voluntary termination of employment for Good Reason (as defined below) within two years afterward, or

•	had an involuntary termination of employment, other than for death, disability or Cause (as defined below), within three years afterward,

then he/she would receive a one-time payment and certain health and welfare benefits during a specified period after termination. The amount of the one-time payment is generally equal to a multiple of annual base salary plus average annual short-term cash incentive award earned/paid during the three fiscal years prior to the year in which the termination occurred. For each of the participating NEOs, the multiple is 2x (1x for Mr. Manna) and the post-termination period for health and welfare benefit continuation is 24 months (12 months for Mr. Manna). As described above under CD&A, “Severance and Change in Control Compensation,” after the end of fiscal 2021, the cash severance formula for all NEOs was changed to become the applicable multiple times base salary plus the greater of (i) the average of the three most recent annual cash incentive awards paid or determined, (ii) the target annual bonus for the year of termination and (iii) the most recent annual bonus paid or determined prior to termination.

There is a potential six-month delay in payments and benefits provided under the Severance Plan to certain specified employees (as determined under Section 409A). The Severance Plan provides for the crediting of earnings during any such payment or benefits delay period.

For purposes of the Severance Plan, the following definitions apply:

•

Change of Control means the consummation of a change in the ownership of DXC, a change in effective control of DXC or a change in the ownership of a substantial portion of the assets of DXC, in each case, as defined under Section 409A of the Internal Revenue Code.

•	A participant’s termination of employment with DXC is deemed for Good Reason if it occurs within six months of any of the following without the participant’s express written consent:

1.	A substantial change in the nature, or diminution in the status, of the participant’s duties or position from those in effect immediately prior to the Change of Control;

2.

A reduction by DXC in the participant’s annual base salary as in effect on the date of a Change of Control or as in effect thereafter if such compensation has been increased and such increase was approved prior to the Change of Control;

3.

A reduction by DXC in the overall value of benefits provided to the participant, as in effect on the date of a Change of Control or as in effect thereafter if such benefits have been increased and the increase was approved prior to the Change of Control;

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4.

A failure to continue in effect any stock option or other equity-based or non-equity based incentive compensation plan in effect immediately prior to the Change of Control, or a reduction in the participant’s participation in any such plan, unless the participant is afforded the opportunity to participate in an alternative incentive compensation plan of reasonably equivalent value;

5.

A failure to provide the participant the same number of paid vacation days per year available to him or her prior to the Change of Control, or any material reduction or the elimination of any material benefit or perquisite enjoyed by the participant immediately prior to the Change of Control;

6.	Relocation of the participant’s principal place of employment to any place more than 35 miles from the participant’s previous principal place of employment;

7.	Any material breach by DXC of any provision of the Severance Plan or of any agreement entered into pursuant to the Severance Plan or any stock option or restricted stock agreement;

8.	Conduct by DXC, against the participant’s volition, that would cause the participant to commit fraudulent acts or would expose the participant to criminal liability; or

9.

Any failure by DXC to obtain the assumption of the Severance Plan or any agreement entered into pursuant to the Severance Plan by any successor or assign of DXC provided that for purposes of bullets 2 through 5 above, Good Reason will not exist (i) if the aggregate value of all salary, benefits, incentive compensation arrangements, perquisites and other compensation is reasonably equivalent to the aggregate value of salary, benefits, incentive compensation arrangements, perquisites and other compensation as in effect immediately prior to the change of control, or as in effect thereafter if the aggregate value of such items has been increased and such increase was approved prior to the change of control, or (ii) if the reduction in aggregate value is due to reduced performance by DXC, the operating unit of DXC for which the participant is responsible, or the participant, in each case applying standards reasonably equivalent to those utilized by DXC prior to the change in control.

•	Cause means:

a)	fraud, misappropriation, embezzlement or other act of material misconduct against DXC or any of its affiliates;

b)	conviction of a felony involving a crime of moral turpitude;

c)	willful and knowing violation of any rules or regulations of any governmental or regulatory body material to the business of DXC; or

d)

substantial and willful failure to render services in accordance with the terms of the Severance Plan (other than as a result of illness, accident or other physical or mental incapacity), provided that (i) a demand for performance of services has been delivered to the participant in writing by or on behalf of the Board of Directors at least 60 days prior to termination identifying the manner in which the Board believes that the participant has failed to perform and (ii) the participant has thereafter failed to remedy such failure to perform.

Non-Change in Control Executive Officer Severance Policy (Severance Policy)

The Company also maintains the Severance Policy to provide severance benefits to certain executives whose employment with the Company is terminated in situations not involving a change in control. The Severance Policy covers executive officers reporting directly to the CEO who are subject to Section 16 of the 1934 Act, and certain other non-Section 16 officers who report to the CEO, and provides for benefits similar to those offered under the Severance Plan. Upon termination of employment by DXC without Cause (as defined above), each covered executive may receive, in the discretion of DXC and the Compensation Committee, up to 12 months of base salary continuation, paid in installments, and up to 12 months of DXC-provided healthcare coverage continuation. Terminated executives also are eligible to receive a pro-rata portion of the annual cash incentive award earned for the year of employment termination, subject to approval by the Compensation Committee.

In addition, certain NEOs (including Messrs. Sharp and Bagal and Ms. Finch) are entitled under the terms of individual offer letters with the Company to severance benefits similar to, and in lieu of, the benefits provided under the Severance Policy above, except that the amount of the severance is equal to 1x base salary plus target bonus, is payable in a lump sum and

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Executive Compensation

may (in certain cases) be paid on a termination by the executive for good reason in addition to a termination by the Company without cause.

Vesting of Equity Awards

Upon an NEO’s qualifying termination of employment within two years following a Change of Control (as defined above), RSUs and PSUs granted by DXC provide for accelerated vesting (with PSUs vesting at 100% of target). In general, a qualifying termination of employment includes termination of the executive’s employment without cause at a time when the employee is meeting performance expectations (or, for Mr. Salvino pursuant to the terms of his employment agreement, a termination without cause or termination for good reason), or termination due to death, disability, or retirement on or after age 62 with at least 10 years of service. As discussed above under CD&A, “Severance and Change in Control Compensation,” after the end of fiscal 2021, fiscal 2021 PSU awards were amended to provide that unvested PSUs vest at the greater of the target or actual performance achieved as of the change in control.

For terminations unrelated to a change in control, all DXC annual equity awards provide for accelerated vesting (unless the Compensation Committee determines otherwise) upon retirement, other than for Cause (as defined above), at age 62 or older with at least 10 years of service (and, in the case of PSUs, provided at least one year has elapsed during the performance period). Mr. Deckelman was the only NEO eligible to retire under this definition as of March 31, 2021, the last day of fiscal 2021. In addition, all annual equity awards provide for accelerated vesting upon an executive’s termination of employment due to death or permanent disability, with vesting of annual-cycle PSUs occurring with respect to only a pro-rata fraction of the target amount (based on the executive’s service during the applicable performance period), as opposed to the full target amount. Mr. Salvino is entitled to accelerated vesting of equity awards in certain additional circumstances as described in “Employment Agreement with Mr. Salvino,” below. Upon a termination of employment not in connection with a change in control for any reason other than those set forth in this paragraph, all annual equity awards will be forfeited.

Employment Agreement with Mr. Salvino

Mr. Salvino’s annual compensation opportunity is governed by his employment agreement. Pursuant to the employment agreement, DXC has agreed to employ Mr. Salvino as its President and Chief Executive Officer through September 30, 2022 at a minimum annual base salary of $1,250,000 and an annual cash incentive award with a target opportunity of 200% of base salary and a maximum amount of 400% of base salary. In respect of each fiscal year which commences during the term of his employment agreement, Mr. Salvino also will receive equity awards with an aggregate value of 800% of base salary, in each case on terms and conditions that are generally consistent with those applicable to awards granted to other senior executive officers of DXC. The employment agreement also provides for certain benefits and perquisites and certain severance benefits described below. Mr. Salvino reports directly to the Board of Directors, and his salary and target incentive are subject to annual review and increase by the Board.

In the event that Mr. Salvino’s employment terminates for any reason, he is entitled to a $1 million payment in lieu of lifetime participation in our group health plan. In addition, if Mr. Salvino’s employment is terminated by DXC without cause or if he resigns from DXC for good reason (as each such term is defined in the employment agreement and collectively referred to as a Qualifying Termination), he would receive the following payments under the terms of the agreement:

•

a pro-rata annual cash incentive award for the year in which the termination occurred, based on DXC’s actual performance for the entire fiscal year, payable at the time annual cash incentive awards are generally paid (the pro-rata bonus);

•

a severance payment equal to two times the sum of Mr. Salvino’s (A) base salary and (B) target annual cash incentive award for the year of termination, payable in twenty-four equal monthly installments following Mr. Salvino’s termination if such termination is not in connection with a change in control, or in a lump sum if such termination is in connection with a change in control; and

•	accelerated vesting of equity awards as described below.

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Executive Compensation

As described above under CD&A, “Severance and Change in Control Compensation,” after the end of fiscal 2021, Mr. Salvino’s employment agreement was amended to change the cash severance multiple on a change in control termination from 2x to 3x, and the cash severance formula for Mr. Salvino was changed to become the applicable multiple times base salary plus the greater of (i) the average of the three most recent annual cash incentive awards paid or determined, (ii) the target annual bonus for the year of termination and (iii) the most recent annual bonus paid or determined prior to termination.

In general, in the event of a Qualifying Termination that is not in connection with a change in control, any outstanding annual-cycle RSU awards would vest on a pro-rata basis, any outstanding inducement RSUs would vest in full (without pro-ration), and any outstanding, annual-cycle PSU awards as to which at least one year in the performance period has lapsed at the time of termination would remain outstanding and eligible to vest, based on performance as if termination had not occurred. In the event of a Qualifying Termination in connection with a change in control, any outstanding RSUs or PSUs would vest in full. The employment agreement also provides that upon the termination of Mr. Salvino’s employment due to death or disability, he would be eligible to receive a pro-rata bonus. Any outstanding inducement RSUs would vest in full upon Mr. Salvino’s termination due to death or disability as well.

The severance benefits described above are subject to Mr. Salvino’s execution and non-revocation of a release of claims against the company and certain related parties and his continued compliance with certain restrictive covenants as set forth in the employment agreement and the non-competition and non-solicitation agreement we have entered into with him. The non-competition and non-solicitation agreement provides that Mr. Salvino will be subject to certain restrictive covenants, including (i) non-disclosure restrictions, (ii) non-solicitation of DXC’s employees, clients and prospective clients during the term of his employment and for a period of twenty-four months thereafter and (iii) non-competition during the term of his employment and for a period of twelve months thereafter.

There would be a six-month delay in payments and benefits provided under the employment agreement following certain terminations of Mr. Salvino’s employment if such payments and benefits were determined to be subject to the provisions of Section 409A of the Internal Revenue Code at the time of termination. The employment agreement provides for the crediting of earnings during any such payment or benefits delay period.

Change in Control and Termination of Employment Payment Tables

The tables below reflect the value of compensation and benefits that would have become payable to each of the NEOs under DXC plans and arrangements existing as of March 31, 2021 (the final day of fiscal year 2021), if the executive’s employment had terminated on that date in the circumstances explained below. These amounts are reported based upon the executive’s compensation and service levels as of such date and, if applicable, in accordance with SEC regulations, based on DXC’s closing stock price of $31.26 on March 31, 2021, the last trading day of fiscal 2021. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under then-exercisable stock options, retirement plans and deferred compensation plans, and benefits available generally to salaried employees, such as distributions under DXC’s broad-based 401(k) plan. The actual amounts that would be paid upon an NEO’s termination of employment can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any benefits provided upon such an event, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, DXC’s stock price and the executive’s age and service. Mr. Saleh is not included in the tables because he was not employed on March 31, 2021.

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Potential Payments Upon Change in Control and Termination of Employment

The amounts shown in the table below reflect the value of compensation and benefits payable to the NEOs upon a qualifying termination of employment related to a change in control. For this purpose, the change in control is assumed to occur on March 31, 2021.

	Cash-based Payments		Equity-based Awards(1)		Total Payments(6)
	Cash Severance(2)	Misc. Benefits Continuation (COBRA)(3)	Performance- Vesting RSUs(4)	Service- Vesting RSUs(5)	(Cash + Equity)

Michael J. Salvino	$10,000,000	$1,000,000	$20,700,466	$12,145,479	$43,845,945

Kenneth P. Sharp	$2,940,000	$51,427	$769,559	$1,154,369	$4,915,355

Mary E. Finch	$2,940,000	$31,166	$2,295,109	$5,506,418	$10,772,693

Vinod Bagal	$2,625,000	$61,091	$2,213,145	$3,757,983	$8,657,220

William L. Deckelman Jr.	$2,309,467	$55,833	$2,581,138	$2,339,467	$7,285,905

Neil Manna	$859,437	$37,066	$795,129	$573,777	$2,265,409

1.	DXC closing stock price on March 31, 2021 ($31.26) was used for equity values.

2.

Cash severance for all NEOs except Mr. Manna was calculated using two times fiscal year end 2021 base salary plus annual cash incentive (fiscal 2021 target annual incentive for Messrs. Salvino, Sharp, and Bagal and Ms. Finch, and three-year trailing average annual incentive payout for Mr. Deckelman) plus, for Mr. Salvino, one times pro-rata fiscal 2021 target annual cash incentive. Cash severance for Mr. Manna was calculated using one times fiscal year end 2021 base salary plus three-year trailing average annual incentive payout. As described above under CD&A, “Severance and Change in Control Compensation,” after the end of fiscal 2021, Mr. Salvino’s employment agreement was amended to change the cash severance multiple on a change in control termination from 2x to 3x, and the cash severance formula for all NEOs was changed to become the applicable multiple times base salary plus the greater of (i) the average of the three most recent annual cash incentive awards paid or determined, (ii) the target annual bonus for the year of termination and (iii) the most recent annual bonus paid or determined prior to termination. If these changes had been in effect on March 31, 2021, Mr. Salvino’s cash severance benefit would have been $13,750,000 instead of $10,000,000.

3.

24 months of COBRA (i.e., health care continuation) benefits were used for all executives other than Mr. Salvino and Mr. Manna. 12 months of COBRA (i.e., health care continuation) benefits were used for Mr. Manna. The payment to Mr. Salvino is in lieu of lifetime participation in our group health plan.

4.

Unvested performance-vesting restricted stock units (PSUs) (including 100% of the fiscal 2019, 2020, and 2021 PSUs, as applicable) were assumed to vest at target upon change-in-control. As discussed above under CD&A, “Severance and Change in Control Compensation,” after the end of fiscal 2021, fiscal 2021 PSU awards were amended to provide that unvested PSUs vest at the greater of the target or actual performance achieved as of the change in control.

5.	Unvested time-vesting restricted stock units (RSUs) were assumed to vest upon change-in-control.

6.	Total Payments do not reflect any potential 280G excise taxes paid by executives or any potential reduction in the payments to avoid any 280G excise taxes.

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Executive Compensation

Potential Payments Upon Non-Change in Control Termination of Employment

The amounts shown in the table below reflect the value of the compensation and benefits payable to the NEOs upon a qualifying termination of employment unrelated to a change in control.

		Cash Severance Benefit(1)	Benefits Continuation(2)	Performance- Vesting RSUs(3)		Service- Vesting RSUs(3)		Aggregate Payments

Michael J. Salvino	Termination without Cause/for Good Reason	$10,000,000	$1,000,000	—	(4)	$4,047,224	(4)	$15,047,224

	Death/Disability	$2,500,000	—	$7,167,098	(5)	$12,145,479	(5)	$21,812,577

Kenneth P. Sharp	Termination without Cause	$1,470,000	$25,714	—		—		$1,495,714

	Death/Disability	—	—	$85,507	(5)	$1,154,369	(5)	$1,239,876

Mary E. Finch	Termination without Cause	$1,470,000	$15,583	—		—		$1,485,583

	Death/Disability	—	—	$726,915	(5)	$5,506,418	(5)	$6,233,332

Vinod Bagal	Termination without Cause	$1,312,500	$30,546	—		—		$1,343,046

	Death/Disability	—	—	$800,727	(5)	$3,757,983	(5)	$4,558,710

William L. Deckelman Jr.	Termination without Cause	$1,260,000	$27,917	—	(6)	$542,168	(6)	$1,830,084

	Retirement	—	—	—	(6)	$542,168	(6)	$542,168

	Death/Disability	—	—	$1,276,117	(5)	$2,339,467	(5)	$3,615,584

Neil Manna	Termination without Cause	$450,000	$18,533	—		—		$468,533

	Death/Disability	—	—	$360,103	(5)	$573,777	(5)	$933,881

1.

Mr. Salvino was entitled to two times (base salary plus target annual cash incentive), payable in twenty-four monthly installments following his termination date, plus a pro-rata bonus (annual cash incentive plan) for the year of employment termination. Messrs. Sharp and Bagal and Ms. Finch are each entitled to one times (base salary plus target annul cash incentive), payable in a lump sum. Mr. Manna is entitled to one half times (base salary plus target annual cash incentive), payable in a lump sum. Mr. Deckelman is entitled to 12 months of base salary continuation plus a pro-rata annual cash incentive for the year of employment termination. For purposes of this disclosure, target fiscal 2021 annual cash incentive award is used as the pro-rata bonus described above. Mr. Salvino is also entitled to a pro-rata bonus for termination due to death or disability (but not any other cash severance payment).

2.

Mr. Salvino was entitled to $1 million in lieu of lifetime participation in our group health plan, while all the other NEOs except for Mr. Manna are entitled to 12 months of Company-subsidized COBRA continuation coverage. Mr. Manna is entitled to 6 months of Company-subsidized COBRA continuation.

3.	DXC closing stock price on March 31, 2021 ($31.26) was used for equity values.

4.

For Mr. Salvino, upon termination without cause or for good reason, a pro-rata portion (based on NEO’s service during the performance period) of annual cycle PSUs as to which at least one-year in the performance period has elapsed at the time of termination would remain outstanding and eligible to vest at the end of the performance period, based on performance as if termination had not occurred. No value is reported in the “Performance-Vesting RSUs” column of the table above because vesting remains subject to ongoing performance conditions. As of 3/31/2021, the outstanding fiscal 2020 PSU payout is tracking at 0% payout. In addition, a pro-rata portion of Mr. Salvino’s annual-cycle time-based RSUs vest based on service during the vesting period and his fiscal 2020 inducement RSUs vest in full (without pro-ration).

5.

Upon an NEO’s termination due to death or disability, a pro-rata portion of annual cycle PSUs vest at target, the second strategic alternative grant vests in full (without pro-ration) and all service-based RSUs vest in full (without pro-ration).

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Executive Compensation

6.

For Mr. Deckelman (who has attained age 62 with at least 10 years of service) upon retirement or any other termination (other than by the Company for cause, death or disability), a pro-rata portion (based on NEO’s service during the performance period) of annual cycle PSUs as to which at least one-year in the performance period has elapsed at the time of termination would remain outstanding and eligible to vest at the end of the performance period, based on performance as if termination had not occurred; as well as a pro-rata portion of the second strategic alternative grant would vest based on service since grant date and remaining time until close of the second business disposition. No value is reported in the “Performance-Vesting RSUs” column of the table above because vesting remains subject to ongoing performance conditions. As of March 31, 2021, the potential total value would be $255,254 which includes 25% payout of the fiscal 2019 PSU based on performance, 0% payout of the fiscal 2020 PSU based on performance and 100% payout of the second strategic alternative grant. In addition, a pro-rata portion of service-based RSUs vest based on service during the vesting period.

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Executive Compensation

Section IX: Fiscal 2021 CEO Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are disclosing the ratio of annualized total compensation of our CEO, Mr. Salvino, to our median employee’s annual total compensation.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

The methodology we used to determine the required disclosure consisted of the following:

•

We used January 1, 2021 as the date to identify our median employee. The median employee was determined by using total taxable income, also referred as W-2 earnings, for all U.S. employees and equivalent total taxable income for employees located outside of the United States, for the 2020 calendar year;

•

Annualized salaries for full-time and part-time permanent employees that were not employed for the full calendar year of 2020 were used. We did not annualize the salaries of seasonal or temporary employees;

•

For employees located outside of the United States, local currency compensation was converted to U.S. dollars using the Company’s standard exchange rates for fiscal 2021, which are also used for financial reporting purposes;

•

Given DXC’s presence in approximately 70 countries, in determining the median employee we used cost-of-living adjustments to normalize differences in the underlying economic conditions of the countries where DXC operates, as permitted under the rules. Cost-of-living adjustments were based on the World Bank’s 2020 PPP ratio, or Purchasing Power Parity, for all countries outside of the United States; and

•

As permitted by the de minimis exemption under the rules, we excluded 6,847 employees in Costa Rica (1,845), Switzerland (616), New Zealand (566), Sweden (448), Hungary (441), Lithuania (342), Ireland (302), Hong Kong (266), Portugal (259), Chile (258), Austria (250), Norway (225), Taiwan (216), Thailand (205), Serbia (113), Colombia (108), Luxembourg (106), Finland (75), Peru (74), Republic of Korea (68), Indonesia (35), Fiji (15), Panama (6), Greece (5), Croatia (2), and Cyprus (1) who, as a group, represented approximately 5% of our total employee population of nearly 131,500 on January 1, 2021. As a result of these exclusions, the employee population used to identify our median employee consisted of approximately 124,650 employees.

In accordance with the Pay Ratio Rule, we calculated the median employee’s annual total compensation in the same manner as the CEO’s annual total compensation was calculated in the fiscal 2021 Summary Compensation Table. Our median employee, determined using cost-of-living adjustments, resides in the Philippines. The annual total compensation of the median employee was $42,509. The total compensation of Mr. Salvino, our CEO, was $21,733,120, the amount reported in the “Total” column of the Summary Compensation Table. Accordingly, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 511:1. Without the application of cost-of-living adjustments, the median employee resides in India. The annual total compensation of the median employee was $29,560, resulting in a ratio of 735:1.

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About the Annual Meeting

F.    About the Annual Meeting

We are providing these proxy materials in connection with the 2021 Annual Meeting of Stockholders (the annual meeting) of DXC Technology Company (DXC or the Company and sometimes referred to with the pronouns we, us, and our).

The Notice of Internet Availability of Proxy Materials (notice), this proxy statement and any accompanying proxy card were first made available to stockholder on or about July 6, 2021. Our annual report to stockholders for the fiscal year ended March 31, 2021 is being provided with this proxy statement. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the annual meeting. Please read it carefully.

We are delivering proxy materials for the annual meeting under the United States Securities and Exchange Commission’s “Notice and Access” rules. These rules permit us to furnish proxy materials, including this proxy statement and our annual report to stockholders for the fiscal year ended March 31, 2021, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders received the notice, which provides instructions on how you may access and review all of the proxy materials on the Internet. The notice also instructs you as to how you may submit your proxy on the Internet. You can find more information about Notice and Access in “Questions and Answers about the Annual Meeting and Voting.”

Questions and Answers about the Annual Meeting and Voting

1.	Who is soliciting my vote?

The Board of Directors of DXC (sometimes referred to herein as the Board) is soliciting your vote at the 2021 annual meeting.

2.	When will the meeting take place?

The annual meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast on Tuesday, August 17, 2021. There will not be a physical location for the annual meeting.

You are entitled to participate in the annual meeting only if you were a stockholder as of the record date (as defined below) or if you hold a valid proxy for the annual meeting.

You will be able to attend the annual meeting online and submit your questions before and during the meeting by visiting www.virtualshareholdermeeting.com/DXC2021. You will also be able to vote your shares electronically at the annual meeting (other than shares held through our Matched Asset Plan, which must be voted prior to the annual meeting).

To participate in the annual meeting, you will need to have the 16-digit control number. Without first obtaining your 16-digit control number and logging in as a “stockholder,” you will still be able to attend the meeting by logging in as a guest; however, you will not be able to vote your shares or ask questions during the meeting. If you are a beneficial owner of shares held in street name and do not have a 16-digit control number on the Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials, please contact your broker, bank or other nominee well in advance of the Annual Meeting for instructions on how to obtain a 16-digit control number and access the virtual meeting as a “stockholder”.

The meeting webcast will begin promptly at 10:30 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:15 a.m. Eastern Time, and you should allow ample time for the check-in procedures.

3.	Why a virtual meeting?

We are pleased to offer our stockholders a completely virtual annual meeting. We believe that this is the right choice for the Company, as a virtual meeting provides worldwide access, improved communication and cost savings for our

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stockholders and DXC. We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

You will be able to attend the annual meeting online and submit your questions before and during the meeting by visiting www. virtualshareholdermeeting.com/DXC2021. You also will be able to vote your shares electronically at the annual meeting (other than shares held through our Matched Asset Plan, which must be voted prior to the meeting).

4.	What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call:

1-855-449-0991 (U.S. Domestic Toll Free)

1-720-378-5962 (International)

5.	How can I submit a question for the annual meeting?

You will be able to submit questions before and during the meeting. Only validated stockholders will be able to submit questions.

You will be able to attend the annual meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DXC2021 and typing your question into the “Ask a Question” field, and clicking “Submit.” Stockholders may begin submitting written questions through the Internet portal at 10:00 a.m. Eastern Time on August 17, 2021. The live webcast of the annual meeting will begin at 10:30 a.m. Eastern Time.

Likewise, you will be able to submit questions before the meeting through www.proxyvote.com from the time you receive your notice until the date of the annual meeting. You will need the 16-digit control number included on your notice to log in to www.proxyvote.com and submit your question by typing your question into the “Submit a Question for Management” field and clicking “Submit.”

As is the case with an in-person meeting, subject to time constraints, all questions timely submitted and pertinent to meeting matters (including questions regarding the business and operations of the Company) will be answered during the live Q&A portion of the annual meeting. However, the Company reserves the right to edit or reject questions it deems profane, not pertinent to meeting matters or otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

All questions answered during the meeting, and any pertinent and appropriate questions received but not answered due to time constraints, will be published and answered as soon as practicable following the meeting on our investor relations website at www.dxc.com. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

6.	What is the purpose of the annual meeting?

There are three proposals scheduled to be voted on at the annual meeting:

•	to elect the 12 director nominees listed in this proxy statement;

•	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022; and

•	to approve, in a non-binding advisory vote, our named executive officer compensation.

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7.	What are the Board of Directors’ recommendations?

The Board’s recommendation is set forth below together with the description of each item in this proxy statement. In summary, the Board recommends a vote as follows:

Proposal No. 1	FOR the election of each of the 12 director nominees listed in this proxy statement
Proposal No. 2	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022
Proposal No. 3	FOR the approval, in a non-binding advisory vote, of our named executive officer compensation

8.	Who is entitled to vote at the annual meeting?

The Board of Directors set June 21, 2021 as the record date for the annual meeting (record date). All stockholders who owned DXC common stock at the close of business on the record date may attend and vote electronically at the annual meeting and any postponements or adjournments thereof.

9.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

Under the “Notice and Access” rules of the United States Securities and Exchange Commission (SEC), we are permitted to furnish proxy materials, including this proxy statement and our annual report to stockholders for the fiscal year ended March 31, 2021, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The notice also instructs you as to how you may vote your shares on the Internet. If you would like to receive a paper or electronic copy of our proxy materials, follow the instructions for requesting such materials in the notice. Any request to receive proxy materials by mail or electronically will remain in effect until you revoke it.

10.	Can I vote my shares by filling out and returning the notice?

No. The notice identifies the items to be voted on at the annual meeting, but you cannot vote by marking the notice and returning it. The notice provides instructions on how to cast your vote. For additional information, see “How Do I Vote?” below.

11.	Why didn’t I receive a notice in the mail about the Internet availability of proxy materials?

If you previously elected to access our proxy materials over the Internet, you will not receive a notice in the mail. You should have received an email with links to the proxy materials and online proxy voting. Additionally, if you previously requested paper copies of the proxy materials or if applicable regulations require hard copy delivery of the proxy materials, you will not receive the notice.

If you received a paper copy of the proxy materials or the notice by mail, you can eliminate all such paper mailings in the future by electing to receive an email that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of producing and mailing documents to your home or business and help us conserve natural resources. Please visit www.proxyvote.com to request complete electronic delivery. Enrollment for electronic delivery is effective until cancelled.

12.	How many votes do I have?

You will have one vote for each share of our common stock you owned at the close of business on the record date, provided those shares are either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

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13.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered the stockholder of record with respect to those shares, and the notice or these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card, to submit proxies electronically or by telephone or to vote at the annual meeting. If you have requested printed proxy materials, we have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and your broker, bank or other nominee is considered the stockholder of record with respect to those shares. If you are a beneficial owner of shares held in street name and do not have a 16-digit control number on the Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials, please contact your broker, bank or other nominee well in advance of the Annual Meeting for instructions on how to obtain a 16-digit control number and access the virtual meeting as a “stockholder.” Without first obtaining your 16-digit control number and logging in as a “stockholder,” you will still be able to attend the meeting by logging in as a guest; however, you will not be able to vote your shares or ask questions during the meeting. If you requested printed proxy materials from your broker, bank or nominee, your broker, bank or nominee may enclose a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

14.	How many votes must be present to hold the annual meeting?

The holders of a majority of our common stock issued and outstanding and entitled to vote at the annual meeting, must be present in person (virtually) or represented by proxy at the meeting. This is called a quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

As of the record date there were 255,639,898 shares of DXC common stock outstanding.

15.	How many votes are required to elect directors and adopt the other proposals?

Proposal 1—Election of each of the 12 director nominees listed in this proxy statement.

Directors are elected by a majority vote in uncontested elections. Therefore, each director nominee must receive a majority of the votes cast with respect to such nominee at the annual meeting (the number of FOR votes must exceed the number of AGAINST votes). Abstentions and broker non-votes are not counted as votes FOR or AGAINST any nominee; therefore, they will have no effect on the outcome of the vote on this proposal.

In accordance with DXC’s Corporate Governance Guidelines, if an incumbent director nominee fails to receive the requisite number of votes, such director nominee shall promptly tender his or her resignation for consideration by the Nominating/Corporate Governance Committee. Within 30 days following the certification of the sholder vote, the Nominating/ Corporate Governance Committee will make a recommendation to the Board of Directors as to the treatment of any director who did not receive a majority vote, including whether to accept or reject any tendered resignation. The Board of Directors will make a final determination within 90 days following the certification of the election results, and publicly disclose its decision and rationale.

Proposal 2—Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022.

This proposal requires an affirmative vote of holders of a majority of the shares of common stock present in person (virtually) or represented by proxy and voting at the meeting to be approved. Abstentions are not counted as voting;

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therefore, they will have no effect on the outcome of the vote on this proposal. We do not expect any broker non-votes on this proposal.

Proposal 3—Non-binding advisory vote to approve named executive officer compensation.

This proposal, which is non-binding, requires an affirmative vote of holders of a majority of the shares of common stock present in person (virtually) or represented by proxy and voting at the meeting to be approved. Abstentions and broker non-votes are not counted as voting; therefore, they will have no effect on the outcome of the vote on this proposal.

16.	What if I don’t give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

•	indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board, or

•	return a signed proxy card but do not indicate how you wish to vote,

then your shares will be voted in accordance with the recommendations of the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting. If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions.

Beneficial Owners. If you hold shares beneficially in street name and do not provide your broker, bank or nominee with voting instructions or attend the meeting and vote, your shares may constitute “broker non-votes” on certain non-routine proposals. Generally, broker non-votes occur on a non-routine proposal where a broker, bank or nominee is not permitted to vote on that proposal without instructions from the beneficial owner, and instructions are not given. Broker non-votes are considered present at the annual meeting, but not as voting on a matter. Thus, broker non-votes are counted as present for purposes of determining the existence of a quorum, but are not counted for purposes of determining whether a matter has been approved.

You should instruct your broker, bank or nominee how to vote. If you do not provide your broker, bank or nominee with instructions, under the rules of the New York Stock Exchange, your broker, bank or nominee will not be authorized to vote your street name shares with respect to any proposal other than the ratification of the appointment of the independent registered public accounting firm (Proposal 2), which is considered a routine matter. The other proposals are not considered routine matters, and without your instructions, your broker, bank or nominee cannot vote your shares.

17.	How do I vote shares in the Matched Asset Plan (MAP)?

If you participate in the MAP, you will receive a voting instruction form for all shares you may vote under the plan. Under the terms of the MAP, the MAP trustee votes all shares held in the DXC Stock Fund, but each participant in the MAP may direct the trustee how to vote the shares of DXC common stock allocated to his or her account. The MAP trustee will vote all unallocated shares of common stock held by the MAP and all allocated shares for which no timely voting instructions are received in the same proportion as shares for which it has received valid voting instructions. Regardless of which voting method you use, the deadline for returning your voting instructions to the MAP trustee is 11:59 p.m. Eastern Time on August 12, 2021.

Confidentiality of voting instructions. Your voting instructions to the MAP Trustee will be completely confidential. In no event will your voting instructions be reported to DXC.

18.	Can I change my vote after I voted?

Yes. Even if you voted by telephone or on the Internet or if you requested paper proxy materials and signed the proxy card or voting instruction card in the form accompanying this proxy statement, you retain the power to revoke your

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proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to the Corporate Secretary of DXC (1775 Tysons Boulevard, Tysons, Virginia 22102), specifying such revocation. You may change your vote by a later-dated vote by telephone or on the Internet or timely delivery of a valid, later-dated proxy or by voting by ballot electronically at the annual meeting. However, please note that if you would like to vote at the annual meeting and you are not the stockholder of record, you must have your 16-digit control number.

19.	What does it mean if I receive more than one notice, proxy or voting instruction card?

It generally means your shares are registered differently or are in more than one account. Please provide voting instructions for all notices, proxy cards and voting instruction cards you receive.

20.	Are there other matters to be acted upon at the meeting?

DXC does not know of any matter to be presented at the annual meeting other than those described in this proxy statement. If, however, other matters are properly presented for action at the annual meeting, the proxy holders named in the proxy will have the discretion to vote on such matters in accordance with their best judgment.

21.	Who is paying for the solicitation of proxies?

DXC is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. Our officers and employees may, without any compensation other than the compensation they receive in their capacities as officers and employees, solicit proxies personally or by telephone, facsimile, email or further mailings. We will, upon request, reimburse brokerage firms and others for their reasonable expense in forwarding proxy materials to beneficial owners of shares of DXC common stock. We have engaged the services of Morrow Sodali LLC, 470 West Avenue, Stamford, CT 06902, with respect to proxy soliciting matters at an expected cost of approximately $10,000, not including incidental expenses.

22.	What if I have any questions about voting, electronic delivery or Internet voting?

Questions regarding voting, electronic delivery or Internet voting should be directed to Investor Relations at telephone, 1-703-245-9700 or email address, investor.relations@dxc.com.

How Do I Vote?

Your vote is important

You may vote on the Internet, by telephone, by mail or electronically at the annual meeting, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a 16-digit control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your notice, proxy card or voting instruction card. Telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on August 16, 2021. You also will be able to vote your shares electronically at the annual meeting (other than shares held through our Matched Asset Plan, which must be voted prior to the meeting).

Vote on the Internet

If you have Internet access, you may submit your proxy by following the instructions provided in the notice, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

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Vote by Telephone

You can also vote by telephone by following the instructions provided in the notice, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

Vote by Mail

If you elected to receive printed proxy materials by mail, you may choose to vote by mail by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. Please allow sufficient time for mailing if you decide to vote by mail.

Voting at the Virtual Meeting

Our annual meeting will be a virtual meeting of stockholders using cutting edge technology, conducted via live webcast. All stockholders of record on June 21, 2021 are invited to attend and participate at the meeting. We believe that a virtual meeting will provide expanded stockholder access and participation, improved communications and cost savings for our stockholders and our Company.

To attend the meeting and submit your questions during the meeting, please visit www.virtualshareholdermeeting.com/DXC2021. To participate in the annual meeting, you will need the 16-digit control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials. For more information about submitting a question before or during the virtual meeting, see “How can I submit a question for the annual meeting?” in the “Questions and Answers about the Annual Meeting and Voting” section of this proxy statement.

The shares voted electronically, by telephone or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the annual meeting.

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Additional Information

G. Additional Information

Business for 2022 Annual Meeting

Stockholder Proposals. For a stockholder proposal to be considered for inclusion in DXC’s proxy statement for the 2022 Annual Meeting of Stockholders, the written proposal must be received by DXC’s Corporate Secretary at our principal executive offices not later than March 3, 2022. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, then the deadline for inclusion of a stockholder proposal in DXC’s proxy statement is instead a reasonable time before DXC begins to print and mail its proxy materials. The proposal must comply with the requirements of SEC Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

DXC Technology Company

1775 Tysons Boulevard

Tysons, Virginia 22102

Facsimile: 1-703-991-0430

Stockholders seeking to nominate directors at the 2022 Annual Meeting or who wish to bring a proposal before the meeting that is not intended to be included in DXC’s proxy statement for the 2022 Annual Meeting must comply with the advance notice deadlines contained in DXC’s Bylaws. The Bylaws provide that any such notice must be delivered not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the anniversary date of the preceding year’s annual meeting. In addition, the Bylaws specify that in the event that the date of the upcoming annual meeting is more than 30 days before or more than 60 days after the anniversary date of the previous year’s annual meeting, notice by the stockholder to be timely must be received no earlier than the close of business on the 120th day prior to the upcoming annual meeting and not later than the close of business on the later of (x) the 90th day prior to the upcoming annual meeting and (y) the 10th day following the date on which public announcement of the date of such upcoming meeting is first made. The term “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, in a document publicly filed by DXC with the SEC, or in a notice pursuant to the applicable rules of an exchange on which the securities of DXC are listed. For the 2022 Annual Meeting of Stockholders, a stockholder’s notice, to be timely, must be delivered to, or mailed and received at our principal executive offices:

•	not earlier than the close of business on April 19, 2022; and

•	not later than the close of business on May 19, 2022.

Householding; Availability of 2021 Annual Report and Proxy Statement

The SEC permits DXC to deliver a single copy of proxy materials to an address shared by two or more stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for the Company. To take advantage of this opportunity, DXC, and banks and brokerage firms that hold your shares, have delivered only one copy of proxy materials to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. DXC will deliver promptly, upon written or oral request, a separate copy of proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

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Additional Information

If you would like an additional copy of the proxy materials, these documents are available on the Company’s website, www.dxc.com, under “About Us/Investor Relations/Financials/SEC Filings.” These documents are also available without charge to any stockholder, upon request, by calling 1-703-245-9700 or writing to:

Investor Relations

DXC Technology Company

1775 Tysons Boulevard

Tysons, VA 22102

If you share the same address with other DXC stockholders and would like to start or stop householding for your account, you can call 1-866-540-7095 or write to: Householding Department, Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717, including your name, the name of your broker or other holder of record and your account number(s).

If you and other stockholders at the same shared address receive multiple copies of proxy materials and would like to request householding, you can follow the same process above; once you consent to householding, your election will remain in effect until you revoke it. If you revoke your consent, you will be sent separate copies of documents mailed at least 30 days after receipt of your revocation.

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Appendix A

Appendix A – Independence Standards

A director is “independent” if the Board of Directors has determined that he or she has no material relationship with DXC Technology or any of its consolidated subsidiaries (collectively, the “Company”), either directly, or as a partner, stockholder or officer of an organization that has a relationship with the Company. For purposes of this definition, the Board has determined that a director is not “independent” if:

1.

The director is, or has been within the last three years, an employee of the Company, or an immediate family member of the director is, or has been within the last three years, an executive officer of the Company;

2.

The director has received, or has an immediate family member who has received, during any 12-month period during the last three years, more than $120,000 in direct compensation from the Company (other than Board and Committee fees, and pension or other forms of deferred compensation for prior service). Compensation received by an immediate family member for service as an employee (other than an executive officer) of the Company is not considered for purposes of this standard;

3.

(a) The director, or an immediate family member of the director, is a current partner of the Company’s internal or external auditor; (b) the director is a current employee of the Company’s internal or external auditor; (c) an immediate family member of the director is a current employee of the Company’s internal or external auditor who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (d) the director, or an immediate family member of the director, was within the last three years (but is no longer) a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time;

4.

The director, or an immediate family member of the director, is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers serves or served at the same time on that company’s Compensation Committee; or

5.

The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues.

An “immediate family” member includes a director’s spouse, parents, children, siblings, mother-in-law and father-in-law, sons-in-law and daughters-in-law, brothers-in-law and sisters-in-law, and anyone (other than a domestic employee) who shares the director’s home.

88	2021 Proxy Statement

Appendix B

Appendix B – Non-GAAP Financial Measure

Adjusted Earnings Before Interest and Taxes (Adjusted EBIT) is a non-GAAP financial measure. We present this non-GAAP financial measure to provide investors with meaningful supplemental financial information, in addition to the financial information presented on a GAAP basis. The non-GAAP financial measure excludes certain items from GAAP results which DXC management believes are not indicative of core operating performance. DXC management believes this non-GAAP measure provides investors supplemental information about the financial performance of DXC exclusive of the impacts of corporate wide strategic decisions. DXC management believes that adjusting for these items provides investors with additional measures to evaluate the financial performance of our core business operations on a comparable basis from period to period. DXC management believes the non-GAAP measure provided is also considered an important measure by financial analysts covering DXC as equity research analysts continue to publish estimates and research notes based on our non-GAAP commentary.

The Committee used this Non-GAAP measure as a performance metric in structuring our annual incentive program. The use of this measure is not intended to replace comparable GAAP measures as set forth in our consolidated financial statements. We believe that this Non-GAAP measure is helpful to management and investors as a measure of operating performance because it excludes various items that do not relate to or are not indicative of operating performance.

There are limitations to the use of this non-GAAP financial measure presented in this proxy statement. One of the limitations is that it does not reflect complete financial results. We compensate for this limitation by providing a reconciliation between our non-GAAP financial measure and the most directly comparable financial measure calculated and presented in accordance with GAAP. Additionally, other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes between companies.

Adjusted EBIT

A reconciliation of net income provided by operating activities to adjusted EBIT is as follows:

Fiscal Year Ended
(in millions)	March 31, 2021
Net loss	$(146)
Income tax expense	800
Interest income	(98)
Interest expense	361
EBIT	917
Restructuring costs	551
Transaction, separation and integration-related costs	358
Amortization of acquired intangible assets	530
(Gains) and losses on dispositions	(2,004)
Pension and OPEB actuarial and settlement losses	519
Debt extinguishment costs	41
Impairment losses	190
Adjusted EBIT	$1,102

89

About DXC Technology

DXC Technology (NYSE: DXC) helps global companies run their mission critical systems and operations while modernizing IT, optimizing data architectures, and ensuring security and scalability across public, private and hybrid clouds. The world's largest companies and public sector organizations trust DXC to deploy services across the Enterprise Technology Stack to drive new levels of performance, competitiveness, and customer experience. Learn more about how we deliver excellence for our customers and colleagues at DXC.com.

DXC INVESTOR RELATIONS 1775 TYSONS BOULEVARD TYSONS, VA 22102

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet up until 11:59 p.m. Eastern Time on August 16, 2021 to transmit your voting instructions and to enroll for electronic delivery of subsequent stockholder communications. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/DXC2021

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1.800.690.6903

To transmit your voting instructions, use any touch-tone telephone up until 11:59 p.m. Eastern Time on August 16, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Note: Regardless of which voting method you use, proxy voting instructions for shares held in the Company’s Matched Asset Plan must be given by 11:59 p.m. Eastern Time on August 12, 2021.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D56943-P59702-Z80695                         KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DXC TECHNOLOGY COMPANY

The Board of Directors recommends you vote “FOR” each of the nominees in Proposal 1:

1.	To elect twelve nominees to the DXC Board of Directors
			For	Against	Abstain

Nominees:

	1a.	Mukesh Aghi	☐	☐	☐

	1b.	Amy E. Alving	☐	☐	☐

	1c.	David A. Barnes	☐	☐	☐

	1d.	Raul J. Fernandez	☐	☐	☐

	1e.	David L. Herzog	☐	☐	☐

	1f.	Mary L. Krakauer	☐	☐	☐

	1g.	Ian C. Read	☐	☐	☐

	1h.	Dawn Rogers	☐	☐	☐

	1i.	Michael J. Salvino	☐	☐	☐

	1j.	Manoj P. Singh	☐	☐	☐

	1k.	Akihiko Washington	☐	☐	☐

	1l.	Robert F. Woods	☐	☐	☐

The Board of Directors recommends you vote “FOR” Proposal 2:	For	Against	Abstain

2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022	☐	☐	☐

The Board of Directors recommends you vote “FOR” Proposal 3:	For	Against	Abstain

3. Approval, by advisory vote, of our named executive officer compensation	☐	☐	☐

Please sign, date and return this Proxy promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership, or as an agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and elect to vote by ballot, such vote will supersede this Proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

IMPORTANT NOTICE TO STOCKHOLDERS

VOTING PREVENTS ESCHEATMENT

Most states have escheatment laws which require DXC to transfer stockholder accounts when they meet that state’s criteria for abandoned property. These laws require DXC to issue a replacement stock certificate to the applicable state and the certificate in the stockholder’s possession is cancelled on the records of DXC’s transfer agent. While the specified number of years varies by state, escheatment generally occurs if you have not voted during a three-year period and you have not contacted DXC’s transfer agent during that time. After delivery to the state, the stock often is sold and claimants are given only the proceeds of the sale, which may or may not be to your benefit, depending on the subsequent trend of the stock price. In addition, it can take many months to retrieve custody of the stock or the proceeds of its sale.

Therefore, it is very important that you vote and that DXC has your current address. If you have moved, please provide your new address to DXC’s transfer agent: EQ Shareowner Services, P.O. Box 64874, St. Paul, MN 55164-0874; telephone 800.468.9716; and Internet address: shareowneronline.com. Please inform EQ if there are multiple accounts or stock is held under more than one name.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D56944-P59702-Z80695

DXC TECHNOLOGY COMPANY

ANNUAL MEETING OF STOCKHOLDERS, AUGUST 17, 2021

The undersigned hereby appoints MICHAEL J. SALVINO, WILLIAM L. DECKELMAN, JR. and ZAFAR A. HASAN, and each of them, with full power of substitution and discretion in each of them, as the proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock of DXC Technology Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at www.virtualshareholdermeeting.com/DXC2021, at 10:30 a.m., Eastern Time, on August 17, 2021, and at any adjournments or postponements thereof, and to consider to vote on any other matter properly coming before the meeting. If more than one of such proxies or substitutes shall be present and vote, a majority thereof shall have the powers hereby granted, and if only one of them shall be present and vote, he shall have the powers hereby granted.

This card also provides voting instructions for shares, if any, held in the Company’s Matched Asset Plan.

This proxy when properly executed will be voted in the manner directed on the reverse side. If this proxy is signed but no direction is given, this proxy will be voted “FOR” the election of each of the director nominees on the reverse side and “FOR” proposals 2 and 3. It will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting of Stockholders or at any adjournment or postponement thereof.

Shares allocated to this account and held in the Company’s Matched Asset Plan will be voted by the plan trustee for those shares. If the trustee does not receive voting instructions for shares held in the Matched Asset Plan by August 12, 2021, those shares will be voted in the same proportion as the shares for which voting instructions have been received.

This proxy is solicited on behalf of the Board of Directors of the Company.

This proxy may be revoked at any time prior to the voting thereof.

Note: This proxy must be signed and dated on the reverse side.

Continued and to be signed on reverse side